Filed pursuant to Rule 424(h)

Registration Statement No. 333-228112

The information in this prospectus is not complete and may be changed. The securities offered hereby may not be sold prior to the time a final prospectus is completed. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 25, 2019

$688,560,000

World Omni Select Auto Trust 2019-A
Issuing Entity

(CIK: 0001787489)

$120,000,000 Class A-1 Asset-Backed Notes, Series 2019-A
$292,000,000 Class A-2 Asset-Backed Notes, Series 2019-A

$129,890,000 Class A-3 Asset-Backed Notes, Series 2019-A
$59,560,000 Class B Asset-Backed Notes, Series 2019-A
$37,970,000 Class C Asset-Backed Notes, Series 2019-A
$32,390,000 Class D Asset-Backed Notes, Series 2019-A
$16,750,000 Class E Asset-Backed Notes, Series 2019-A

World Omni Auto Receivables LLC
Depositor

(CIK: 0001083199)

World Omni Financial Corp.
Servicer and Sponsor

(CIK: 0001004150)

The following classes of World Omni Select Auto Trust 2019-A Notes will be issued:

Class A-2 Notes(2)
2019-A Asset-Backed Notes(1)	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class B Notes	Class C Notes	Class D Notes	Class E Notes
Principal Amount	$120,000,000	$292,000,000 (aggregate)		$129,890,000	$59,560,000	$37,970,000	$32,390,000	$16,750,000
Interest Rate	●%	●%	One-Month LIBOR plus ●%(3)	●%	●%	●%	●%	-
Payment Dates	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly
Initial Payment Date	November 15, 2019	November 15, 2019	November 15, 2019	November 15, 2019	November 15, 2019	November 15, 2019	November 15, 2019	November 15, 2019
Final Scheduled Payment Date	October 15, 2020	August 15, 2023	August 15, 2023	August 15, 2024	December 15, 2025	December 15, 2025	December 15, 2025	March 15, 2027
Price to Public	●%	●%	●%	●%	●%	●%	●%	-
Underwriting Discount	●%	●%	●%	●%	●%	●%	●%	-
Proceeds to Depositor	$●	$●	$●	$●	$●	$●	$●	-

You should carefully consider the risk factors beginning on page 11 in this prospectus.

The notes are obligations of the issuing entity, World Omni Select Auto Trust 2019-A, and are backed only by the assets of the issuing entity. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

(1)	The Class E Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date, and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of the notes may initially be retained by the depositor or one or more affiliates thereof on the closing date. The notes other than the Class E Notes and any notes that are initially retained by the depositor or one or more affiliates thereof are referred to herein as the “offered notes.”

(2)	The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on one-month LIBOR. However, the benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on one-month LIBOR is determined and the circumstances under which the benchmark and the applicable spread may change, see “Summary of Terms—The Notes,” “—Interest” and “Description of the Notes — Payments of Interest,” in this prospectus. The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the notes. The depositor expects that the principal amount of any Class A-2b Notes will not exceed $163,000,000.

(3)	If the sum of one-month LIBOR (or the then-current benchmark) plus the applicable spread is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%. See “Summary of Terms—The Notes,” “—Interest” and “Description of the Notes — Payments of Interest,” in this prospectus.

Before deducting expenses of $● payable by the depositor, proceeds to the depositor are estimated to be $●.

The notes are payable solely from the assets of the issuing entity, which consist primarily of a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. See “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each payment date out of available funds.

Credit Enhancement

•	A reserve account with an initial balance of $3,721,910.51.

•	Overcollateralization, to the extent built through the application of excess interest, up to a target level.

•	Excess interest on the receivables.

•	The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes. The Class D Notes are subordinated to the Class A Notes, the Class B Notes, and the Class C Notes. The Class E Notes are subordinated to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered notes, in book-entry form only, will be made through The Depository Trust Company against payments in immediately available funds on or about October 9, 2019.

Joint Bookrunners of the Class A Notes

J.P. Morgan	MUFG	TD Securities

Co-Manager of the Class A Notes

Barclays

Underwriters of the Class B Notes, the Class C Notes and the Class D Notes

J.P. Morgan	MUFG	TD Securities

The date of this Prospectus is ●, 2019

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Notes	$671,810,000	100%	$671,810,000	$81,423.38

(1) Estimated solely for purposes of calculating registration fee.

(2) Pursuant to Rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

Important Notice about Information Presented in this Prospectus

You should rely only on the information contained in this prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus is accurate only as of the date stated on the cover hereof. We are not offering the notes in any jurisdiction where the offer is not permitted.

This prospectus begins with two introductory sections describing the notes and the issuing entity in abbreviated form:

•	Summary of Terms, which gives a brief introduction of the key features of the notes and a description of the receivables; and

•	Risk Factors, which describes risks that apply to the notes issued by the issuing entity.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The “Table of Contents” in this prospectus identifies the pages where these sections are located.

You can find definitions of the capitalized terms used in this prospectus in the “Glossary of Terms to the Prospectus” which appears at the end of this prospectus.

To understand the structure of, and risks related to, these notes, you must read carefully this prospectus in its entirety.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or the notes, see “Incorporation of Certain Information By Reference” in this prospectus.

In this prospectus, the terms “depositor,” “we,” “us” and “our” refer to World Omni Auto Receivables LLC.

i

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

IN THE UNITED KINGDOM, THIS PROSPECTUS MAY ONLY BE COMMUNICATED TO PERSONS WHO (I) FALL WITHIN ARTICLE 19(5) (“INVESTMENT PROFESSIONALS”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), AS AMENDED, (II) FALL WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (III) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED WITHOUT THE NEED FOR SUCH DOCUMENT TO BE APPROVED, MADE OR DIRECTED BY AN “AUTHORISED PERSON” (AS DEFINED BY SECTION 31(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) UNDER SECTION 21 OF THE FSMA (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO PERSONS OTHER THAN RELEVANT PERSONS IN THE UNITED KINGDOM AND ANY PERSON IN THE UNITED KINGDOM THAT IS NOT A RELEVANT PERSON MUST NOT RELY ON OR ACT ON ANY INFORMATION IN THIS PROSPECTUS. IN THE UNITED KINGDOM, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF CANADA

THE NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS Regulation (AS DEFINED BELOW). The NOTES are not intended To be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97, AS AMENDED, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (AS AMENDED) (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the NOTES or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the NOTES or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS Regulation (EACH, A “RELEVANT MEMBER STATE”) WILL ONLY BE MADE TO A PERSON OR ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS Regulation (EACH, A “QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE SPONSOR, THE DEPOSITOR THE ISSUING ENTITY, THE SERVICER, THE UNDERWRITERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN ANY RELEVANT MEMBER STATE OTHER THAN TO QUALIFIED INVESTORS.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the issuing entity is not required to be registered as an investment company, the issuing entity will be relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus	i
NOTICE TO RESIDENTS OF THE UNITED KINGDOM	ii
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA	ii
CERTAIN VOLCKER RULE CONSIDERATIONS	iii
TRANSACTION STRUCTURE AND PARTIES	vii
SUMMARY OF TERMS	1
Parties and Dates	1
The Notes	1
The Receivables	6
Credit Enhancement	8
Tax Status	9
ERISA Considerations	10
Ratings of the Notes	10
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	10
Certificates	10
RISK FACTORS	11
You Must Rely For Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient To Make Full Payments On Your Notes	11
Market Factors May Reduce the Value of Used Vehicles, Which May Result in Losses	11
You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes in Delinquency Levels and Losses	11
A Securitized Pool That Includes a Substantial Portion of Receivables With FICO® Scores Below 650 Will Have Higher Default Rates Than A Pool of Receivables of Obligors with FICO® scores above 650	11
Credit Scores and Historical Loss Experience May Not Accurately Predict the Likelihood of Delinquencies, Defaults and Losses on the Pool of Receivables	12
Interests of Other Persons In the Receivables and Financed Vehicles Could Be Superior To the Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes	13
If the Servicer Does Not Maintain Control of the Receivables Evidenced By Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest In Those Receivables	14
A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments To You	15

Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp. Could Have Adverse Consequences on Your Notes	16
Adverse Consequences of the Termination of the Toyota Distribution Agreement	16
Class B Notes, Class C Notes, Class D Notes and Class E Notes Are Subject to Greater Risk Because of Subordination of that Class	16
Holders of the Class B Notes, Class C Notes, Class D Notes and Class E Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	17
Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes	18
The Offered Notes Are Not Suitable Investments for All Investors	18
Limited Assets of the Issuing Entity Could Result in Losses on the Notes	18
Proceeds of the Sale of Receivables May Not be Sufficient to Pay your Notes in Full; Failure to Pay Principal on your Notes Will Not Constitute an Event of Default Until Maturity	19
Prepayments on Receivables Will Cause Prepayments on Your Notes	19
You May Experience Reduced Returns and Delays on your Notes Resulting From a Vehicle Recall	20
The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on those Financed Vehicles, Which May Result in Losses	20
Receivables That Fail to Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	21
The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment	22
You May Have Difficulty Selling your Notes and/or Obtaining your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions	23
The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn	24
Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni

Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on your Notes	25
Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.’s Business and Operating Results	28
Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale	28
Redemption Upon Optional Purchase	29
The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	29
The Return on Your Notes Could be Reduced by Shortfalls Due to Military Action	30
Commingling By the Servicer May Result in Delays and Reductions in Payments on your Notes	30
The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Class A Notes, Class B Notes, Class C Notes or Class D Notes, as applicable, and Subsequent Sales of any Such Retained Notes May Adversely Affect Their Market Price and Your Voting Power	30
Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing	31
The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise	31
Uncertainty About the Future of LIBOR and its Potential Discontinuance May Have An Adverse Impact On Your Class A-2b Notes	32
A Decrease in LIBOR Rates Would Reduce the Rate of Interest on the Class A-2b Notes	34
Because the Offered Notes are in Book-Entry Form, your Rights Can Only Be Exercised Indirectly	34
You May Suffer Delays in Payments as a Result of the Manner in Which Principal of the Notes is Paid	35
WORLD OMNI FINANCIAL CORP.	36
WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS	38
Underwriting	38
Risk Based Pricing	40
Electronic Contracts and Electronic Contracting	40

v

TRANSACTION STRUCTURE AND PARTIES(1)

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus for a further description.

(1) The Class E Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date, and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of notes may initially be retained by the depositor or one or more affiliates thereof on the closing date. The depositor will retain the certificates of the issuing entity.

SUMMARY OF TERMS

The following is a summary description of the main terms of the notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary.

Parties and Dates

Issuing Entity

The issuing entity of the notes is World Omni Select Auto Trust 2019-A, also referred to herein as the “issuing entity.”

Depositor

World Omni Auto Receivables LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the depositor is:

190 Jim Moran Blvd.
Deerfield Beach, Florida 33442
(954) 429-2200

Servicer and Sponsor

World Omni Financial Corp., a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, a wholly-owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc. that commenced in 1968 and has been subsequently renewed through October 2024. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the Southeast Toyota Finance name since 1996.

Indenture Trustee

MUFG Union Bank, N.A.

Owner Trustee

BNY Mellon Trust of Delaware.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

Cutoff Date

The close of business on September 5, 2019.

The information presented in this prospectus relates to the pool of receivables as of the cutoff date.

The aggregate starting principal balance of the receivables included in the pool will be $744,382,102.38. The issuing entity will be entitled to all payments received after the cutoff date with respect to the pool of receivables.

Closing Date

On or about October 9, 2019.

The Notes

World Omni Select Auto Trust 2019-A will issue the following notes:

Class A-1 ●% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $120,000,000;

Class A-2 Asset-Backed Notes, in the aggregate initial principal amount of $292,000,000, which may be comprised of $● Class A-2a ●% Fixed Rate Asset-Backed Notes and $● Class A-2b one-month LIBOR plus ●% Floating Rate Asset-Backed Notes;

Class A-3 ●% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $129,890,000;

Class B ●% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $59,560,000;

Class C ●% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $37,970,000.

Class D ●% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $32,390,000.

Class E Asset-Backed Notes, in the aggregate initial principal amount of $16,750,000.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on one-month LIBOR plus the applicable spread described on the cover page of this prospectus. However, the benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on one-month LIBOR is determined and the circumstances under which the benchmark and the applicable spread may change, see “Description of the Notes—Payments of Interest” in this prospectus.

We refer to the Class A-2a Notes and the Class A-2b Notes collectively in this prospectus as the “Class A-2 Notes.” The allocation of the initial principal amount of the Class A-2 Notes between any Class A-2a Notes and any Class A-2b Notes will be determined on the day of pricing of the notes offered hereunder. The depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $163,000,000. The depositor will make the determinations regarding the aggregate initial principal amount of the notes (including the Class A-2a Notes and the Class A-2b Notes) based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing.”

The Class A-1 Notes, the Class A-2 Notes, and the Class A-3 Notes are referred to in this prospectus collectively as the “Class A Notes.”  The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are referred to in this prospectus collectively as the “notes.”

The Class E Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date, and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of notes may initially be retained by the depositor or one or more affiliates thereof on the closing date. We refer to the notes other than the Class E Notes and any other notes retained (or subsequently acquired) by the depositor or one of its affiliates as the “offered notes.” The depositor will retain the certificates of the issuing entity. On or after the closing date, the depositor or any such affiliate may sell any such retained notes or certificates, subject to certain limitations described in “Credit Risk Retention” and “EU Risk Retention.”

The aggregate initial principal amount of the Class A Notes will be $541,890,000, the aggregate initial principal amount of the Class B Notes will be $59,560,000, the aggregate initial principal amount of the Class C Notes will be $37,970,000, the aggregate initial principal amount of the Class D Notes will be $32,390,000, and the aggregate initial principal amount of the Class E Notes will be $16,750,000. The Class A Notes, Class B Notes, Class C Notes and Class D Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, and the Class E Notes will be issued in minimum denominations of $250,000 and integral multiples of $1,000. The offered notes will be issued in book-entry form only, through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe. The Class E Notes and any other retained notes will initially be issued in physical form only. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. We expect that delivery of the notes will be made on the closing date.

Payment Dates

The issuing entity will make payments on the notes on the 15th day of each month, except that when the 15th day is not a business day, the issuing entity will make payments on the notes on the next business day. We refer to such date as a “payment date.” The initial payment date will be November 15, 2019.

The final scheduled payment date for each class of notes is listed below. The depositor expects that each class of notes will be paid in full prior to its final scheduled payment date.

Class A-1 Notes	October 15, 2020
Class A-2 Notes	August 15, 2023
Class A-3 Notes	August 15, 2024
Class B Notes	December 15, 2025
Class C Notes	December 15, 2025
Class D Notes	December 15, 2025
Class E Notes	March 15, 2027

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class of notes as of the close of business on the related record date interest at the respective per annum interest rate applicable to that class of notes on the outstanding principal amount of that class of notes as of the close of business on the preceding payment date. For notes issued in book-entry form, the record date for a particular payment date will be the business day immediately preceding that payment date.

Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year.

This means that the interest due on the Class A-1 Notes and the Class A-2b Notes on each payment date will be the product of:

•	the aggregate outstanding principal amount of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date divided by 360.

If the sum of one-month LIBOR (or the then-current benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

The Class E Notes will not bear an interest rate, and therefore interest will not accrue or be paid with respect to the Class E Notes. Interest on the Class A-2a, Class A-3, Class B, Class C and Class D Notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the closing date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the aggregate outstanding principal amount of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, 36, assuming a closing date of October 9, 2019) divided by 360.

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. Interest payments on the Class D Notes will be subordinated to the payment of interest on the Class A Notes, the Class B Notes, and the Class C Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes, the Class C Notes and the Class D Notes, the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes and the Class D Notes, and the Class A Notes, the Class B Notes and the Class C Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class D Notes. In addition, in the event that the notes are declared to be due and payable after the occurrence of an event of default, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full, and no interest will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full. We refer you to “Description of the Notes—Payments of Interest” in this prospectus.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7), (9), (10) and (12) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full; then

(2) to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full; then

(3) to the Class A-3 Notes until they are paid in full; then

(4) to the Class B Notes until they are paid in full; then

(5) to the Class C Notes until they are paid in full; then

(6) to the Class D Notes until they are paid in full; and then

(7) to the Class E Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until they are paid in full; then

(2) to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full; then

(3) to the holders of the Class B Notes until they are paid in full; then

(4) to the holders of the Class C Notes until they are paid in full; then

(5) to the holders of the Class D Notes until they are paid in full; and then

(6) to the holders of the Class E Notes until they are paid in full.

All outstanding principal amounts and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus.

Redemption Upon Optional Purchase

The servicer may, at its option, cause a redemption of the outstanding notes by purchasing all the receivables as set forth below. The servicer may only do this on any payment date following the last day of any collection period during which the aggregate principal balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity. The redemption price of the notes shall equal the aggregate then-outstanding principal amount of the notes plus accrued and unpaid interest thereon to but excluding the date of redemption, and the purchase price for the receivables shall not be less than the redemption price.

Priority of Payments

On each payment date prior to the occurrence of an event of default which has resulted in the acceleration of the notes, any funds available for distribution from the receivables, funds in excess of the amount required to be on deposit in the reserve account and other specified amounts constituting available funds, if any, in each case, with respect to that payment date, after the deduction of servicing fees and unpaid servicing fees, paid to or retained by the servicer, will be distributed in the following amounts and order of priority:

(1) to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer and not previously paid by the servicer, up to a maximum amount of $150,000 per calendar year;

(2) interest on the Class A Notes;

(3) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period;

(4) interest on the Class B Notes;

(5) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of receivables as of the last day of the related collection period less (c) any amounts allocated to pay principal of the notes under clause (3) above;

(6) interest on the Class C Notes;

(7) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of receivables as of the last day of the related collection period less

(c) any amounts allocated to pay principal of the notes under clauses (3) and (5) above;

(8) interest on the Class D Notes;

(9) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of receivables as of the last day of the related collection period less (c) any amounts allocated to pay principal of the notes under clauses (3), (5) and (7) above;

(10) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of receivables as of the last day of the related collection period less (c) any amounts allocated to pay principal of the notes under clauses (3), (5), (7) and (9) above;

(11) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(12) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period less the overcollateralization target amount for that payment date, less (c) any amounts allocated to pay principal of the notes under clauses (3), (5), (7), (9) and (10) above;

(13) to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer to the extent not paid in clause (1) above; and

(14) the remainder, if any, as distributions to the certificateholders.

In the event that available funds are not sufficient to make the entire allocations required by clauses (1) through (10) above, the indenture trustee shall withdraw funds from the reserve account, and will apply those funds to complete the distributions required by those clauses in the priority specified above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, available funds will be distributed in the following order of priority:

(1) to the owner trustee, the indenture trustee and the asset representations reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the servicer or the administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2) interest on the Class A Notes;

(3) principal of the Class A-1 Notes, until paid in full, and then principal of the Class A-2 Notes, and Class A-3 Notes, pro rata, until paid in full;

(4) interest on the Class B Notes;

(5) principal of the Class B Notes, until paid in full;

(6) interest on the Class C Notes;

(7) principal of the Class C Notes, until paid in full;

(8) interest on the Class D Notes;

(9) principal of the Class D Notes, until paid in full;

(10) principal of the Class E Notes, until paid in full; and

(11) the remainder, if any, as distributions to the certificateholders.

We refer you to “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus. We also refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus and “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each payment date out of available funds.

Events of Default; Priority and Acceleration

Each of the following shall be an event of default under the indenture:

•	a default for five business days or more in the payment of any interest on any note; provided, that, until the outstanding principal amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an event of default; provided, further that, until the aggregate outstanding principal amount of the Class A Notes and the Class B Notes is reduced to zero, a default in the payment of any interest on any Class C Note shall not by itself constitute an event of default; provided, further that, until the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, and the Class C Notes is reduced to zero, a default in the payment of any interest on any Class D Note shall not by itself constitute an event of default;

•	a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the issuing entity, subject to notice or cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes or the redemption date.

Upon any event of default, the indenture trustee or a majority of the holders of controlling securities may immediately declare the unpaid principal amount of the notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable.

If the notes are accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Trust Documents— Distributions—Payments to Noteholders” in this prospectus.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of each class of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of noteholders, see “Description of the Trust Documents—Indenture” and “Description of the Trust Documents—Voting Rights; Controlling Securities” in this prospectus. Upon payment in full of the Class A

Notes, the Class B Notes will be the controlling securities, upon payment in full of the Class A Notes and the Class B Notes, the Class C Notes will be the controlling securities, upon payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class D Notes will be the controlling securities, and, upon payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Class E Notes will be the controlling securities. See “Holders of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur” in this prospectus. Notes held by the depositor or any affiliate thereof will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the controlling securities have given any request, demand, authorization, direction, notice, consent or waiver under any related trust document.

Servicing

After the sale of the receivables to the issuing entity, World Omni Financial Corp. will continue to service the receivables. World Omni Financial Corp.’s responsibilities as servicer will include collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of defaulted receivables and monitoring the performance of the receivables. In return for World Omni Financial Corp.’s services, the issuing entity will pay a fee to World Omni Financial Corp. on each payment date out of collections received by the issuing entity, which generally will be 1/12th of 1.25% of the aggregate principal balance of receivables as of the first day of the related collection period. However, the servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated to compensate for the length of the initial collection period being longer than one month. We refer you to “Description of the Trust Documents—Servicing Compensation” in this prospectus.

The Receivables

The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. We refer to these contracts as “receivables.” The issuing entity will be entitled to receive all payments received after the cutoff date with respect to the receivables.

We refer to the principal balance of a receivable as of the cutoff date as the “starting principal balance” of that receivable and the principal balance of a receivable as of the date it was originated as the “original principal balance” of that receivable.

The pool of receivables selected for this transaction is comprised of receivables secured by (i) Toyota branded vehicles with a FICO® score at the time of origination between and including 1 and 649, (ii) used non-Toyota branded vehicles with any or no FICO® score at the time of origination and (iii) new Toyota branded vehicles with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination.

There is no requirement or ability to add or remove receivables from the pool other than the right of the issuing entity to cause World Omni Financial Corp. to repurchase receivables upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repurchase of any such affected receivables as described under “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

The assets of the issuing entity will also include monies on deposit in specific accounts, including the reserve account, other property and the proceeds thereof. See “The Issuing Entity—The Trust Property” in this prospectus for additional information regarding the assets of the issuing entity.

The receivables held by the issuing entity will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the issuing entity. The issuing entity will grant a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders.

As of the cutoff date, the receivables in the pool had the following general characteristics:

Aggregate Starting Principal Balance	$744,382,102.38

Weighted Average Annual Percentage Rate(1)	9.05%

Range of Annual Percentage Rates	0.00% to 20.00%

Weighted Average Remaining Term to Maturity(1)	67.83 months

Weighted Average Original Term to Maturity(1)	73.45 months

Weighted Average FICO® score(1)(2)(3)(4)	634

Range of FICO® scores that represents greater than 90% of all pool FICO® scores(2)(3)(4)(5)	552 to 778

Weighted Average Maximum FICO® score(1)(3)(4)(6)	655

Percent of Aggregate Starting Principal Balance that is Toyota	87.47%

Percent of Aggregate Starting Principal Balance that is non-Toyota	12.53%

Percent of Aggregate Starting Principal Balance that is new	79.60%

Percent of Aggregate Starting Principal Balance that is used	20.40%

Percent of Aggregate Starting Principal Balance with Original Terms to Maturity of 76-78 Months	9.95%

Latest Scheduled Maturity Date	February 28, 2026

(1)       Weighted based on the aggregate starting principal balance of the receivables.

(2)       FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(3)       FICO® is a registered trademark of Fair Isaac Corporation. An obligor's FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)       FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.'s account servicing system. Of the 30,000 receivables in the pool of receivables as of the cutoff date, 289 or 0.96% of the aggregate number of receivables in the pool, are accounts for which FICO® scores are unavailable.

(5)       A 90% FICO® score range of 552 to 778 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable receivables is composed of obligors with FICO® scores between 552 and 778, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable receivables) exceeding 778 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable receivables) falling below 552.

(6)        For receivables with co-obligors, the FICO® score used to compute the weighted average maximum FICO® score is the greater of the two FICO® scores between the primary applicant and the co-applicant. The greater of the two FICO® scores is used by World Omni Financial Corp. to assign the pricing for each such contract.

For further information about the characteristics of the receivables in the pool as of the cutoff date, see “The Receivables Pool” in this prospectus.

All receivables acquired by the issuing entity must satisfy the eligibility criteria specified under “The Receivables Pool-The Receivables” in this prospectus.

There are no outstanding series or classes of securities that are backed by the pool of receivables and there are no material direct or contingent claims on or against the receivables other than those held by the secured parties under the indenture.

In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosure in this prospectus, including certain asset-level data disclosures incorporated by reference into this prospectus, relating to the receivables, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects as described under “The Receivables—Review of Pool Assets” in this prospectus.

World Omni Financial Corp. does not consider any of the receivables in the pool to constitute exceptions to World Omni Financial Corp.’s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the notes. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount of the notes and interest thereon. If losses on the receivables exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant noteholders will bear their allocable share of such losses, as described in this prospectus. The credit enhancement for the notes is in the form of a reserve account, subordination, overcollateralization and excess interest.

Reserve Account

On the closing date, $3,721,910.51 will be deposited into the reserve account, which is equal to approximately 0.50% of the aggregate starting principal balance of the receivables.

On each payment date, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will apply funds in the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (10) under the section entitled “Priority of Payments” above that are not covered by collections on the receivables. In addition, on the final scheduled payment date for any class of notes, if any principal amount of such class of notes remains outstanding, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will apply funds from the reserve account to repay such class of notes in full.

The amount required to be on deposit in the reserve account on any payment date is equal to the lesser of (a) 0.50% of the aggregate starting principal balance of all receivables transferred to the issuing entity and (b) the aggregate outstanding principal amount of the notes on such payment date after giving effect to all payments of principal thereof.

Amounts in the reserve account in excess of the required amount for any payment date will become part of available funds for that payment date. The reserve account will be replenished, if necessary, to its required amount with collections on the receivables remaining after making required payments to the asset representations reviewer and allocations of interest and principal payments on the notes. Upon the payment in full, or the provision of such payment, of the notes, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will distribute any remaining funds in the reserve account to the certificateholders.

Subordination of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes, the subordination in priority of payments of the Class C Notes to the Class A Notes and the Class B Notes will provide additional credit enhancement to the Class A Notes and the Class B Notes, the subordination in priority of payments of the Class D Notes to the Class A Notes, the Class B Notes, and the Class C Notes will provide additional credit enhancement to the Class A Notes, the Class B Notes, and the Class C Notes, and the subordination in priority of payments of the Class E Notes to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will provide additional credit enhancement to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. The Class B Notes will be allocated available funds only after the Class A Notes have received their applicable portions of available funds for a given payment date, the Class C Notes will be allocated available funds only after the Class A Notes and the Class B Notes have received their applicable portions of available funds for a given payment date, the Class D Notes will be allocated available funds only after the Class A Notes, the Class B Notes, and the Class C Notes have received their applicable portions of available funds for a given payment date, and the Class E Notes will be allocated available funds only after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have received their applicable portions of available funds for a given payment date. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus.

Losses not covered by any credit enhancement or support will be effectively allocated to the classes of notes in the reverse order of priority of payments on the notes, such that losses will be first allocated to the overcollateralization, if any, then to the principal amount of the Class E Notes, then to the principal amount of the Class D Notes, then to the principal amount of the Class C Notes, then to the principal amount of the Class B Notes, and then to the principal amount of the Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables held by the issuing entity exceeds the aggregate outstanding principal amount of the notes. Overcollateralization as of the closing date is expected to be approximately 7.50% of the aggregate starting principal balance of the receivables.  In addition, the application of funds according to the pre-acceleration priority of payment clause (11) under the section entitled "Priority of Payments" above is designed to increase the prior to the payment date on which the Class A-2 Notes are paid in full, to a target amount of 13.00% and (ii) with respect to any payment date after the payment date on which the Class A-2 Notes are paid in full, to a target amount of 12.50%, in each case, of the aggregate outstanding principal balance of the receivables as of the end of the related collection period, but not less than 2.00% of the aggregate starting principal balance of the receivables. However, if no Class A-2b Notes are issued, the overcollateralization target amount on any payment date will be equal to 12.50% of the aggregate principal balance of the receivables as of the end of the related collection period, but not less than 2.00% of the aggregate starting principal balance of the receivables. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on the receivables, if any.

Excess Interest

The amount paid by obligors in respect of interest on the receivables is expected to be greater than the amount of the related servicing fee, amounts payable to the asset representations reviewer, and interest on the notes each month. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Tax Status

Kirkland & Ellis LLP, special U.S. federal tax counsel, is of the opinion that for U.S. federal income tax purposes, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be characterized as indebtedness, in each case, to the extent such notes are treated as beneficially owned by a person other than the issuing entity or its affiliates for such purposes, and the issuing entity will not be characterized as an association (or publicly traded partnership), in either case, taxable as a corporation. In accepting an offered note, each holder of that note will be deemed to agree to treat the note as indebtedness for U.S. federal income tax purposes.

We refer you to “Material U.S. Federal Income Tax Consequences” in this prospectus for additional information concerning the application of U.S. federal tax laws to the issuing entity and the notes and to “State and Local Tax Consequences” in this prospectus for additional information concerning the application of state tax laws to the issuing entity and the offered notes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the offered notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material U.S. Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus.

ERISA Considerations

Subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of a Class A Note, Class B Note, Class C Note or Class D Note, each investor will be deemed to represent that either (i) it is not and will not be and is not acquiring such note on behalf of, or with the assets of any benefit plan or any governmental plan, non-U.S. or church plan or any other employee benefit plan or arrangement that is subject to a similar law or (ii) its acquisition and holding of such note or beneficial interests therein will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law.

The Class E Notes may not be acquired by or on behalf of any employee benefit plans or other retirement arrangements subject to ERISA or Section 4975 of the Code, any entity or account deemed to hold the “plan assets” of the foregoing, or any plan subject to any similar law.

We refer you to “Certain ERISA Considerations” in this prospectus.

Ratings of the Notes

We expect that the offered notes will receive credit ratings from at least two nationally recognized rating agencies hired by the sponsor to rate the offered notes.

The rating agencies hired by the sponsor have discretion to monitor and adjust the ratings on the notes.

The offered notes may receive an unsolicited rating from a rating agency not hired by the sponsor that is different from the ratings provided by the rating agencies hired by the sponsor to rate the notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the offered notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors— Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Notes Upon Resale” in this prospectus for more information.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The issuing entity will also issue certificates that represent the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The certificates are not being offered by this prospectus. The depositor will initially retain the certificates in satisfaction of the risk retention obligations of the sponsor. The depositor may transfer all or a portion of the certificates to another majority-owned affiliate of the sponsor on or after the closing date. The certificates will not be transferred, financed, pledged or hedged except as permitted under the risk retention regulations. See “Credit Risk Retention” and “EU Risk Retention” in this prospectus for more information.

RISK FACTORS

You should carefully consider the following risks for the notes before making an investment decision. In particular, distributions on your notes will depend on payments received on and other recoveries with respect to the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

You Must Rely For Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient To Make Full Payments On Your Notes	Your notes are obligations of the issuing entity. Your notes will not represent an interest in or obligation of World Omni Auto Receivables LLC, World Omni Financial Corp., the indenture trustee, the owner trustee or any other person. Distributions on each class of notes will depend solely on the amount and timing of payments and other collections in respect of the receivables and the credit enhancement for the notes. World Omni Auto Receivables LLC cannot assure you that these amounts, together with other payments and collections in respect of the receivables, will be sufficient to make full and timely distributions on the notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any other person.
Market Factors May Reduce the Value of Used Vehicles, Which May Result in Losses	Obligors with lower FICO® scores generally are less capable of making payments on their loans than obligors with higher FICO® scores and are therefore more likely to experience repossession. Vehicles that are repossessed are typically sold at vehicle auctions. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, such as the introduction of new vehicle sales incentives and legislation relating to emissions and fuel efficiency. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Adverse conditions affecting one or more automotive manufacturers may negatively affect used vehicle prices for vehicles manufactured by that company. Certain actions that manufacturers take or have taken may adversely affect consumer demand for, and values of, used motor vehicles produced by these companies, which may depress the price at which repossessed motor vehicles may be sold or delay the timing of these sales. A decrease in demand for used vehicles or decline in the prices at which the related vehicles may be sold, are likely to result in increased losses on the related auto loans.
You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes in Delinquency Levels and Losses	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its retail installment sale contract portfolio, or as reflected in the static pool and vintage origination information attached hereto as Appendices A and B, will be indicative of the performance of the receivables included in the issuing entity or that the levels will continue in the future. Delinquencies or losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.
A Securitized Pool That Includes a Substantial Portion of	A substantial portion of the receivables in the pool of receivables described in this prospectus are receivables of obligors with a FICO®

Receivables With FICO® Scores Below 650 Will Have Higher Default Rates Than A Pool of Receivables of Obligors with FICO® scores above 650.

score below 650, which may be the result of, among other things, a lack of or an adverse credit history, which may include a history of irregular unemployment, previous bankruptcy filings, repossessions of property, charged-off loans and/or garnishment of wages, low income levels and/or the inability to provide adequate down payments. While the sponsor’s underwriting guidelines were designed to establish that, notwithstanding such factors, a lower FICO® score obligor would be a reasonable credit risk, the pool of receivables described in this prospectus will nonetheless likely experience higher delinquencies, default rates and net losses than a pool of receivables with higher FICO® score obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full.

In addition, in deciding whether to extend credit to customers, World Omni Financial Corp. relies heavily on the information furnished to it by or on behalf of its customers, including employment and personal financial information. If World Omni Financial Corp. was unable to detect misrepresentation in a significant amount of customer information with respect to the receivables or its credit scoring did not properly quantify the credit risks associated with its obligors, the credit loss and delinquency rates on the receivables could be higher than anticipated.

Credit Scores and Historical Loss Experience May Not Accurately Predict the Likelihood of Delinquencies, Defaults and Losses on the Pool of Receivables

Information regarding credit scores for the obligors under the receivables in the pool as of the cut-off date obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. However, neither the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or actual performance of any receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” is affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus with respect to the sponsor’s portfolio of contracts or the static pool information presented in this prospectus with respect to the sponsor’s pools of similar vintage receivables will reflect actual experience with respect to the receivables in the pool of receivables described in this prospectus. There can be no assurance that the future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables in the pool described in this prospectus will be better or worse than that set forth in the static vintage pool information and historical delinquency and loss information contained in this prospectus.

In addition, the sponsor’s managed portfolio information presented in this prospectus includes a disproportionate amount of receivables from obligors with a FICO® score above 650 and, as a result, such financial information demonstrates lower delinquencies and net losses than is expected for a portfolio of receivables predominantly from obligors with a FICO® score below 650.
Interests of Other Persons In the Receivables and Financed Vehicles Could Be Superior To the Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes	Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the issuing entity, the perfection of the security interests in the receivables and the enforcement of security interests in the financed vehicles.
Upon the origination or acquisition of a receivable, the originating dealer will have commenced appropriate actions that would result in notation of World Omni Financial Corp.’s security interest in the financed vehicle on the related certificate of title. In connection with the sale of receivables on the closing date, World Omni Financial Corp. will assign its security interests in the financed vehicles to the depositor, and the depositor will assign its security interests to the issuing entity. Due to the administrative burden and expense of retitling each of the financed vehicles, neither World Omni Financial Corp. nor the depositor will amend or reissue the certificates of title to the financed vehicles to reflect the assignments. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. World Omni Financial Corp. will be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the closing date. World Omni Financial Corp. will also be obligated to purchase any receivable sold to the issuing entity as to which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the receivable. All repurchases by World Omni Financial Corp. are limited to breaches that materially and adversely affect the receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the issuing entity generally will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.
Due to factors including liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the servicer will have any obligation to purchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the indenture trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the indenture trustee. We refer you to “Some Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”
The servicer is required to maintain possession of the original tangible contracts for each of the receivables (or, with respect to any contracts that are electronic chattel paper, the servicer is required to maintain control of the contracts for each receivable). If the servicer sells or pledges and delivers the original contracts (or, with respect to any contracts that are electronic chattel paper, transfers control of the contracts) for the receivables to another party, in violation of its obligations under the trust documents, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes insolvent, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the notes.
If the Servicer Does Not Maintain Control of the Receivables Evidenced By Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest In Those Receivables.	As described in “World Omni Financial Corp.’s Automobile Finance Business—Electronic Contracts and Electronic Contracting” in this prospectus, World Omni Financial Corp. may originate receivables electronically using a third-party custodian and using the third-party custodian’s technology system. Such electronic contracts are stored in an electronic vaulting system maintained by such third-party on behalf of World Omni Financial Corp. The electronic vaulting system recognizes World Omni Financial Corp. as the party having control of the receivables originated electronically by World Omni Financial Corp., and World Omni Financial Corp., as servicer, is required to maintain control of those receivables on behalf of World Omni Financial Corp. and its assigns. The electronic vaulting system is designed to enable World Omni Financial Corp. to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the applicable Uniform Commercial Code’s requirements for “control” of electronic chattel paper. For a description of these requirements, see “Some Legal Aspects of the Receivables—Interests in the Receivables” and “—Safekeeping of Chattel Paper” in this prospectus.
World Omni Financial Corp. will represent that World Omni Financial Corp., as servicer, has “control” (within the meaning of the applicable UCC) in each receivable that is evidenced by electronic contracts. However, it is possible that another person could acquire an interest in an electronic contract that is superior to World Omni Financial Corp.’s interest (and accordingly the issuing entity’s interest). This could occur if World Omni Financial Corp. ceases to have “control” over an electronic contract that is maintained on behalf of World Omni Financial Corp. by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates World Omni Financial Corp.’s or its assigns’ rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract. World Omni Financial Corp. also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the electronic vaulting system, a person other than World Omni Financial Corp. were able to modify or duplicate the authoritative copy of the contract.
Although World Omni Financial Corp. will perfect its assignment of its security interest in the electronic contracts to the issuing entity by filing financing statements, if the interests in the receivables that World Omni Financial Corp. acquired from the originating dealer were not perfected by control, the priority of the issuing entity’s security interest in the receivables could be affected. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the receivables or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.
There can be no assurances that any third party software employed by World Omni Financial Corp. will perform as represented to World Omni Financial Corp. in maintaining the systems and controls required to provide assurance that World Omni Financial Corp. maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.
From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date. An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract. To the extent any of those amendments is evidenced in tangible form, World Omni Financial Corp., as servicer, will agree to maintain the perfected security interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.
The law governing the perfection of security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by World Omni Financial Corp. or the third-party custodian to maintain control of the electronic contracts may be insufficient under applicable law to give World Omni Financial Corp. (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts.
As a result of the foregoing, World Omni Financial Corp. (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its interest, although perfected, could be junior to that of another party. Either circumstance could affect World Omni Financial Corp.’ s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.
A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments To You

We have structured the transactions described in this prospectus in an effort to minimize the risk that:

•     World Omni Auto Receivables LLC and the issuing entity might be the subject of a bankruptcy or state insolvency proceeding;

•     the bankruptcy or insolvency of World Omni Financial Corp. might result in the consolidation of the assets and liabilities of World Omni Auto Receivables LLC or the issuing entity with those of World Omni Financial Corp.; and

•     the sale of the receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC might not be viewed as a true sale, which could result in the receivables being included in the estate of World Omni Financial Corp. should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your notes or may suffer losses on your notes.
Following a bankruptcy or insolvency of World Omni Financial Corp., a court could conclude that the receivables are owned by World Omni Financial Corp. instead of the issuing entity. A court could reach this conclusion either because the transfer of the receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp. and World Omni Auto Receivables LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

•     the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•     the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the financed vehicles or any cash collections on the receivables at the time a bankruptcy proceeding begins.

Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp. Could Have Adverse Consequences on Your Notes

Any payments that are made by World Omni Financial Corp. to World Omni Auto Receivables LLC or the issuing entity may be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.

The insolvency of World Omni Financial Corp. also could result in its replacement as servicer, which could temporarily interrupt payments on the notes. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be a servicer termination event under the sale and servicing agreement, which could result in the removal of World Omni Financial Corp. as servicer. Either type of case could delay payment to you on the notes. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the notes. See also “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions.”

Adverse Consequences of the Termination of the Toyota Distribution Agreement	Termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC, a wholly-owned subsidiary of JM Family Enterprises, Inc., and Toyota Motor Sales, U.S.A. could materially and adversely affect World Omni Financial Corp.’s business or financial condition, including its ability to meet its servicing and repurchase obligations, which could result in a servicer termination event and removal of World Omni Financial Corp. as servicer.
Class B Notes, Class C Notes, Class D Notes and Class E Notes Are Subject to Greater Risk Because of Subordination of that Class	The Class B Notes, Class C Notes, Class D Notes and Class E Notes, respectively, bear greater risks than the classes of notes with a prior alphabetical class designation because payments of interest, if any, on and principal of such classes of notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus, to payments of interest, if any, on and principal of the classes of notes with a prior alphabetical class designation.
The Class E Notes will not bear an interest rate, and therefore interest will not accrue or be paid with respect to the Class E Notes. Interest payments on the Class B Notes, the Class C Notes and the Class D Notes, respectively, on each payment date will be subordinated to servicing fees due to the servicer, payments to the asset representations reviewer, if any, payments to the indenture trustee and owner trustee following an event of default and acceleration of the notes, and interest payments on the classes of notes with a prior alphabetical class designation due on such payment date. In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default, no interest will be paid to the Class B Notes, the Class C Notes or the Class D Notes, respectively, until all principal of and interest on the classes of notes with a prior alphabetical class designation have been paid in full.
Principal payments on the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, respectively, will be subordinated in priority to principal payments on the classes of notes with a prior alphabetical class designation, as described in “Description of the Notes—Payments of Principal” in this prospectus. In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default, principal payments on the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be subordinated to payments of interest on the classes of notes with a prior alphabetical class designation, as described in “Description of the Notes—Payments of Principal” in this prospectus.
This subordination could result in reduced or delayed payments of principal of and interest on the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

Holders of the Class B Notes, Class C Notes, Class D Notes and Class E Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	The Class A Notes will be the “controlling securities” under the indenture while any Class A Notes are outstanding. The Class B Notes will be the controlling securities only after the Class A Notes have been paid in full, the Class C Notes will be the controlling securities only after the Class A Notes and Class B Notes have been paid in full, the Class D Notes will be the controlling securities only after the Class A Notes, the Class B Notes and the Class C Notes have been paid in full, and the Class E Notes will be the controlling securities only after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full.

The rights of the controlling securities will include the following:

•      following an event of default, to direct the indenture trustee to exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity, including a sale of the receivables;

•      following a servicer termination event, to waive the servicer termination event or to terminate the servicer;

•      to remove the indenture trustee and appoint a successor; and

•      to consent to certain other actions specified in the indenture.

In exercising any rights or remedies under the indenture, the controlling securities may act solely in its own interests. Therefore, holders of Class B Notes, Class C Notes, Class D Notes and Class E Notes, respectively, that are subordinated to the controlling securities will not be able to participate in the determination of any proposed actions that are within the purview of the controlling securities, and the controlling securities could take actions that would adversely affect the holders of the classes of notes with a later alphabetical class designation.
Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes	Because the principal of each class of notes generally will be paid sequentially, (i) classes of Class A Notes that have higher numerical class designations will be outstanding longer than classes of Class A Notes that have lower numerical class designations, and, therefore, will be exposed to greater risk of losses on the receivables during the periods after Class A Notes with lower numerical designations have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished and (ii) classes of notes that have a later alphabetical class designation will be outstanding longer than classes of notes with an earlier alphabetical class designation and, therefore, will be exposed to greater risk of losses on the receivables during periods after the classes of notes with earlier alphabetical class designations have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.
Further, even if there is an event of default and subsequent acceleration of the notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes until they have been paid in full, then to the Class B Notes until they have been paid in full, then to the Class C Notes until they have been paid in full, then to the Class D Notes until they have been paid in full, and then to the Class E Notes until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, as compared to the yield on the classes of notes with a lower numerical class designation or an earlier alphabetical class designation, will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.
The Offered Notes Are Not Suitable Investments for All Investors	The offered notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.
Limited Assets of the Issuing Entity Could Result in Losses on the Notes	The issuing entity will not have any significant assets or sources of funds to make payments on the notes other than the collections on the receivables and the amounts available in the reserve account. You must rely upon payments on the receivables and amounts available in the reserve account for repayment of your notes. Although (1) funds in the reserve account may be available on any payment date to cover shortfalls in distributions of interest and certain distributions of principal on the notes and (2) funds in the reserve account may be replenished with collections on the receivables remaining after making required interest payments and certain principal payments on the notes, the amounts available from the reserve account are limited. If the amounts on deposit in the reserve account become depleted, the issuing entity will depend solely on collections on the receivables to make payments on the notes. If the amounts on deposit in the reserve account are insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.
Proceeds of the Sale of Receivables May Not be Sufficient to Pay your Notes in Full; Failure to Pay Principal on your Notes Will Not Constitute an Event of Default Until Maturity	If so directed by the noteholders of the controlling securities, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables held by the issuing entity. We cannot assure you, however, that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there may not be sufficient funds available to repay you in full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and available amounts from the reserve account). Therefore, the failure to pay principal of your notes where funds are not available for such payment will not result in the occurrence of an event of default until the final scheduled payment date for your notes.
Prepayments on Receivables Will Cause Prepayments on Your Notes	You may receive payment of principal on the notes earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you at a rate of return that is equal to or greater than the rate of return on the notes. Prepayments on the receivables by the related obligors and purchases of the receivables by World Omni Financial Corp and the servicer will shorten the life of the notes to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you.

All of the receivables are prepayable at any time. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including:

•     an economic slowdown or recession;

•     other events which have the same effect as prepayments in full of receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of receivables;

•     repurchases of receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants; and

•     the purchase by the servicer of the receivables when the aggregate principal balance thereof is 10.00% or less of the aggregate starting principal balance.

The rate of prepayments of receivables cannot be predicted and, therefore, no assurance can be given as to the level of prepayments that the issuing entity will experience.
Principal on each class of notes must be fully paid by the final scheduled payment date for that class of notes. However, because some prepayments of the receivables are likely and some receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class’ final scheduled payment date, the actual payment of any class of notes may occur earlier, and could occur significantly earlier, than that class’ final scheduled payment date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of notes will be earlier than that class’ final scheduled payment date. Prepayments of principal shall be paid in the same order of priority as the scheduled payments provided for in this prospectus.
You May Experience Reduced Returns and Delays on your Notes Resulting From a Vehicle Recall

The vehicles securing the receivables in the pool may be the subject of existing or future vehicle recalls. Obligors that own motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes.

We refer you to “The Receivables Pool—Distribution by Vehicle Model of the Receivables in the Pool as of the Cutoff Date” in this prospectus for concentrations of certain vehicle models securing the receivables.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected. See “Risk Factors—Prepayments on Receivables Will Cause Prepayments on Your Notes” in this prospectus.
The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on those Financed Vehicles, Which May Result in Losses.	There can be no assurance that the value of any financed vehicle will be greater than the principal balance of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term. Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle.  Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above. See “The Receivables Pool—The Receivables” for more information regarding the percentage of the aggregate starting principal balance of the pool representing financings of new vehicles securing receivables with original terms to maturity greater than 60 months.

Receivables That Fail to Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of retail installment sale contracts. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. These laws may also make an assignee of a retail installment sale contract, such as the issuing entity, liable to the obligor for any violation by the lender or the initial creditor and may also affect an assignee’s ability to enforce its rights related to a retail installment sale contract. World Omni Financial Corp. will make representations and warranties that, to the best of its knowledge, each receivable complies with all requirements of applicable law in all material respects at the time it was originated. If any such representation or warranty proves incorrect, has certain material and adverse effects on the receivable, and is not timely cured, World Omni Financial Corp. will be required to repurchase any affected receivable. To the extent World Omni Financial Corp. fails to make such repurchase payment or the issuing entity suffers a loss as a result of a violation of consumer protection laws, you may suffer a loss on your investment in the notes. Pursuant to the receivables purchase agreement, World Omni Financial Corp. will also indemnify the depositor, who will assign all its right, title and interests under the receivables purchase agreement to the issuing entity, for any liability resulting from the failure of a receivable to be originated in compliance in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder. We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”
Recent interpretive guidance of Department of Defense regulations implementing the Military Lending Act limits the applicability of the regulations’ motor vehicle exception to retail installment sale contracts that do not finance credit-related ancillary products, including guaranteed asset protection (GAP) waiver agreements. Accordingly, origination and servicing of receivables whose obligors are covered by the Military Lending Act, which include active duty servicemembers and their spouses and dependents, and which were originated on or after October 3, 2016 and which finance GAP waiver agreements or other credit-related ancillary products may need to comply with the requirements of the Military Lending Act. Regulations implementing the Military Lending Act limit the military annual percentage rate, adjust arbitration rules and require additional disclosures, among other requirements, and failure to comply with these requirements could render the related receivables void and/or subject the trust to liability. Financial services industry trade groups are seeking further clarification on the interpretive guidance and potential industry relief from its effects.

As a result of certain restrictions imposed by the Military Lending Act, World Omni Financial Corp. is unable to determine, and there can be no assurance as to whether, or to what extent, the receivables sold to the issuing entity on the closing date are affected by the Military Lending Act. If the interpretive guidance ultimately requires Military Lending Act compliance for such receivables, it could result in an obligation of World Omni Financial Corp. to repurchase such receivables, thereby shortening the weighted average life of your notes, or materially affect the collections on such receivables and, in either event, you may experience delays in payments or it could reduce the funds that the issuing entity would otherwise have to make payments on your notes.
For more information regarding consumer protection laws, see “Some Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.
The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment

Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. Economic conditions that may affect payments on the receivables include:

•         unemployment,

•         fuel prices,

•         declines in home values,

•         interest rates,

•         inflation rates,

•         consumer perceptions of the economy, and

•         effects of natural catastrophes.

Adverse economic conditions in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the receivables. The consequences of a significant economic downturn, including rising unemployment and continued lack of availability of credit, may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market value of the vehicles securing the receivables, which could increase the amount of a loss if the receivable defaults. These negative conditions could also have an effect on the timing and amount of principal and interest payments on your notes and you may suffer a loss. As of the cutoff date, World Omni Financial Corp.’s records indicate that the billing addresses of the obligors of the receivables in the pool were concentrated in the Five-State Area. Economic conditions as a result of a recession in the Five-State Area, including a decline in home values, may affect payments on the receivables from obligors residing in those states. The occurrence of hurricanes or geological disasters in those states may adversely affect receivables located in those states. In addition, we may be unable to accurately assess the effect of natural disasters, such as hurricanes and tornadoes, or geological disasters, such as oil spills or other similar events, on the economy or on the receivables in those states. The effect of natural disasters, such as hurricanes and tornadoes, or geological disasters, such as oil spills or other similar events, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of delinquency, default and prepayment experience of the receivables because any adverse impact as a result of a recession, hurricane, tornado or human-caused event or any similar event may be borne by the noteholders. We refer you to “The Receivables Pool—Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date” in this prospectus.
You May Have Difficulty Selling your Notes and/or Obtaining your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions	The notes will not be listed on any securities exchange. Therefore, in order to sell your notes, you will need to find a willing buyer. The underwriters may, but are not obligated to, provide a secondary market for the offered notes. We cannot assure you that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your notes.
For several years after the 2008 financial crisis, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in the financial markets and the secondary markets have improved, periods of illiquidity could occur again and affect the secondary market, thereby adversely affecting the market value of your notes and your ability to locate a willing purchaser. Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.

The sponsor, as “originator,” will agree to retain a material net economic interest in the securitization transaction described in this prospectus, in the form of retention of a first loss tranche as described in option (d) of Article 6(3) of Regulation (EU) 2017/2402 (the “Securitization Regulation”), by holding all the limited liability company interests in the depositor (or one or more wholly-owned special purpose subsidiaries of the sponsor), which in turn will retain the certificates to be issued by the issuing entity, such certificates representing at least 5% of the aggregate nominal value of the receivables in the pool. While the securitization transaction described in this prospectus is structured to comply with the net economic interest retention requirement of the Securitization Regulation as described under “EU Risk Retention” herein, none of the parties to the transactions described herein makes any representation that retention of the economic interest as described above or any other aspect of the transaction satisfies the Securitization Regulation, and any such determination must be made independently by each prospective investor. Each prospective investor is required, where relevant, to independently assess and determine the scope and applicability of the Securitization Regulation, and any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the Securitization Regulation, and, in each case, any relevant guidance published by the European Banking Authority, the European Securities and Markets

Authority (or, in either case, any predecessor authority) or by the European Commission (collectively, the “EU Securitization Rules”), and (if applicable) whether the agreement by the sponsor to retain an economic interest as described above, and the information provided in this prospectus or otherwise, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Securitization Rules and any corresponding national measures that may be relevant. None of the sponsor, the depositor, the issuing entity, the underwriters, the indenture trustee, the owner trustee, their respective affiliates or any other party to the transactions described in this prospectus makes any representation that such agreement and such information are or will be sufficient for purposes of any person’s compliance with the EU Securitization Rules. See “EU Risk Retention” and “Offering Restrictions—Additional Requirements for Certain European Regulated Persons and Affiliates” in this prospectus.

Lack of compliance with the EU Securitization Rules may preclude certain investors regulated in the European Union (“EU”) or the European Economic Area (“EEA”) and certain of their affiliates from purchasing the offered notes and may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of such investors. Accordingly, any potential investor should be aware that it may be unable to sell its notes to such an investor.

Investors that are subject to the EU Securitization Rules are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered notes for investment.

The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn	A deterioration in economic conditions and certain economic factors could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. Economic conditions could deteriorate in connection with an economic recession, rising oil prices, housing price declines, tariffs and other trade protection measures, terrorist events, extreme weather conditions or other events. As a result of any deterioration of economic conditions, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated.

In addition, a general economic downturn may adversely affect the performance of the receivables. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. High unemployment and a general reduction in the availability of credit may lead to increased delinquencies and defaults by obligors. Further, these periods may also be accompanied by decreased consumer demand for motor vehicles and declining values of motor vehicles securing outstanding motor vehicle retail installment sale contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used motor vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of these sales.

New tariffs and evolving trade policy between the United States and other countries could also adversely affect economic conditions and the performance of the receivables.
No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables, however, because a substantial amount of receivables are from obligors with a FICO® score below 650, the actual rates of delinquencies, defaults, repossessions and losses on the receivables are expected to be higher than those experienced in the general automobile finance industry and may be affected to a greater extent during an economic downturn.
Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on your Notes

The Dodd-Frank Act took effect on July 22, 2010. The Dodd-Frank Act, among other things:

•     created the Bureau of Consumer Financial Protection, previously known as the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

•     created a new framework for the regulation of over-the-counter derivatives activities;

•     strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the “SEC”); and

•     created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes World Omni Financial Corp.

The CFPB has broad supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions. In this capacity, the CFPB can examine such covered entities for compliance with consumer financial protection laws and has authority to order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  On August 31, 2015, World Omni Financial Corp. became subject to the CFPB’s supervisory authority when the CFPB’s final rule over “larger participants” in the auto finance industry took effect.  Such supervisory authority allows the CFPB to conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to World Omni Financial Corp.’s business products, policies and procedures.

Two of the primary purposes of the CFPB are to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive acts or practices (“UDAAP”). CFPB regulation, inquiries and related enforcement actions, including the CFPB’s application of UDAAP principles and supervision of World Omni Financial Corp. by the CFPB, may increase World Omni Financial Corp.’s compliance costs, require changes in World Omni Financial Corp.’s business practices, affect World Omni Financial Corp.’s competitiveness, impair World Omni Financial Corp.’s profitability, harm World Omni Financial Corp.’s reputation or otherwise adversely affect World Omni Financial Corp.’s business.
The CFPB and the Federal Trade Commission (the “FTC”) are actively investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB has been reviewing the actions of indirect auto finance companies with regard to pricing and other activities and the CFPB has recently taken action against, and entered into settlements with, several such companies under applicable federal or state consumer protection laws. See “Some Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus. Additionally, there have been news reports indicating that the CFPB is investigating banks and finance companies over the sale and financing of extended warranties and other add-on products. Both the FTC and CFPB have announced various enforcement actions against lenders and finance companies over the last few years involving significant penalties, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations offered by World Omni Financial Corp., may require it to cease or alter certain business practices, which could have a material adverse effect on its financial condition and results of operations. If any of World Omni Financial Corp.’s practices were found to violate the Equal Credit Opportunity Act or other laws and if World Omni Financial Corp. had knowledge of such violation when it sold the receivables under the sale and servicing agreement, World Omni Financial Corp. could be obligated to repurchase from the issuing entity any related receivables that fail to comply with law as described under “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus. In addition, World Omni Financial Corp., the depositor or the issuing entity could become subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.
The CFPB has indicated an intention to focus its resources on certain priorities, including initiation of the rulemaking process regarding debt collection practices that would apply to third-party collectors and first-party collectors, such as World Omni Financial Corp., and continued examination and investigation of, and potential rulemaking regarding, consumer credit reporting practices. In May 2019, the CFPB issued a proposed rule regarding the activities of third-party collectors. While the proposed rule did not directly address first-party collectors, World Omni Financial Corp. may be required to comply with its requirements. The timing and impact of these anticipated rules on World Omni Financial Corp.’s business remain uncertain.
The Dodd-Frank Act increases the regulation of the securitization markets. For example, it requires securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gave broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.
Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni Financial Corp. or its affiliates. No assurance can be given that these new requirements imposed by the Dodd-Frank Act, or any subsequent implementing regulations, bulletins or other guidance, will not have a significant impact on the servicing of the receivables, on the regulation and supervision of World Omni Financial Corp., as an originator or servicer, the depositor, the issuing entity or their respective affiliates.
Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to World Omni Financial Corp. or its affiliates, including the depositor and the issuing entity. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—Potential Applicability to World Omni Financial Corp., the Depositor and the Issuing Entity” in this prospectus.
If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of World Omni Financial Corp., the depositor or the issuing entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni Financial Corp. has structured the transfers of the receivables to the depositor and the issuing entity as a valid and complete sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of World Omni Financial Corp. Any attempt by the FDIC to recharacterize the transfer of the receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes. In addition, if the issuing entity were to become subject to OLA, the FDIC may repudiate the debt of the issuing entity and the noteholders would have a secured claim in the receivership of the issuing entity. Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under OLA” in this prospectus.
In addition, and also assuming that the FDIC were appointed receiver of World Omni Financial Corp., the depositor or the issuing entity under OLA, the FDIC could avoid transfers of receivables that are deemed “preferential.” Under one potential interpretation of OLA, the FDIC could avoid World Omni Financial Corp.’s transfer of receivables to the depositor perfected merely by the filing of a UCC financing statement. If the transfer were voided as a preference under OLA, noteholders would have only an unsecured claim in the receivership for the purchase price of the receivables. Although the FDIC has issued a final rule to the effect that the preference provisions of OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the application of the provisions remains uncertain. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Avoidance Power Under OLA” in this prospectus.
Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.’s Business and Operating Results	Due to the current economic and political environment, World Omni Financial Corp. and other financial institutions have faced increased regulation and regulatory scrutiny. The financial services industry has begun to see increased disclosure obligations and may see restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act and other similar legislation. There can be no assurance that new requirements, or any subsequent implementing regulations, bulletins or other guidance, will not have an adverse impact on the servicing of the receivables, on World Omni Financial Corp.’s securitization programs or on the regulation and supervision of World Omni Financial Corp., the depositor or the issuing entity. The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on our ability to expand product and service offerings due to stricter consumer protection laws and regulations.
Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to World Omni Financial Corp.’s reputation, brand and valued customer relationships.
Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale	The depositor expects that the offered notes will receive ratings from two nationally recognized statistical rating organizations (“NRSROs”) hired by the sponsor to rate the notes. A note rating is not a recommendation by a rating agency that you buy, sell or hold notes. Similar ratings on different types of notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes.
Ratings on the notes will be monitored by the rating agencies hired by the sponsor while the notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrants or that notice of a lowering, qualification or withdrawal will be provided to the noteholders.
Ratings initially assigned to the notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings on the notes.

SEC rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. Under SEC rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.
Furthermore, Congress or the SEC may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the offered notes.
Potential investors in the offered notes are urged to make their own evaluation of the creditworthiness of the obligors on the related receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the offered notes.
Redemption Upon Optional Purchase.

The servicer may, at its option, purchase all of the remaining receivables from the issuing entity on any payment date following the last day of any collection period during which the aggregate principal balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity.

On the servicer’s purchase of the receivables, your notes will be redeemed and paid in full. As a result you may receive principal on your notes earlier than you expected. An optional redemption will shorten the life of the notes. Any reinvestment risks resulting from an optional redemption will be borne entirely by you. See “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and “Description of the Notes—Redemption Upon Optional Purchase.”

The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	The indenture provides that while a senior class or classes of notes are outstanding, the failure to pay interest when due on the outstanding subordinated class or classes of notes will not be an event of default under the indenture. Accordingly, the failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full, and the failure to pay interest when due on the Class D Notes will not be an event of default under the indenture unless and until the Class A Notes, the Class B Notes, and the Class C Notes have been paid in full. Under these circumstances, the holders of the subordinated classes of notes which are not controlling securities will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

The Return on Your Notes Could be Reduced by Shortfalls Due to Military Action	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables and the financed vehicles.
In some circumstances, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the notes.
We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”
Commingling By the Servicer May Result in Delays and Reductions in Payments on your Notes	So long as the monthly remittance condition is satisfied, World Omni Financial Corp., as the servicer, may retain all collections on the receivables received from the related obligors and all proceeds relating to the receivables and the financed vehicles collected during a collection period until the business day preceding the related payment date. During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the day preceding each payment date, the servicer must deposit into the collection account, all payments on the receivables received from the obligors and all proceeds relating to the receivables and the financed vehicles collected during the related collection period.

The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Class A Notes, Class B Notes, Class C Notes or Class D Notes, as applicable, and Subsequent Sales of any Such Retained Notes May	The Class E Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date, and are not being offered by this prospectus. The amount of each other class of notes sold to investors as contemplated by this prospectus, if any, and the amount of such class of notes retained by the depositor or one or more affiliates thereof, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of this matter prior to their entering into commitments to purchase offered notes of any class. A significant reduction in liquidity in the secondary market for your Class A Notes, Class B Notes, Class C Notes, or Class D Notes may result if the depositor or one or more affiliates thereof retain a large principal amount of such

Adversely Affect Their Market Price and Your Voting Power	notes. In addition, if any retained notes are subsequently sold in the secondary market, the demand for and market price of notes already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.
Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing	The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes may not be determined until the day of pricing. Therefore, investors should not expect disclosure of this allocation prior to their entering into commitments to purchase these classes of notes.
The higher the initial principal amount of the floating rate Class A-2b Notes, the greater the issuing entity’s exposure will be to increases in the floating rate payable on the Class A-2b Notes. See “Risk Factors— The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter into any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise” in this prospectus. Moreover, a reduction in liquidity in the secondary market for any Class A-2a Notes or Class A-2b Notes may result if the Class A-2a Notes or Class A-2b Notes, if any, have a small principal amount as compared to the Class A-2b Notes or Class A-2a Notes, respectively.
The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise

The receivables bear interest at a fixed rate while any floating rate Class A-2b Notes will bear interest at a floating rate based on LIBOR plus the applicable spread. The issuing entity will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of any floating rate Class A-2b Notes.

If the floating rate payable by the issuing entity in respect of any Class A-2b Notes is substantially greater than the fixed rate received on the receivables, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make required payments on the notes, you may experience delays or reductions in the interest and principal payments on your notes.

If LIBOR rises or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on any Class A-2b Notes out of its generally available funds. Therefore, an increase in LIBOR would reduce the amounts available for distribution to holders of all notes, not just the holders of any Class A-2b Notes.

Uncertainty About the Future of LIBOR and its Potential Discontinuance May Have An Adverse Impact On Your Class A-2b Notes

The interest rates to be borne by the Class A-2b Notes are based on a spread over one-month LIBOR. The London Interbank Offered Rate (“LIBOR”), serves as a global benchmark for home mortgages, student loans and what various issuers pay in many other transactions to borrow money.

Regulators and law-enforcement agencies in a number of different jurisdictions have conducted and continue to conduct civil and criminal investigations into potential manipulation or attempted manipulation of LIBOR submissions to the British Bankers’ Association.  The British Bankers’ Association was replaced by ICE Benchmark Administration Limited as LIBOR administrator as of February 1, 2014, and additional reforms to LIBOR, and related submission and calculation procedures, are anticipated.  Investors in the Class A-2b Notes should be aware that the administrator of LIBOR will not have any involvement in the administration of the issuing entity or the Class A-2b Notes and may take actions in respect of LIBOR without regard to the effect of such actions on the Class A-2b Notes.  Any changes to LIBOR could affect the level and volatility of the published one-month LIBOR rate and any uncertainty in the value of LIBOR or the development of a widespread market view that LIBOR has been manipulated, or any uncertainty in the prominence of LIBOR as a benchmark interest rate due to the recent regulatory reform may adversely affect the liquidity and market value of the Class A-2b Notes in the secondary market.

No assurance can be provided as to which entity or entities will assume responsibility for setting the applicable rates in the future. In addition, no assurance can be provided that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks or that LIBOR’s prominence as a benchmark interest rate will be preserved. Further, the chief executive of the Financial Conduct Authority of the United Kingdom (the “FCA”), in a speech on July 27, 2017, indicated that the FCA intends to phase out LIBOR by the end of 2021, and after such time will no longer seek to compel panel banks to provide LIBOR submissions. No prediction can be made as to future levels of the one-month LIBOR index or as to the timing of any changes thereto the effect of the FCA’s recent announcement, or whether banks will continue to provide LIBOR submissions to the ICE Benchmark Administration, each of which will directly affect the yield of the Class A-2-b Notes.

If a published one-month LIBOR is unavailable at any time after the issuance date of the notes, the rate of interest on the Class A-2b Notes will be determined using the alternative methods described under the heading “Description of the Notes—Payments of Interest” in this prospectus. These alternative methods may (A) result in lower interest payments than would have been made if LIBOR were available in its current form, (B) be subject to factors that make LIBOR impossible or impracticable to determine, and (C) result in a rate of interest on the Class A-2b Notes for a determination date that is the same as on the preceding determination date, and such rate could remain the rate of interest on the Class A-2b Notes for the remaining life of the Class A-2b Notes.
No prediction can be made as to future levels of the one-month LIBOR index or as to the timing of any changes thereto, each of which will directly affect the yield of the Class A-2b Notes and could impact the amount of funds available to make payments on other classes of the notes.

Further, as of any interest determination date, following the occurrence of a benchmark transition event and its related benchmark replacement date (as described below under “Description of the Notes — Payments of Interest”), one-month LIBOR will be replaced as the benchmark for the Class A-2b Notes. The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

As described under “Description of the Notes — Payments of Interest,” the benchmark replacement will depend on the availability of various alternative benchmarks, the first of which is term SOFR, the second of which is compounded SOFR and the last two of which are not currently specified. The Secured Overnight Financing Rate (“SOFR”), was selected by the Alternative Reference Rates Committee (“ARRC”) of the Federal Reserve Bank of New York (“FRBNY”) as the replacement for one-month LIBOR. However, because SOFR is a secured, risk-free rate, while LIBOR is an unsecured rate reflecting counterparty risk, SOFR will not be representative of one-month LIBOR. The FRBNY started publishing SOFR in April 2018. The FRBNY has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over the term of the Class A-2b Notes may bear little or no relation to the historical actual or historical indicative data. Moreover, one-month LIBOR is a forward-looking term rate. Term SOFR, which is expected to be a similar forward-looking term rate that will be based on SOFR, is the first alternative among the benchmark replacements, but is currently being developed under the sponsorship of the FRBNY, and we cannot provide any assurances that the development of term SOFR will be completed. If term SOFR is not available as of the benchmark replacement date, the next available benchmark replacement is compounded SOFR. Compounded SOFR is a backward-looking rate generally calculated using actual rates during the interest accrual period, and may be even less representative of one-month LIBOR. Finally, if a benchmark replacement other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the benchmark replacement if it later becomes available, which could lead to further volatility in the applicable interest rate on the Class A-2b Notes. In order to compensate for these differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement.

However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of one-month LIBOR, or any other then-current benchmark,

either at the benchmark replacement date or over the life of the Class A-2b Notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to one-month LIBOR, or any other then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

Finally, the issuing entity will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available and, if term SOFR or compounded SOFR is not available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. For more information about how the interest rate based on one-month LIBOR is determined and the circumstances under which the benchmark and the applicable spread may change, see “Description of the Notes — Payments of Interest” in this prospectus.

It is intended that the replacement of the then-current benchmark will not be a taxable event for noteholders of the Class A-2b Notes. However, we cannot provide any assurances that the IRS will not take a contrary view. If the IRS treats a change in the then-current benchmark of the Class A-2b Notes as a taxable event, noteholders of the Class A-2b Notes may be required to recognize taxable gain or loss at that time. Holders of Class A-2b Notes should consult with their own tax advisors regarding the potential consequences of the setting of an alternative benchmark.

A Decrease in LIBOR Rates Would Reduce the Rate of Interest on the Class A-2b Notes	The interest rates to be borne by the Class A-2b Notes are based on a spread over one-month LIBOR (or the then-current benchmark), which serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money.
Changes in one-month LIBOR (or the then-current benchmark) will affect the rate at which the Class A-2b Notes accrue interest and the amount of interest payments on the Class A-2b Notes. If one-month LIBOR (or the then-current benchmark) decreases for an interest accrual period compared to the prior period, the rate at which the Class A-2b Notes accrue interest for such interest accrual period will be reduced by the amount by which one-month LIBOR (or the then-current benchmark) decreases, provided that the interest rate on the Class A-2b Notes for any interest accrual period will not be less than 0.00%. A negative one-month LIBOR (or the then-current benchmark) rate could result in the interest rate applied to the Class A-2b Notes decreasing to 0.00% for the related interest accrual period.

Because the Offered Notes are in Book-Entry Form, your Rights Can Only Be Exercised Indirectly	Because the offered notes will be issued in book-entry form, you will be required to hold your interest in your notes through DTC in the United States, or Clearstream or Euroclear in Europe. Transfers of interests in the notes within DTC, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the offered notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The offered notes will remain in book-entry form except in the limited circumstances described under the caption “Registration of the Notes—Definitive Notes.”
Unless and until the offered notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder.” As a result, you will only be able to exercise the rights of noteholders indirectly through DTC (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Your ability to pledge your notes to persons or entities that do not participate in DTC, Clearstream or Euroclear, or to otherwise take actions relating to your notes, may be limited due to lack of a physical note.
You May Suffer Delays in Payments as a Result of the Manner in Which Principal of the Notes is Paid.	Payments on the offered notes will be made to DTC, rather than directly to you, and DTC will then credit payments received from the indenture trustee to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the indenture trustee.

WORLD OMNI FINANCIAL CORP.

World Omni Financial Corp. is a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States. The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of Toyota automobile dealers within the Five-State Area. World Omni Financial Corp. services automobile and light-duty truck retail installment sale contracts and leases for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some Toyota dealers, and their affiliates, in the Five-State Area.

Southeast Toyota Distributors, LLC, which is a wholly-owned subsidiary of JMFE and a World Omni Financial Corp. affiliate, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2024, with Toyota Motor Sales, U.S.A., Inc., a California corporation. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the “Southeast Toyota Finance” name since 1996. Certain vehicles that were manufactured under the Scion brand have transitioned to the Toyota brand starting with the 2017 model year. All references to Toyota vehicles refer both to vehicles manufactured under the Toyota brand and to vehicles manufactured under the Scion brand prior to the transition from the Scion brand to the Toyota brand starting with the 2017 model year.

As of June 30, 2019, December 31, 2018, December 31, 2017, December 31, 2016, December 31, 2015, and December 31, 2014, World Omni Financial Corp. and its affiliates’ originated portfolio, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., had 577,349, 572,018, 550,985, 515,465, 492,849, and 473,592 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $10.8 billion, $10.7 billion, $10.1 billion, $9.2 billion, $8.5 billion, and $7.9 billion, respectively. World Omni Financial Corp. services retail installment sale contracts for its own account and also services retail installment sale contracts, loans and other automobile related receivables for the account of third parties.

In addition to its role as servicer, World Omni Financial Corp. is the sponsor of, and has participated in the structuring of, the securitization transactions contemplated by this prospectus. World Omni Financial Corp. is responsible for originating or acquiring the receivables included in the transaction described in this prospectus and World Omni Financial Corp. is responsible for servicing those receivables as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public securitization transaction in 1992 involved approximately $248 million of receivables and World Omni Financial Corp.’s most recently completed retail public securitization transaction in 2019 involved approximately $880 million of retail installment sale contracts. From 1994 through August 2019, World Omni Financial Corp. securitized an aggregate of approximately $35.1 billion of retail installment sale contract receivables in term securitization transactions. World Omni Financial Corp. has also sponsored 29 term securitizations of leases and dealer floorplan receivables. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting receivables are described further under “World Omni Financial Corp.’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer.” No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

Substantially all of World Omni Financial Corp’s retail installment sale contracts have historically been securitized in the World Omni Auto Receivables Trust (“WOART”) platform. In late 2017, World Omni began excluding from the WOART platform receivables with FICO® scores of less than 650 at the time of origination. World Omni further refined the WOART platform in early 2018 to exclude receivables with non-Toyota collateral with any or no FICO® score at the time of origination. Receivables with collateral with original terms to maturity of

76-78 months with any or no FICO® score at the time of origination, have not been included in the WOART platform. The collateral in the World Omni Select Auto Trust (“WOSAT”) platform includes receivables with characteristics that are not currently being included in the WOART platform (obligors with FICO® scores below 650 at the time of origination, receivables with used non-Toyota collateral with any or no FICO® score at the time of origination, and receivables with new Toyota collateral with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination). World Omni utilizes the same originations and servicing procedures and systems for the WOSAT platform as it does for the WOART platform.

WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS

World Omni Financial Corp. purchases retail installment sale contracts in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “World Omni Financial Corp.” in this prospectus. The contracts purchased by World Omni Financial Corp. are entered into by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize factors including the prospective purchaser’s ability to make timely payments and creditworthiness. Additionally, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. originates retail installment sales finance contracts directly with customers in connection with financing the purchase of vehicles off lease.

World Omni Financial Corp. primarily purchases retail installment sale contracts from a network of participating dealers pursuant to written agreements with World Omni Financial Corp. Each dealer offers automobile and light-duty truck retail installment financing to prospective purchasers. If the dealer desires to offer the resulting retail installment sale contract to World Omni Financial Corp., then such financing must be made pursuant to World Omni Financial Corp.’s approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective purchaser and for forwarding the information for evaluation to World Omni Financial Corp. All submitted information with respect to each application, along with any credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and “scored” by World Omni Financial Corp. as described under “—Underwriting” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. For applicants that are not automatically approved or declined, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective buyer is accepted, either automatically or following the evaluation by an analyst, the dealer will prepare all necessary paperwork to sell the vehicle to the customer, including entering into a retail installment sale contract with its customer. The dealer thereafter sells the contract to World Omni Financial Corp. World Omni Financial Corp. then verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that World Omni Financial Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of retail installment sale contracts, see “—Underwriting” below.

Service centers located in Mobile, Alabama and Earth City, Missouri service World Omni Financial Corp.’s retail installment sale contracts following origination. Each of these centers is a multi-service facility and they collectively handle the following: collection activities (early stage, late stage, skip tracing, recovery and deficiency balances and bankruptcy), remarketing, administrative services, dealer services, operational accounting and customer and dealer inquiries.

Underwriting

The World Omni Financial Corp. underwriting standards are intended to evaluate a prospective buyer’s credit standing and repayment ability. Generally, the dealer requests a prospective buyer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information including:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through an online source such as DealerTrack or RouteOne or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer network owned and operated by a third party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. The decision software uses a number of factors in performing the credit evaluation, such as the amount of the monthly payment, the amount financed, the term of the loan, the applicant’s monthly income, the amount of monthly rent or mortgage payments and debt ratios, and credit bureau attributes, such as number of trade lines, utilization ratio and number of credit inquiries. As part of this process, the decision software calculates a credit score that is used in addition to credit rules to determine a recommended credit decision. This information enables World Omni Financial Corp. to review an application and establish the likelihood that the proposed retail installment sale contract will be paid in accordance with its terms. World Omni Financial Corp. has established minimum credit score requirements and applicants who fall below the minimums are automatically declined by the decision software or recommended for decline and referred to a credit analyst for further review. Applicants that exceed these minimum credit scores are then evaluated by the decision software using business rules relating to certain other characteristics, such as loan-to-value, payment-to-income and debt-to-income ratios and credit bureau information regarding other trade lines and the status of such trade lines. To the extent the decision software’s credit evaluation results in an automatic approval or automatic decline, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred to a credit analyst for final review and credit evaluation.

If credit bureau data is not available on a consumer applicant or if the applicant is a business then the software cannot electronically evaluate the application. In other cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. A credit application rejected by the decision software may also be resubmitted or re-evaluated based on information from the dealer. In such cases, a World Omni Financial Corp. credit analyst evaluates the application based on the company’s underwriting guidelines.

The credit analyst considers information, some of which is evaluated in the decision software, such as the applicant’s income and the collateral, the applicant’s credit bureau report and the applicant’s internal credit score, and weighs other factors, such as the applicant’s prior experience with World Omni Financial Corp. To support consistent credit decisions, World Omni Financial Corp. establishes credit rules that are used by credit analysts that provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like payment-to-income and debt-to-income ratios, FICO® score and contract term. These credit rules are not strict limits or requirements and the credit analysts evaluating an application may determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history and residency and employment stability. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by a World Omni Financial Corp. associate with higher approval authority. The credit analyst may work with the dealer to determine acceptable contract terms for applications that cannot be approved as originally submitted. The credit analyst may grant a conditional approval on the addition of a qualified co-obligor or guarantor or on modifications to the financing terms, such as a higher cash down payment or a less expensive vehicle. If data entry or inconsistent information is the reason a credit application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established automobile credit histories for new installment sales contracts without the use of a custom applicant scorecard.

Failure to be automatically approved through the decision software does not mean that an application does not meet World Omni Financial Corp.’s underwriting guidelines. Any application determined by World Omni Financial Corp. to have been inappropriately approved outside of its underwriting guidelines is ineligible for inclusion in a pool of receivables.

To a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. purchases retail installment sale contracts, and in some cases originates retail installment sale contracts directly with customers under a lease termination program that provides obligors who lease vehicles through World Omni Financial Corp., and in certain cases assignees of those obligors, the option of financing the purchase of the leased vehicle on or prior to lease expiration. This “lease-to-retail” loan origination process relies, in large part, on the applicant’s past payment history and, in some cases, credit bureau score. All lease-to-retail applicants are required to go through the credit approval process, which is the same in all material respects as the one used in connection with the evaluation of applications submitted from dealers, although more weight may be given to the applicant’s payment history than credit bureau score, and the potential loss exposure, if any, with respect to the leased vehicle is considered.

Except as described above, World Omni Financial Corp. has not had any recurring categories or types of exceptions to its underwriting standards.

Risk Based Pricing

World Omni Financial Corp. uses risk based pricing. Pricing, and ultimately interest rate, is based either on the credit bureau scores of the applicant(s) or on a custom consumer credit score calculated by World Omni Financial Corp. during the loan application process. The ultimate interest rate offered to an applicant can be altered based on the requested loan to value ratio as well as other relevant factors.

Electronic Contracts and Electronic Contracting

World Omni Financial Corp. supports electronic contracting in the Five-State Area, under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors.  World Omni Financial Corp. has contracted with a third-party to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by such third-party on behalf of World Omni Financial Corp.  The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology that enable electronic contracting in the automobile retail industry.  Through use of the third-party’s system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to World Omni Financial Corp.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify World Omni Financial Corp. as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing

World Omni Financial Corp. makes collection efforts in its capacity as servicer with respect to delinquent accounts. World Omni Financial Corp. considers a retail installment sale contract to be delinquent for servicing and collection purposes when more than $40 of a scheduled payment on a cumulative basis (after giving effect to any past due payments) is not paid by the obligor by the related due date. Any portion of a scheduled payment not paid on the related due date automatically continues to be due with the next scheduled payment.

Generally, delinquent accounts are assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to those accounts. Risk groups are developed to establish when the first call will be made or the first letter will be sent to that obligor.

Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Servicemembers Civil Relief Act. Specialized manual account calling may be initiated at later stages of delinquency status.

Calls to obligors are placed by World Omni Financial Corp., or by independent contractors retained by World Omni Financial Corp. Involuntary repossessions and certain voluntary repossessions are handled by independent contractors that are engaged in the business of repossessing vehicles in localities across the United States. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency may be pursued by World Omni Financial Corp. or, in cases in which the deficiency remains uncollected, may be assigned to an independent collection service provider retained by World Omni Financial Corp. Deficiency balances may be pursued to the extent the obligor is deemed to have sufficient assets and there is reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law. We refer you to “Some Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.”

The sale and servicing agreement will permit World Omni Financial Corp. to reschedule or extend a receivable and grant a rebate or other adjustment in accordance with its customary procedures and otherwise in accordance with the sale and servicing agreement. Generally, extensions may be granted if the extension will bring the account current and the obligor has made 6 or more scheduled monthly payments. The customary procedures of World Omni Financial Corp. will be subject to change from time to time. The sale and servicing agreement will provide that all related extension fees that are received from obligors must be deposited into the collection account within two business days of receipt and identification (including receipt of proper instructions regarding where to allocate such payment) by the servicer, unless the servicer is making deposits on a monthly basis as permitted under the sale and servicing agreement. If the servicer breaches any of the obligations in the sale and servicing agreement that are described above and the related receivable is materially and adversely affected by the breach, then upon the discovery of such breach, unless the breach shall have been cured by the last day of the second collection period following discovery or notice of such breach (or, at the servicer’s election, the last day of the first following collection period), the servicer shall purchase any such receivable. In addition, if the servicer extends the date for final payment by the obligor of a receivable beyond the month immediately preceding the month in which the final scheduled payment date of the Class E Notes occurs, the servicer shall purchase such receivable by the earlier of (i) the last day of the second collection period following the date of such extension (or, at the servicer’s election, the last day of the first following collection period) and (ii) the last day of the month immediately preceding the month in which the final scheduled payment date of the Class E Notes occurs. In consideration of the purchase of any such receivable, the servicer shall remit the Purchase Amount. We refer you to “Description of the Trust Documents—Servicing Procedures.” For modifications or waivers that do not result in a purchase of the receivable, World Omni Financial Corp. does not expect that these changes or waivers will materially affect the cash flows on the notes.

Insurance

World Omni Financial Corp. requires each obligor under a receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance (whether by obtaining a copy of a current insurance card or otherwise). World Omni does not verify the existence of insurance in connection with its acquisition of a retail installment sale contract, and performs no ongoing verification of insurance coverage.

World Omni Financial Corp. does not require obligors to maintain credit disability, credit life or credit health or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases or originates on behalf of the obligors in the event of disability or death. To the extent that any of these insurance coverages is obtained on behalf of an obligor, payments received in respect of coverage may, if permitted by applicable law, be applied to payments on the related receivable to the extent the obligor’s beneficiary chooses to do so. If the obligor finances the purchase of such insurance coverage under the related retail installment sale contract, payments received in respect of such coverage will be remitted to the servicer and applied to payments on the related receivable.

Customer Service

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and obligors. Incoming calls are processed through a Voice Response Unit (VRU), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, electronic pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and obligors that are unable to resolve their issues through the VRU. World Omni Financial Corp. also provides a customer website providing customers with the ability to self-service accounts including making payments, obtaining extensions based on compliance with automated guidelines, reviewing payment histories, obtaining monthly statements and requesting account reviews.

THE DEPOSITOR

World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. The principal executive offices of the depositor are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. World Omni Financial Corp. holds all of the outstanding membership interests of the depositor, and is the managing member of the depositor (which is also managed in certain respects by a board of directors).

The depositor was organized solely for the purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the receivables and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the notes when due. This certification will be filed by the depositor with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the notes.

The depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the depositor described above; and

•	the trust documents containing the provisions described in “Description of the Trust Documents—Asset Representations Review,” “—Dispute Resolution for Repurchase Requests” and “—Noteholder Communications.”

The depositor will initially retain the certificates of the issuing entity. The certificates represent the ownership interest in the issuing entity and the right to all funds not needed to make required payments on the notes, pay fees and expenses of the issuing entity or make deposits in the reserve account. The certificates are subordinated to the notes and represent the first-loss interest in the securitization transaction described in this prospectus. The certificates will not be transferred, financed, pledged or hedged by World Omni Financial Corp., the depositor or any of their affiliates, except as permitted under Regulation RR. For more information about the required retention of credit risk in the transaction by the sponsor, you should read “Credit Risk Retention” and “EU Risk Retention.”

THE ISSUING ENTITY

The issuing entity is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the owner trustee. Before the sale and assignment of the trust assets to the issuing entity, the issuing entity will have no assets, obligations or operating history. The issuing entity will not engage in any business other than:

•	acquiring, holding and managing the receivables, the other trust assets and any proceeds from the receivables and other trust assets;

•	issuing and making payments on the notes and certificates;

•	assigning and pledging the property of the issuing entity to the indenture trustee; and

•	performing its obligations under the trust documents and engaging in other activities to accomplish the above.

Please see “Description of the Trust Documents” in this prospectus for further description of the issuing entity and its activities.

The requirements that apply to an amendment of the trust agreement are described in “Description of the Trust Documents—Amendments.”

The issuing entity’s initial equity capitalization is expected to be approximately $59,544,012.89, which is the aggregate starting principal balance of the receivables, less the aggregate initial principal amount of the notes as of the closing date, plus the amounts on deposit in the reserve account. The certificates, evidencing an undivided beneficial interest in the issuing entity that is subordinate to the interest of the holders of the notes, will be issued to and initially retained by the depositor. The certificates represent the equity or residual interest in the issuing entity and are not being offered by this prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Starting Principal Balance of the Receivables	$744,382,102.38
Reserve Account	$3,721,910.51

The following table illustrates the expected liabilities of the issuing entity as of the closing date(1):

Class A-1 Notes	$120,000,000
Class A-2 Notes	292,000,000
Class A-3 Notes	129,890,000
Class B Notes	59,560,000
Class C Notes	37,970,000
Class D Notes	32,390,000
Class E Notes	16,750,000
Total	$688,560,000

(1)	The Class E Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date, and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of notes may initially be retained by the depositor or one or more affiliates thereof on the closing date. On or after the closing date, the depositor or any such affiliate may sell any such retained notes.

No expenses will be incurred in connection with the selection and acquisition of the receivables from the offering proceeds.

The issuing entity’s fiscal year ends on December 31.

The Owner Trustee

BNY Mellon Trust of Delaware (“BNYM Delaware”), a Delaware banking corporation, will act as owner trustee under the trust agreement. BNYM Delaware is an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. BNYM Delaware’s principal place of business is located at 301 Bellevue Parkway, 3rd Floor, Wilmington, DE 19809, Attention: Corporate Trust Administration. BNYM Delaware has acted as Delaware trustee on numerous asset-backed transactions, including the structure of the transaction referred to herein. You may contact BNYM Delaware by calling (302) 791-3610.

In the ordinary course of business, The Bank of New York Mellon, The Bank of New York Mellon Trust Company, N.A., and BNY Mellon Trust of Delaware (collectively, “BNY Mellon”) are named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, BNY Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, BNY Mellon denies liability and intends to defend the litigations vigorously.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee described in the trust documents.

The Indenture Trustee

MUFG Union Bank, N.A. (formerly known as Union Bank, National Association) will be the indenture trustee under the indenture. MUFG Union Bank, N.A. is a national banking association and its corporate trust office is located at 1251 Avenue of the Americas, 19th Floor, New York, New York 10020. MUFG Union Bank, N.A. and its predecessors have extensive experience in corporate trust and agency services including roles as collateral agent, depositary, indenture trustee, and escrow agent. MUFG Union Bank, N.A. has acted, and is currently acting, as indenture trustee on a number of asset-backed transactions involving pools of various asset types, including acting as indenture trustee on automobile retail installment sale contract backed securities. MUFG Union Bank, N.A., servicer, sponsor, depositor, and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective business.

The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at https://www.unionbank.com/commercial-bank/trust-custody/corporate-trust-services/asset-backed-servicer-reports.jsp. Noteholders with questions may direct them to the bondholder services group at (312) 601-3959.

The indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the indenture trustee described in the trust documents.

The Trust Property

The primary assets of the issuing entity will include the following:

•	a pool of receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the receivables after the cutoff date;

•	amounts that from time to time may be held in the Trust Accounts;

•	the rights of the depositor under the purchase agreement pursuant to which the depositor purchases the receivables from World Omni Financial Corp. and all of the rights of the issuing entity under the sale and servicing agreement pursuant to which the depositor sold the receivables to the issuing entity and the servicer services the receivables on behalf of the issuing entity;

•	security interests in the financed vehicles;

•	the rights of the depositor to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement; and

•	any and all proceeds of the foregoing.

The underwriting criteria applicable to the receivables included in the issuing entity are described under “World Omni Financial Corp.’s Automobile Finance Business—Underwriting.”

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the “asset representations reviewer” under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN). Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 250 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates and none of the asset representations reviewer’s affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the receivables. For so long as the notes remain outstanding, the asset representations reviewer must satisfy these eligibility criteria.

The asset representations reviewer’s main obligations will be:

•	reviewing each Review Receivable following receipt of a review notice from the indenture trustee, and

•	providing a report on the results of the review to the issuing entity, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read “Description of the Trust Documents — Asset Representations Review.”

To the extent any fees, expenses and indemnification amounts of the asset representations reviewer are not paid by the servicer, any such unpaid amounts will be paid by the issuing entity on each payment date from Available Funds up to the limit of $150,000 per calendar year. See “Fees and Expenses” in this prospectus. The issuing entity will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the issuing entity and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made. Following an event of default, however, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the notes. See “Description of the Trust Documents—Distributions” in this prospectus.

The asset representations reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the asset representations reviewer set forth in the asset representations review agreement. The asset representations reviewer is not responsible for (a) reviewing the receivables for compliance with the representations under the trust documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the trust documents or if any receivable is required to be repurchased.

The asset representations reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment. However, the asset representations reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the asset representations review agreement. The issuing entity will, or will cause the servicer to, indemnify the asset representations reviewer for all liabilities resulting from the performance of the asset representations reviewer’s obligations under the asset representations review agreement, other than resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence, breach of any of its representations or warranties in the asset representations review agreement or breach of its obligations related to protecting confidential and personally identifiable information provided to it.

The asset representations reviewer may not resign unless it becomes legally unable to act. The issuing entity may also remove the asset representations reviewer if the asset representations reviewer (1) ceases to be eligible to continue as an asset representations reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the asset representations review agreement or (3) becomes subject to an insolvency event. Following the resignation or removal of the asset representations reviewer, the issuing entity will be obligated to appoint a successor asset representations reviewer. Any resignation or removal of an asset representations reviewer and appointment of a successor asset representations reviewer will not become effective until acceptance of the appointment by the successor asset representations reviewer. As described under “Description of the Trust Documents—Periodic Reports,” each Form 10-D will contain a description of the date and circumstances surrounding any resignation, removal, replacement or subsitution of the Asset Representations Reviewer that occurred during the related collection period. Reasonable expenses associated with the termination of the asset representations reviewer and the appointment of a successor will be borne by the outgoing asset representations reviewer.

THE RECEIVABLES POOL

The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, which we refer to as the pool of receivables. The receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the principal balance of the receivable multiplied by the stated annual percentage rate or base rate, as applicable, and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the principal balance.

Pending sale to the depositor, World Omni Financial Corp. may finance the receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On the closing date, these affiliates and the related warehouse providers will transfer the receivables to World Omni Financial Corp. for sale to the depositor. World Omni Financial Corp. will make the representations and warranties with respect to the receivables as described in “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

The Receivables

The characteristics set forth in this section are based on the pool of receivables as of the cutoff date.

The issuing entity will acquire the receivables in the pool from the depositor on the closing date. The aggregate starting principal balance of receivables included in the pool sold to the issuing entity on the closing date will be $744,382,102.38.

As of the cutoff date, approximately 0.18% of the aggregate starting principal balance of the receivables in the pool were originated by World Omni Financial Corp. under a program in which World Omni Financial Corp. finances the purchase of a vehicle that was previously leased. See “World Omni Financial Corp.’s Automobile Finance Business – Underwriting” for more information on this program. As of the cutoff date, each of the receivables in the pool met certain eligibility criteria, which formed the basis for the selection of the receivables. The eligibility criteria provide that each receivable:

•	was secured by a new or used automobile or light-duty truck;

•	was originated in the United States;

•	was originated or acquired by World Omni Financial Corp. in the ordinary course of business;

•	was a Simple Interest Receivable;

•	was secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649, a used non-Toyota vehicle with any or no FICO® score at the time of origination or a new Toyota branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination;

•	provided for level monthly payments after the cutoff date that fully amortize the amount financed over its original term, except that the first and last months may vary from the level monthly payments;

•	had an original term to maturity of 24 to 78 months;

•	provided for the payment of a finance charge at a stated annual percentage rate ranging from 0.00% to 20.00%;

•	did not have a scheduled payment for which more than $40.00 was more than 30 days past due;

•	was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

•	was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

•	had a scheduled maturity date not later than February 28, 2026.

The pool of receivables was selected from World Omni Financial Corp.’s portfolio of receivables that meet the criteria described above and other administrative criteria utilized by World Omni Financial Corp. from time to time.

The following table sets forth information regarding the composition of the receivables in the pool as of the cutoff date. The “Weighted Average Annual Percentage Rate,” the “Weighted Average Original Term to Maturity,” the “Weighted Average Remaining Term to Maturity,” the “Weighted Average FICO® score” and the “Weighted Average Maximum FICO® score” in the table are weighted based on the aggregate starting principal balance.

Composition of the Receivables in the Pool as of the Cutoff Date

Aggregate Starting Principal Balance	$744,382,102.38
Number of Receivables	30,000
Average Starting Principal Balance	$24,812.74
Range of Starting Principal Balances	$570.38 to $68,435.54
Average Original Principal Balance	$27,410.05
Range of Original Principal Balances	$5,000.00 to $69,974.95
Weighted Average Annual Percentage Rate	9.05%
Weighted Average Annual Percentage Rate of Receivables with Original Term to Maturity of 76-78 Months	4.95%
Range of Annual Percentage Rates	0.00% to 20.00%
Weighted Average Original Term to Maturity	73.45 months
Range of Original Terms to Maturity	24 months to 78 months
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity greater than 60 months	96.02%
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity of 76-78 Months	9.95%
Weighted Average Remaining Term to Maturity	67.83 months
Range of Remaining Terms to Maturity	3 months to 77 months
Weighted Average FICO® score(1)(2)(3)	634
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(1)(2)(3)(4)	552 to 778
Weighted Average Maximum FICO® score(1)(3)(5)	655
Weighted Average Maximum FICO® score of Receivables with Original Term to Maturity of 76-78 Months(1)(3)(5)	767
Percent of Aggregate Starting Principal Balance that is Toyota	87.47%
Percent of Aggregate Starting Principal Balance that is non-Toyota	12.53%
Percent of Aggregate Starting Principal Balance that is new	79.60%
Percent of Aggregate Starting Principal Balance that is used	20.40%

(1)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system. Of the 30,000 receivables in the pool of receivables as of the cutoff date, 289 or 0.96% of the aggregate number of receivables in the pool, are accounts for which FICO® scores are unavailable.

(4)	A 90% FICO® score range of 552 to 778 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable receivables is composed of obligors with FICO® scores between 552 and 778, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable receivables) exceeding 778 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable receivables) falling below 552.

(5)	For receivables with co-obligors, the FICO® score used to compute the weighted average maximum FICO® score is the greater of the two FICO® scores between the primary applicant and the co-applicant. The greater of the two FICO® scores is used by World Omni Financial Corp. to assign the pricing for each such contract.

As of the cutoff date, approximately 79.60% of the aggregate starting principal balance of the receivables in the pool, constituting approximately 72.58% of the total number of receivables in the pool, represented financings of new vehicles, and approximately 20.40% of the aggregate starting principal balance of the receivables in the pool, constituting approximately 27.42% of the total number of receivables in the pool, represented financings of used vehicles.

As of the cutoff date, 10,837 receivables, having an aggregate starting principal balance of approximately $287,349,642.91, constituting approximately 38.60% of the aggregate starting principal balance of the receivables in the pool, are evidenced by electronic contracts.

The following table sets forth information regarding the composition of the receivables relating to financings of Toyota branded vehicles in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Product Segment of the Receivables Relating to Financing of Toyota Branded Vehicles
in the Pool as of the Cutoff Date

Product Segment(1)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car	15,305	61.32%	$346,330,595.87	53.19%
Other Truck / Other SUV / Minivan	8,722	34.95%	270,295,472.59	41.51%
Large Truck / Large SUV(2)	931	3.73%	34,512,520.26	5.30%
Total	24,958	100.00%	$651,138,588.72	100.00%

(1)	Includes only retail installment sale contracts representing financings of new and used Toyota branded vehicles.
(2)	Consists of Toyota Sequoia, Toyota Land Cruiser and Toyota Tundra retail installment sale contracts.

The following table sets forth information regarding the geographic location of the receivables in the pool as of the cutoff date for the states with the largest concentrations of receivables. No other state accounts for more than 0.20% of the aggregate principal balance of the receivables in the pool. The breakdown by state is based on the billing addresses of the obligors of the receivables. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date

Geographic Location	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida	16,256	54.19%	$405,233,200.06	54.44%
Georgia	5,756	19.19%	146,035,156.54	19.62%
North Carolina	2,876	9.59%	69,846,321.77	9.38%
Alabama	2,598	8.66%	65,085,688.58	8.74%
South Carolina	2,005	6.68%	47,383,234.68	6.37%
All Others	509	1.70%	10,798,500.75	1.45%
Total	30,000	100.00%	$744,382,102.38	100.00%

The following table sets forth information regarding the distribution by annual percentage rate of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Annual Percentage Rate of the Receivables in the Pool as
of the Cutoff Date

Range of Annual Percentage Rates	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000%	65	0.22%	$1,083,349.36	0.15%
0.001% - 1.000%	49	0.16%	1,105,300.42	0.15%
1.001% - 2.000%	206	0.69%	4,561,379.11	0.61%
2.001% - 3.000%	865	2.88%	16,500,785.11	2.22%
3.001% - 4.000%	805	2.68%	22,337,191.68	3.00%
4.001% - 5.000%	3,055	10.18%	93,744,534.80	12.59%
5.001% - 6.000%	3,663	12.21%	107,375,609.22	14.42%
6.001% - 7.000%	2,610	8.70%	75,095,830.17	10.09%
7.001% - 8.000%	1,647	5.49%	37,089,719.35	4.98%
8.001% - 9.000%	1,429	4.76%	30,698,182.73	4.12%
9.001% - 10.000%	1,791	5.97%	40,910,549.48	5.50%
10.001% - 11.000%	2,662	8.87%	61,637,459.61	8.28%
11.001% - 12.000%	2,036	6.79%	50,238,737.21	6.75%
12.001% - 13.000%	2,963	9.88%	72,428,595.88	9.73%
13.001% - 14.000%	1,491	4.97%	32,818,164.24	4.41%
14.001% - 15.000%	1,298	4.33%	27,317,245.72	3.67%
15.001% - 16.000%	1,277	4.26%	25,619,486.54	3.44%
16.001% - 17.000%	1,209	4.03%	26,592,400.06	3.57%
17.001% - 18.000%	551	1.84%	10,720,127.86	1.44%
18.001% - 19.000%	215	0.72%	4,374,204.42	0.59%
19.001% - 20.000%	113	0.38%	2,133,249.41	0.29%
Total	30,000	100.00%	$744,382,102.38	100.00%

The following table sets forth information regarding the distribution by FICO® score of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by FICO® Score(1)(2) of the Receivables in the Pool as
of the Cutoff Date

FICO® Score(1)(2)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
No score available	289	0.96%	$5,198,242.47	0.70%
1 - 619	13,741	45.80%	333,699,779.98	44.83%
620 - 639	6,885	22.95%	172,987,983.65	23.24%
640 - 659	4,070	13.57%	101,981,972.90	13.70%
660 - 679	357	1.19%	7,228,269.55	0.97%
680 - 699	423	1.41%	8,564,195.61	1.15%
700 - 719	763	2.54%	18,564,964.96	2.49%
720 or higher	3,472	11.57%	96,156,693.26	12.92%
Total	30,000	100.00%	$744,382,102.38	100.00%

(1) FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2) The FICO® score is the primary applicant FICO® or, if not available, the co-applicant FICO®.

The following table sets forth information regarding the distribution by vehicle model of the receivables in the pool as of the cutoff date. No other vehicle model accounts for more than 4.57% of the aggregate principal balance of the receivables in the pool. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Model of the Receivables in the Pool as
of the Cutoff Date

Vehicle Model	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Corolla	8,097	26.99%	$171,392,250.46	23.02%
Camry	6,066	20.22%	153,003,477.91	20.55%
RAV 4	4,419	14.73%	130,285,473.43	17.50%
Tacoma	1,609	5.36%	51,773,962.21	6.96%
Highlander	976	3.25%	35,174,514.24	4.73%
Other	8,833	29.44%	202,752,424.13	27.24%
Total	30,000	100.00%	$744,382,102.38	100.00%

The following table sets forth information regarding the distribution by vehicle model year of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Model Year of the Receivables in the Pool as
of the Cutoff Date

Vehicle Model Year	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
2007	4	0.01%	$6,646.22	0.00%*
2008	8	0.03%	36,801.47	0.00%*
2009	20	0.07%	69,255.73	0.01%
2010	108	0.36%	979,360.42	0.13%
2011	250	0.83%	2,446,740.56	0.33%
2012	378	1.26%	4,500,113.93	0.60%
2013	586	1.95%	7,825,468.79	1.05%
2014	2,096	6.99%	21,352,816.37	2.87%
2015	1,742	5.81%	27,357,583.93	3.68%
2016	1,627	5.42%	32,054,432.36	4.31%
2017	1,582	5.27%	31,201,825.65	4.19%
2018	4,361	14.54%	115,766,601.77	15.55%
2019	14,965	49.88%	443,047,232.94	59.52%
2020	2,273	7.58%	57,737,222.24	7.76%
Total	30,000	100.00%	$744,382,102.38	100.00%

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

The following table sets forth information regarding the distribution by vehicle make of the receivables in the pool as of the cutoff date. No other vehicle make accounts for more than 1.48% of the aggregate principal balance of the receivables in the pool. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Make of the Receivables in the Pool as
of the Cutoff Date

Vehicle Make	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Toyota	24,958	83.19%	$651,138,588.72	87.47%
General Motors	753	2.51%	16,013,003.30	2.15%
Chrysler	781	2.60%	16,009,270.49	2.15%
Nissan	859	2.86%	13,969,622.07	1.88%
Ford	582	1.94%	11,680,891.20	1.57%
Other	2,067	6.89%	35,570,726.60	4.78%
Total	30,000	100.00%	$744,382,102.38	100.00%

The following table sets forth information regarding the distribution by original term of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Original Term of the Receivables in the Pool as
of the Cutoff Date

Original Term (Months)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
24 - 36	166	0.55%	$1,910,188.05	0.26%
37 - 48	295	0.98%	3,608,554.65	0.48%
49 - 60	1,682	5.61%	24,093,214.02	3.24%
61 - 66	430	1.43%	6,350,231.05	0.85%
67 - 72	10,189	33.96%	256,663,801.48	34.48%
73 - 75	15,265	50.88%	377,683,178.31	50.74%
76 - 78	1,973	6.58%	74,072,934.82	9.95%
Total	30,000	100.00%	$744,382,102.38	100.00%

The following table sets forth information regarding the distribution by remaining term of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Remaining Term of the Receivables in the Pool as
of the Cutoff Date

Remaining Term (Months)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
1 - 23	1,983	6.61%	$12,091,590.37	1.62%
24 - 36	255	0.85%	2,828,994.86	0.38%
37 - 48	357	1.19%	4,608,250.22	0.62%
49 - 60	2,107	7.02%	35,520,922.31	4.77%
61 - 66	6,065	20.22%	152,900,539.29	20.54%
67 - 72	13,173	43.91%	346,880,220.15	46.60%
73 - 75	5,279	17.60%	159,072,654.41	21.37%
76 - 78	781	2.60%	30,478,930.77	4.09%
Total	30,000	100.00%	$744,382,102.38	100.00%

The following table sets forth information regarding the distribution by original principal balance of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Original Principal Balance of the Receivables in the Pool as
of the Cutoff Date

Original Principal Balance	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
$2,500.01 - $5,000.00	3	0.01%	$12,969.44	0.00%*
$5,000.01 - $7,500.00	130	0.43%	748,650.00	0.10%
$7,500.01 - $10,000.00	389	1.30%	3,056,857.91	0.41%
$10,000.01 - $15,000.00	1,895	6.32%	21,675,132.09	2.91%
$15,000.01 - $20,000.00	4,043	13.48%	63,090,357.56	8.48%
$20,000.01 - $25,000.00	6,473	21.58%	130,566,985.71	17.54%
$25,000.01 - $30,000.00	6,318	21.06%	155,172,193.73	20.85%
$30,000.01 - $35,000.00	4,906	16.35%	144,217,074.19	19.37%
$35,000.01 - $40,000.00	2,961	9.87%	101,139,368.01	13.59%
$40,000.01 - $45,000.00	1,527	5.09%	59,676,658.59	8.02%
$45,000.01 - $50,000.00	735	2.45%	32,496,268.06	4.37%
$50,000.01 - $55,000.00	351	1.17%	17,324,864.44	2.33%
$55,000.01 - $60,000.00	178	0.59%	9,642,557.36	1.30%
$60,000.01 - $65,000.00	62	0.21%	3,697,908.31	0.50%
$65,000.01 - $70,000.00	29	0.10%	1,864,256.98	0.25%
Total	30,000	100.00%	$744,382,102.38	100.00%

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

The following table sets forth information regarding the distribution by the starting principal balance of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Starting Principal Balance of the Receivables in the Pool as
of the Cutoff Date

Starting Principal Balance	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
$0.01 - $2,500.00	195	0.65%	$310,432.52	0.04%
$2,500.01 - $5,000.00	580	1.93%	2,318,231.46	0.31%
$5,000.01 - $7,500.00	890	2.97%	5,589,086.16	0.75%
$7,500.01 - $10,000.00	929	3.10%	8,131,968.07	1.09%
$10,000.01 - $15,000.00	2,297	7.66%	29,242,062.78	3.93%
$15,000.01 - $20,000.00	4,198	13.99%	74,418,345.80	10.00%
$20,000.01 - $25,000.00	6,448	21.49%	145,444,052.52	19.54%
$25,000.01 - $30,000.00	5,954	19.85%	163,506,936.28	21.97%
$30,000.01 - $35,000.00	4,083	13.61%	131,870,134.07	17.72%
$35,000.01 - $40,000.00	2,297	7.66%	85,515,204.39	11.49%
$40,000.01 - $45,000.00	1,157	3.86%	48,812,379.14	6.56%
$45,000.01 - $50,000.00	540	1.80%	25,485,310.90	3.42%
$50,000.01 - $55,000.00	259	0.86%	13,519,996.04	1.82%
$55,000.01 - $60,000.00	114	0.38%	6,505,305.75	0.87%
$60,000.01 - $65,000.00	46	0.15%	2,849,361.26	0.38%
$65,000.01 - $70,000.00	13	0.04%	863,295.24	0.12%
Total	30,000	100.00%	$744,382,102.38	100.00%

Asset-Level Data

The depositor prepared an asset-level data file for the pool of receivables disclosed in this prospectus for a hypothetical reporting period commencing on August 1, 2019 and ending on August 31, 2019 and filed this information with the SEC in a Form ABS-EE. The asset-level data file contains detailed information for each receivable about its identification, origination, contract terms, financed vehicle, obligor, contract activity, servicing and status during such hypothetical reporting period. As described in this prospectus, the issuing entity has the right to receive payments made on the receivables after the cutoff date and will not receive any payments described in such asset-level data file during the hypothetical reporting period. The information contained in the asset-level data file is not a prediction of the future performance of any receivables in the pool. The exhibits to such Form ABS-EE filed by the issuing entity, or by the depositor on behalf of the issuing entity, by the date of the filing of this prospectus, are incorporated by reference into this prospectus. Investors should carefully review the asset-level data.

The servicer will also prepare asset-level data about the receivables for this securitization transaction for each collection period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE will be incorporated by reference into the related Form 10-D.

Pool Underwriting

As described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus, under World Omni Financial Corp.’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded and reviewed by a World Omni Financial Corp. credit analyst with appropriate approval authority. 5,303 receivables, having an aggregate starting principal balance of $138,307,867.14 (approximately 18.58% of the aggregate starting principal balance) were automatically approved by World Omni Financial Corp.’s computer-based evaluation software, while 24,697 receivables, having an aggregate starting principal balance of $606,074,235.24 (approximately 81.42% of the aggregate starting principal balance) were evaluated and approved by a World Omni Financial Corp. credit analyst in accordance with World Omni Financial Corp.’s written underwriting guidelines. World Omni Financial Corp. does not consider any of the receivables in the pool to constitute exceptions to World Omni Financial Corp.’s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables and the disclosure regarding those receivables, including information incorporated by reference from any Form ABS-EE filed in connection herewith, that is required to be included in this prospectus (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The depositor consulted with, and was assisted by, responsible personnel of World Omni Financial Corp. in performing the review. In addition, World Omni Financial Corp. has engaged third parties to assist with portions of the review. World Omni Financial Corp. determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

As part of the review, World Omni Financial Corp. identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information, such as business practices and contract terms, were reviewed with responsible personnel of World Omni Financial Corp., who approved those descriptions as accurate in all material respects. World Omni Financial Corp., assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the trust documents and compared that Rule 193 Information to the related trust documents to provide reasonable assurance that the descriptions were accurate in all material respects. Members of World Omni Financial Corp.’s treasury group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

The depositor used information from internal databases and other management information systems to assemble an electronic data tape containing relevant data on receivables in the pool (the “Data Tape”). From this Data Tape, the depositor constructed the pool composition and stratification tables in “The Receivables Pool—The Receivables” in this prospectus. The depositor also used such databases and other management information systems to assemble the asset-level data file for the receivables in the pool that was filed with the SEC on Form ABS-EE (the “Asset-Level Data File”).

The depositor designed procedures to test the accuracy of the transmission of individual receivable data from information databases maintained by World Omni Financial Corp. to the Data Tape and Asset-Level Data File. Through a random process, 125 receivables (the “Sample”) were selected from the pool of receivables to be sold to the issuing entity on the closing date. World Omni Financial Corp. made available to responsible personnel of World Omni Financial Corp. and third parties that assisted World Omni Financial Corp. with its review electronic copies of the pertinent underlying documentation, including data records, for each receivable in the Sample. A variety of numerical values and data points for each receivable in the Sample were either compared to the corresponding information in the Data Tape or Asset-Level Data File, as applicable, or evaluated for compliance with an eligibility criterion or representation and warranty, to determine whether any inaccuracies existed. The depositor found two discrepancies in its review of the Sample related to an incorrect contract date and original contract amount in the Data Tape. The depositor considers the discrepancies to be immaterial and determined that it is not indicative of any systemic errors in the receivables data or other errors that could have a material adverse effect on the data and the information about the receivables in this prospectus or in the Asset-Level Data.

The depositor’s review also evaluated the eligibility criteria that pertain to standard terms of receivables and standard business practices, such as the criteria related to each receivable providing for level payments that fully amortize the amount financed over its original term. The depositor confirmed with responsible personnel of World Omni Financial Corp. that its systems would not permit the selection of receivables for inclusion in the pool that fail to meet these types of eligibility criteria. The depositor found no discrepancies in this review.

Another aspect of the depositor’s review consisted of a comparison of selected data contained in this prospectus describing the receivables to data in, or derived from, the Data Tape. The review consisted of a recalculation from the data in the Data Tape of the number of receivables, monetary amounts, amounts and percentages displayed in this prospectus. Differences due to rounding or that were de minimis were not considered exceptions. This comparison found no exceptions within the specified parameters.

World Omni Financial Corp. monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of retail systems and operations. Internal control processes used by World Omni Financial Corp. include reviews of retail documentation and other origination functions. Internal control audits are performed regularly on key business functions.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to its portfolio of fixed rate retail installment sale contracts originated in the ordinary course of business by World Omni Financial Corp. or its affiliates. This portfolio includes retail installment sale contracts that are outside of the selection criteria for the receivables included in the receivables pool described in this prospectus. Accordingly, the delinquency, repossession and net loss experience of the receivables pool described in this prospectus may be different from those set forth in the following tables.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of June 30, 2019, the number of bankrupt contracts greater than 60 days past due was 2,176. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the issuing entity with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

Delinquency Experience
(Dollars in Thousands)

	At June 30,		At December 31,
	2019	2018	2018	2017	2016	2015	2014

Ending Net Receivables	$10,811,225	$10,323,489	$10,693,151	$10,066,657	$9,173,258	$8,471,476	$7,915,347
Ending Number of Contracts	577,349	558,855	572,018	550,985	515,465	492,849	473,592
Number of Delinquent Contracts(1)
31-60 Days	8,950	8,365	9,394	9,344	8,209	6,988	6,745
61-90 Days	2,519	2,096	2,797	2,194	2,041	1,745	1,528
91-120 Days	248	193	428	334	338	289	261
121 Days and Over	8	21	45	26	26	16	38
Total(2)	11,725	10,675	12,664	11,898	10,614	9,038	8,572
Percent of Delinquent Contracts
31-60 Days	1.55%	1.50%	1.64%	1.70%	1.59%	1.42%	1.42%
61-90 Days	0.44%	0.38%	0.49%	0.40%	0.40%	0.35%	0.32%
91-120 Days	0.04%	0.03%	0.07%	0.06%	0.07%	0.06%	0.06%
121 Days and Over	0.00%*	0.00%*	0.01%	0.00%*	0.01%	0.00%*	0.01%
Total(2)	2.03%	1.91%	2.21%	2.16%	2.06%	1.83%	1.81%
Dollar Amount of Delinquent Contracts(1)
31-60 Days	$165,770	$154,503	$175,545	$171,768	$147,627	$119,053	$104,398
61-90 Days	$47,193	$40,196	$52,127	$42,024	$37,162	$31,026	$24,712
91-120 Days	$4,940	$4,047	$8,734	$6,678	$6,731	$5,779	$4,508
121 Days and Over	$137	$388	$1,225	$650	$566	$403	$891
Total(2)	$218,040	$199,133	$237,631	$221,119	$192,085	$156,260	$134,509
Percent of Dollar Amount of Delinquent Contracts
31-60 Days	1.53%	1.50%	1.64%	1.71%	1.61%	1.41%	1.32%
61-90 Days	0.44%	0.39%	0.49%	0.42%	0.41%	0.37%	0.31%
91-120 Days	0.05%	0.04%	0.08%	0.07%	0.07%	0.07%	0.06%
121 Days and Over	0.00%*	0.00%*	0.01%	0.01%	0.01%	0.00%*	0.01%
Total(2)	2.02%	1.93%	2.22%	2.20%	2.10%	1.84%	1.70%

_______________________

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when an obligor owes more than $40 of the scheduled payment after the related due date. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	Numbers may not total due to rounding.

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

Net Loss and Repossession Experience
(Dollars in Thousands)

	Six Months ending June 30,		Year ending December 31,
	2019	2018	2018	2017	2016	2015	2014
Ending Net Receivables	$10,811,225	$10,323,489	$10,693,151	$10,066,657	$9,173,258	$8,471,476	$7,915,347
Ending Number of Contracts	577,349	558,855	572,018	550,985	515,465	492,849	473,592
Average Portfolio Outstanding During the Period	$10,709,775	$10,219,048	$10,362,913	$9,547,143	$8,777,713	$8,182,359	$7,516,551
Average Number of Contracts Outstanding During the Period	573,554	555,649	560,197	531,287	501,661	482,524	457,002
Number of Repossessions	5,412	5,347	10,794	9,836	8,131	6,593	5,942
Repossessions as a Percentage of Average Number of Contracts Outstanding	1.89%	1.92%	1.93%	1.85%	1.62%	1.37%	1.30%
Gross Charge-Offs	$65,345	$73,181	$142,138	$123,235	$100,739	$75,766	$63,582
Recoveries	$(14,062)	$(16,071)	$(31,180)	$(24,335)	$(21,786)	$(15,434)	$(17,308)
Net Charge-Off Losses	$51,283	$57,110	$110,958	$98,901	$78,953	$60,332	$46,274
Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding	0.96%	1.12%	1.07%	1.04%	0.90%	0.74%	0.62%

“Repossessions as a Percentage of Average Number of Contracts Outstanding” and “Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding” for any period of less than one year have been annualized. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period, plus accrued but unpaid interest earned through the period of charge-off, minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged-off, and does not net any expenses incurred to dispose of or recover vehicles. Net Charge-Off Losses equal gross charge-offs minus recoveries of retail installment sale contracts previously charged-off.

STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS VINTAGE ORIGINATION YEARS

AND PRIOR SECURITIZED POOLS

The pool of retail installment sale contracts selected for this transaction is comprised of retail installment sale contracts secured by Toyota branded vehicles with a FICO® score at the time of origination between and including 1 and 649, used non-Toyota branded vehicles with any or no FICO® score at the time of origination and new Toyota branded vehicles with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination. Appendix A to this prospectus sets forth in tabular and graphic format information regarding non-prime retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, and for the period from January 1, 2019 to June 30, 2019, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649, a used non-Toyota vehicle with any or no FICO® score at the time of origination or a new Toyota branded vehicle with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination.

Appendix B to this prospectus sets forth in tabular and graphic format static pool information regarding specified pools of non-prime retail installment sale contracts securitized by the sponsor during the last five years. With respect to the original portfolio characteristics and geographic information in Appendix B, the term “securitized pool” refers to the receivables included in the applicable pool of receivables. The original portfolio characteristics and geographic information of each securitized pool described in Appendix B are based on the securitized pool as of the related cutoff date, including information at the time of origination as of August 31, 2019.

All references to Toyota vehicles refer both to vehicles manufactured under the Toyota brand and to vehicles manufactured under the Scion brand prior to the transition from the Scion brand to the Toyota brand starting with the 2017 model year.

The characteristics of the receivables included in the vintage origination and static pool information discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in the securitized pool described in this prospectus and the social, economic and other conditions existing at the time when the receivables in the securitized pool described in this prospectus were originated and those that will exist in the future when the receivables in the securitized pool described in this prospectus are required to be repaid. There is no assurance that World Omni Financial Corp.’s delinquency, cumulative net loss, and prepayment experience with respect to the receivables included in the securitized pool described in this prospectus will be similar to that described in Appendix A or Appendix B to this prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES

All of the receivables can be prepaid at any time without charge. For this purpose, “prepayments” include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and receivables repurchased for administrative reasons.  A variety of economic, social, and other factors may influence the rate of prepayments on the receivables. In addition, the receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. The exercise by the servicer of its option to purchase the receivables and cause a redemption of the notes under the conditions described in “Description of the Notes—Redemption Upon Optional Purchase” in this prospectus will also accelerate the payment of the notes.

The following information is provided solely to illustrate the effect of prepayments on the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables may be measured by a prepayment standard or model. The prepayment model used in this prospectus, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.00% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the receivables. We cannot assure you that the receivables will prepay at any assumed rate.

The tables beginning on page 73 have been prepared on the basis of the characteristics of the receivables in the pool. Each absolute prepayment model table assumes that:

•	the issuing entity issues Class A-1 Notes with an initial principal amount of $120,000,000, Class A-2 Notes with an initial principal amount of $292,000,000 (consisting of Class A-2a Notes with an initial principal amount of $146,000,000 and Class A-2b Notes with an initial principal amount of $146,000,000), Class A-3 Notes with an initial principal amount of $129,890,000, Class B Notes with an initial principal amount of $59,560,000, Class C Notes with an initial principal amount of $37,970,000, Class D Notes with an initial principal amount of $32,390,000, and Class E Notes with an initial principal amount of $16,750,000;

•	the issuing entity will repay principal to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

•	the receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the receivables;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	interest accrues on the notes at the assumed rate of 2.24483% per annum for the Class A-1 Notes based on an actual/360 day count, 2.48% per annum for the Class A-2a Notes based on a 30/360 day count, 2.73650% per annum for the Class A-2b Notes based on an actual/360 day count, 2.31% per annum for the Class A-3 Notes based on a 30/360 day count, 2.60% per annum for the Class B Notes based on a 30/360 day count, 2.82% per annum for the Class C Notes based on a 30/360 day count, and 3.05% per annum for the Class D Notes based on a 30/360 day count;

•	interest does not accrue and is not paid with respect to the Class E Notes;

•	payments on the notes are made on each payment date (and each payment date is assumed to be the 15th day of each applicable month, regardless of whether such 15th day is a business day) commencing on November 15, 2019;

•	the reserve account is funded with an amount equal to $3,721,910.51;

•	the aggregate starting principal balance of the receivables is $744,382,102.38;

•	the closing date is October 9, 2019;

•	except for the calculation of the Weighted Average Life to Maturity, the servicer exercises its option to purchase all of the receivables and cause a redemption of the notes on the first payment date on which the aggregate principal balance of the receivables is equal to 10.00% or less of the aggregate starting principal balance of the receivables;

•	the servicing fee for each month is equal to a rate of 1/12th of 1.25% of the aggregate principal balance of receivables as of the first day of the related collection period, provided that, for the first collection period, the servicing fee will be pro-rated to compensate for the length of the initial collection period not equaling one month;

•	no event of default has occurred; and

•	no amounts will be owed by the issuing entity to the asset representations reviewer.

For purposes of these absolute prepayment model tables, the receivables have an assumed next payment date as set forth in the table below. Each absolute prepayment model table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the receivables have been aggregated into 14 hypothetical pools with all of the receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool’s aggregate starting principal balance, weighted average annual percentage rate, weighted average remaining term to maturity and seasoning as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics

Pool	Next Payment Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Remaining Term to Maturity (Months)	Seasoning (Months)
1	October 2019	$389,661.19	7.137%	10	61
2	October 2019	1,462,181.38	8.418%	18	56
3	October 2019	408,171.34	4.174%	31	7
4	October 2019	625,659.63	7.333%	43	6
5	October 2019	5,364,136.05	9.782%	56	6
6	October 2019	77,090,051.44	9.087%	68	5
7	October 2019	32,244,493.40	8.417%	74	2
8	September 2019	1,928,577.40	7.154%	10	61
9	September 2019	8,699,030.18	8.572%	18	55
10	September 2019	2,032,963.74	6.907%	30	16
11	September 2019	3,982,590.59	7.674%	44	8
12	September 2019	30,156,786.26	9.486%	55	9
13	September 2019	422,690,708.00	9.302%	68	5
14	September 2019	157,307,091.78	8.540%	74	2
Total		$744,382,102.38

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level until maturity or that all of the receivables will prepay at the same level. Moreover, the diverse terms of the receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the seasoning of the receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of notes.

Percentage of Original Class A-1 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	74.42%	68.29%	60.80%	46.88%	40.07%
December 2019	61.02%	51.71%	40.44%	24.56%	14.20%
January 2020	47.71%	35.33%	20.50%	2.60%	0.00%
February 2020	34.46%	19.12%	0.94%	0.00%	0.00%
March 2020	21.26%	3.08%	0.00%	0.00%	0.00%
April 2020	8.15%	0.00%	0.00%	0.00%	0.00%
May 2020	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	0.31	0.25	0.20	0.16	0.15
Weighted Average Life to Maturity (years)(1)(2)	0.31	0.25	0.20	0.16	0.15

______________________

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the issuing entity issues $688,560,000 of notes, of which $146,000,000 are fixed rate Class A-2a Notes and $146,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-1 Notes assuming the absolute prepayment model percentages above would not change.

Percentage of Original Class A-2a and A-2b Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	95.39%
February 2020	100.00%	100.00%	100.00%	92.18%	85.13%
March 2020	100.00%	100.00%	92.52%	83.43%	75.23%
April 2020	100.00%	94.75%	84.85%	75.95%	67.42%
May 2020	97.98%	88.86%	79.13%	69.40%	59.75%
June 2020	93.68%	84.19%	73.51%	62.94%	52.21%
July 2020	89.95%	79.56%	67.99%	56.59%	44.80%
August 2020	86.28%	75.02%	62.57%	50.33%	37.53%
September 2020	82.63%	70.54%	57.28%	44.18%	30.39%
October 2020	79.00%	66.10%	52.13%	38.13%	23.40%
November 2020	75.37%	61.71%	47.05%	32.18%	16.54%
December 2020	71.76%	57.37%	42.04%	26.34%	9.83%
January 2021	68.15%	53.07%	37.11%	20.61%	3.25%
February 2021	64.56%	48.82%	32.25%	14.99%	0.00%
March 2021	60.97%	44.62%	27.47%	9.47%	0.00%
April 2021	57.53%	40.55%	22.76%	4.07%	0.00%
May 2021	54.12%	36.54%	18.12%	0.00%	0.00%
June 2021	50.73%	32.58%	13.57%	0.00%	0.00%
July 2021	47.34%	28.66%	9.09%	0.00%	0.00%
August 2021	43.96%	24.78%	4.69%	0.00%	0.00%
September 2021	40.60%	20.95%	0.37%	0.00%	0.00%
October 2021	37.24%	17.16%	0.00%	0.00%	0.00%
November 2021	33.89%	13.42%	0.00%	0.00%	0.00%
December 2021	30.56%	9.73%	0.00%	0.00%	0.00%
January 2022	27.24%	6.08%	0.00%	0.00%	0.00%
February 2022	23.93%	2.48%	0.00%	0.00%	0.00%
March 2022	20.63%	0.00%	0.00%	0.00%	0.00%
April 2022	17.36%	0.00%	0.00%	0.00%	0.00%
May 2022	14.10%	0.00%	0.00%	0.00%	0.00%
June 2022	10.86%	0.00%	0.00%	0.00%	0.00%
July 2022	7.63%	0.00%	0.00%	0.00%	0.00%
August 2022	4.41%	0.00%	0.00%	0.00%	0.00%
September 2022	1.20%	0.00%	0.00%	0.00%	0.00%
October 2022	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	1.76	1.40	1.12	0.92	0.77
Weighted Average Life to Maturity (years)(1)(2)	1.76	1.40	1.12	0.92	0.77

_____________________

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the issuing entity issues $688,560,000 of notes, of which $146,000,000 are fixed rate Class A-2a Notes and $146,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-2 Notes assuming an absolute prepayment model percentage of 1.50% would be 1.13 years rather than 1.12 years. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-2 Notes assuming the absolute prepayment model percentages other than 1.50% above may also be increased by no more than 0.02 years.

Percentage of Original Class A-3 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	92.87%
March 2021	100.00%	100.00%	100.00%	100.00%	79.86%
April 2021	100.00%	100.00%	100.00%	100.00%	66.00%
May 2021	100.00%	100.00%	100.00%	97.26%	52.47%
June 2021	100.00%	100.00%	100.00%	86.76%	39.30%
July 2021	100.00%	100.00%	100.00%	75.32%	26.47%
August 2021	100.00%	100.00%	100.00%	64.14%	13.99%
September 2021	100.00%	100.00%	100.00%	53.22%	1.87%
October 2021	100.00%	100.00%	91.30%	42.57%	0.00%
November 2021	100.00%	100.00%	83.08%	32.20%	0.00%
December 2021	100.00%	100.00%	73.87%	22.10%	0.00%
January 2022	100.00%	100.00%	64.85%	12.28%	0.00%
February 2022	100.00%	100.00%	56.03%	2.74%	0.00%
March 2022	100.00%	97.58%	47.39%	0.00%	0.00%
April 2022	100.00%	90.89%	38.98%	0.00%	0.00%
May 2022	100.00%	83.11%	30.76%	0.00%	0.00%
June 2022	100.00%	75.44%	22.74%	0.00%	0.00%
July 2022	100.00%	67.89%	14.93%	0.00%	0.00%
August 2022	100.00%	60.45%	7.32%	0.00%	0.00%
September 2022	100.00%	53.12%	0.00%	0.00%	0.00%
October 2022	95.53%	45.92%	0.00%	0.00%	0.00%
November 2022	89.54%	38.83%	0.00%	0.00%	0.00%
December 2022	82.39%	31.86%	0.00%	0.00%	0.00%
January 2023	75.26%	25.01%	0.00%	0.00%	0.00%
February 2023	68.17%	18.28%	0.00%	0.00%	0.00%
March 2023	61.11%	11.68%	0.00%	0.00%	0.00%
April 2023	54.08%	5.21%	0.00%	0.00%	0.00%
May 2023	47.08%	0.00%	0.00%	0.00%	0.00%
June 2023	40.18%	0.00%	0.00%	0.00%	0.00%
July 2023	33.31%	0.00%	0.00%	0.00%	0.00%
August 2023	26.48%	0.00%	0.00%	0.00%	0.00%
September 2023	19.68%	0.00%	0.00%	0.00%	0.00%
October 2023	12.91%	0.00%	0.00%	0.00%	0.00%
November 2023	6.19%	0.00%	0.00%	0.00%	0.00%
December 2023	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	3.61	3.02	2.46	2.01	1.66
Weighted Average Life to Maturity (years)(1)(2)	3.61	3.02	2.46	2.01	1.66

_____________________

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the iss uing entity issues $688,560,000 of notes, of which $146,000,000 are fixed rate Class A-2a Notes and $146,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-3 Notes assuming the absolute prepayment model percentages above may be increased by no more than 0.01 years.

Percentage of Original Class B Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	78.45%
November 2021	100.00%	100.00%	100.00%	100.00%	53.60%
December 2021	100.00%	100.00%	100.00%	100.00%	29.56%
January 2022	100.00%	100.00%	100.00%	100.00%	3.11%
February 2022	100.00%	100.00%	100.00%	100.00%	0.00%
March 2022	100.00%	100.00%	100.00%	85.80%	0.00%
April 2022	100.00%	100.00%	100.00%	66.26%	0.00%
May 2022	100.00%	100.00%	100.00%	47.35%	0.00%
June 2022	100.00%	100.00%	100.00%	29.08%	0.00%
July 2022	100.00%	100.00%	100.00%	8.99%	0.00%
August 2022	100.00%	100.00%	100.00%	0.00%	0.00%
September 2022	100.00%	100.00%	99.82%	0.00%	0.00%
October 2022	100.00%	100.00%	84.14%	0.00%	0.00%
November 2022	100.00%	100.00%	68.91%	0.00%	0.00%
December 2022	100.00%	100.00%	54.15%	0.00%	0.00%
January 2023	100.00%	100.00%	39.86%	0.00%	0.00%
February 2023	100.00%	100.00%	25.66%	0.00%	0.00%
March 2023	100.00%	100.00%	10.43%	0.00%	0.00%
April 2023	100.00%	100.00%	0.00%	0.00%	0.00%
May 2023	100.00%	97.51%	0.00%	0.00%	0.00%
June 2023	100.00%	84.04%	0.00%	0.00%	0.00%
July 2023	100.00%	70.86%	0.00%	0.00%	0.00%
August 2023	100.00%	57.95%	0.00%	0.00%	0.00%
September 2023	100.00%	45.34%	0.00%	0.00%	0.00%
October 2023	100.00%	33.01%	0.00%	0.00%	0.00%
November 2023	100.00%	19.88%	0.00%	0.00%	0.00%
December 2023	98.90%	6.48%	0.00%	0.00%	0.00%
January 2024	84.39%	0.00%	0.00%	0.00%	0.00%
February 2024	69.95%	0.00%	0.00%	0.00%	0.00%
March 2024	55.61%	0.00%	0.00%	0.00%	0.00%
April 2024	41.35%	0.00%	0.00%	0.00%	0.00%
May 2024	27.75%	0.00%	0.00%	0.00%	0.00%
June 2024	12.45%	0.00%	0.00%	0.00%	0.00%
July 2024	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	4.51	3.95	3.25	2.63	2.15
Weighted Average Life to Maturity (years)(1)(2)	4.51	3.95	3.25	2.63	2.15

_____________________

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the issuing entity issues $688,560,000 of notes, of which $146,000,000 are fixed rate Class A-2a Notes and $146,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class B Notes assuming the absolute prepayment model percentages above would not change.

Percentage of Original Class C Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 2022	100.00%	100.00%	100.00%	100.00%	64.66%
March 2022	100.00%	100.00%	100.00%	100.00%	0.00%
April 2022	100.00%	100.00%	100.00%	100.00%	0.00%
May 2022	100.00%	100.00%	100.00%	100.00%	0.00%
June 2022	100.00%	100.00%	100.00%	100.00%	0.00%
July 2022	100.00%	100.00%	100.00%	100.00%	0.00%
August 2022	100.00%	100.00%	100.00%	83.68%	0.00%
September 2022	100.00%	100.00%	100.00%	54.43%	0.00%
October 2022	100.00%	100.00%	100.00%	0.00%	0.00%
November 2022	100.00%	100.00%	100.00%	0.00%	0.00%
December 2022	100.00%	100.00%	100.00%	0.00%	0.00%
January 2023	100.00%	100.00%	100.00%	0.00%	0.00%
February 2023	100.00%	100.00%	100.00%	0.00%	0.00%
March 2023	100.00%	100.00%	100.00%	0.00%	0.00%
April 2023	100.00%	100.00%	93.34%	0.00%	0.00%
May 2023	100.00%	100.00%	71.21%	0.00%	0.00%
June 2023	100.00%	100.00%	50.05%	0.00%	0.00%
July 2023	100.00%	100.00%	29.78%	0.00%	0.00%
August 2023	100.00%	100.00%	0.00%	0.00%	0.00%
September 2023	100.00%	100.00%	0.00%	0.00%	0.00%
October 2023	100.00%	100.00%	0.00%	0.00%	0.00%
November 2023	100.00%	100.00%	0.00%	0.00%	0.00%
December 2023	100.00%	100.00%	0.00%	0.00%	0.00%
January 2024	100.00%	89.68%	0.00%	0.00%	0.00%
February 2024	100.00%	69.74%	0.00%	0.00%	0.00%
March 2024	100.00%	50.37%	0.00%	0.00%	0.00%
April 2024	100.00%	31.55%	0.00%	0.00%	0.00%
May 2024	100.00%	0.00%	0.00%	0.00%	0.00%
June 2024	100.00%	0.00%	0.00%	0.00%	0.00%
July 2024	95.90%	0.00%	0.00%	0.00%	0.00%
August 2024	72.42%	0.00%	0.00%	0.00%	0.00%
September 2024	49.09%	0.00%	0.00%	0.00%	0.00%
October 2024	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	4.95	4.47	3.72	2.97	2.40
Weighted Average Life to Maturity (years)(1)(2)	4.97	4.48	3.73	2.99	2.43

_____________________

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the issuing entity issues $688,560,000 of notes, of which $146,000,000 are fixed rate Class A-2a Notes and $146,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class C Notes assuming the absolute prepayment model percentages above would not change.

Percentage of Original Class D Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 2022	100.00%	100.00%	100.00%	100.00%	0.00%
April 2022	100.00%	100.00%	100.00%	100.00%	0.00%
May 2022	100.00%	100.00%	100.00%	100.00%	0.00%
June 2022	100.00%	100.00%	100.00%	100.00%	0.00%
July 2022	100.00%	100.00%	100.00%	100.00%	0.00%
August 2022	100.00%	100.00%	100.00%	100.00%	0.00%
September 2022	100.00%	100.00%	100.00%	100.00%	0.00%
October 2022	100.00%	100.00%	100.00%	0.00%	0.00%
November 2022	100.00%	100.00%	100.00%	0.00%	0.00%
December 2022	100.00%	100.00%	100.00%	0.00%	0.00%
January 2023	100.00%	100.00%	100.00%	0.00%	0.00%
February 2023	100.00%	100.00%	100.00%	0.00%	0.00%
March 2023	100.00%	100.00%	100.00%	0.00%	0.00%
April 2023	100.00%	100.00%	100.00%	0.00%	0.00%
May 2023	100.00%	100.00%	100.00%	0.00%	0.00%
June 2023	100.00%	100.00%	100.00%	0.00%	0.00%
July 2023	100.00%	100.00%	100.00%	0.00%	0.00%
August 2023	100.00%	100.00%	0.00%	0.00%	0.00%
September 2023	100.00%	100.00%	0.00%	0.00%	0.00%
October 2023	100.00%	100.00%	0.00%	0.00%	0.00%
November 2023	100.00%	100.00%	0.00%	0.00%	0.00%
December 2023	100.00%	100.00%	0.00%	0.00%	0.00%
January 2024	100.00%	100.00%	0.00%	0.00%	0.00%
February 2024	100.00%	100.00%	0.00%	0.00%	0.00%
March 2024	100.00%	100.00%	0.00%	0.00%	0.00%
April 2024	100.00%	100.00%	0.00%	0.00%	0.00%
May 2024	100.00%	0.00%	0.00%	0.00%	0.00%
June 2024	100.00%	0.00%	0.00%	0.00%	0.00%
July 2024	100.00%	0.00%	0.00%	0.00%	0.00%
August 2024	100.00%	0.00%	0.00%	0.00%	0.00%
September 2024	100.00%	0.00%	0.00%	0.00%	0.00%
October 2024	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	5.02	4.60	3.85	3.02	2.43
Weighted Average Life to Maturity (years)(1)(2)	5.31	4.94	4.15	3.29	2.63

_____________________

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the issuing entity issues $688,560,000 of notes, of which $146,000,000 are fixed rate Class A-2a Notes and $146,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class D Notes assuming the absolute prepayment model percentages above would not change.

Percentage of Original Class E Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 2022	100.00%	100.00%	100.00%	100.00%	0.00%
April 2022	100.00%	100.00%	100.00%	100.00%	0.00%
May 2022	100.00%	100.00%	100.00%	100.00%	0.00%
June 2022	100.00%	100.00%	100.00%	100.00%	0.00%
July 2022	100.00%	100.00%	100.00%	100.00%	0.00%
August 2022	100.00%	100.00%	100.00%	100.00%	0.00%
September 2022	100.00%	100.00%	100.00%	100.00%	0.00%
October 2022	100.00%	100.00%	100.00%	0.00%	0.00%
November 2022	100.00%	100.00%	100.00%	0.00%	0.00%
December 2022	100.00%	100.00%	100.00%	0.00%	0.00%
January 2023	100.00%	100.00%	100.00%	0.00%	0.00%
February 2023	100.00%	100.00%	100.00%	0.00%	0.00%
March 2023	100.00%	100.00%	100.00%	0.00%	0.00%
April 2023	100.00%	100.00%	100.00%	0.00%	0.00%
May 2023	100.00%	100.00%	100.00%	0.00%	0.00%
June 2023	100.00%	100.00%	100.00%	0.00%	0.00%
July 2023	100.00%	100.00%	100.00%	0.00%	0.00%
August 2023	100.00%	100.00%	0.00%	0.00%	0.00%
September 2023	100.00%	100.00%	0.00%	0.00%	0.00%
October 2023	100.00%	100.00%	0.00%	0.00%	0.00%
November 2023	100.00%	100.00%	0.00%	0.00%	0.00%
December 2023	100.00%	100.00%	0.00%	0.00%	0.00%
January 2024	100.00%	100.00%	0.00%	0.00%	0.00%
February 2024	100.00%	100.00%	0.00%	0.00%	0.00%
March 2024	100.00%	100.00%	0.00%	0.00%	0.00%
April 2024	100.00%	100.00%	0.00%	0.00%	0.00%
May 2024	100.00%	0.00%	0.00%	0.00%	0.00%
June 2024	100.00%	0.00%	0.00%	0.00%	0.00%
July 2024	100.00%	0.00%	0.00%	0.00%	0.00%
August 2024	100.00%	0.00%	0.00%	0.00%	0.00%
September 2024	100.00%	0.00%	0.00%	0.00%	0.00%
October 2024	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)(2)	5.02	4.60	3.85	3.02	2.43
Weighted Average Life to Maturity (years)(1)(2)	5.55	5.32	4.54	3.53	2.80

_____________________

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the issuing entity issues $688,560,000 of notes, of which $146,000,000 are fixed rate Class A-2a Notes and $146,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class E Notes assuming the absolute prepayment model percentages above would not change.

NOTE POOL FACTORS AND OTHER INFORMATION

The note pool factor with respect to any class of notes is a seven-digit decimal which the servicer will compute each month indicating the outstanding principal amount of that class of notes, as of the applicable payment date, as a fraction of the initial principal amount of that class of notes. The note pool factor will be 1.0000000 as of the closing date; thereafter, the note pool factor will decline to reflect reductions in the principal amount of the applicable class of notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of (1) the original denomination of your note and (2) the note pool factor.

Under the indenture, the indenture trustee will receive monthly reports from the servicer concerning the payments received on the receivables, the note pool factors and various other items of information. The indenture trustee will post these reports to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Trust Documents—Reports to Noteholders” in this prospectus.

USE OF PROCEEDS

The depositor will use the net proceeds of the sale of the notes (1) to purchase the receivables from World Omni Financial Corp. and (2) to deposit the Reserve Account Initial Deposit into the reserve account. World Omni Financial Corp. or its affiliates may use a portion of the net proceeds of the sale of the notes to pay their respective debts, including debt secured by the receivables prior to their transfer to the issuing entity and for general purposes. Any such debt may be owed to the indenture trustee, the owner trustee or one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator or provide liquidity lines.

THE SERVICER AND SPONSOR

Information regarding World Omni Financial Corp., the servicer and sponsor, is set forth under “World Omni Financial Corp.” and “World Omni Financial Corp.’s Automobile Finance Business” in this prospectus.

Repurchases of Receivables in Prior Securitized Pools

The trust documents for prior securitizations of retail installment sale contracts and financed vehicles sponsored by World Omni Financial Corp. contain covenants requiring the repurchase of an underlying receivable from the related pool for the breach of a representation or warranty. World Omni Financial Corp., as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase. In the three year period ended June 30, 2019, there was no activity to report with respect to any demand to repurchase receivables under any such prior securitization sponsored by World Omni Financial Corp. World Omni Financial Corp. filed its most recent report on Form ABS-15G with the SEC on January 10, 2019. World Omni Financial Corp.’s CIK number is 0001004150. For additional information about obtaining a copy of the report, you should refer to “Incorporation of Certain Information By Reference” in this prospectus.

DESCRIPTION OF THE NOTES

The notes will be issued under the terms of an indenture between the issuing entity and the indenture trustee. We have filed a form of the indenture and trust agreement as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final form of the indenture with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the notes; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

The the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, and the Class E Notes will be issued in minimum denominations of $250,000 and integral multiples of $1,000. The Class A Notes, Class B Notes, Class C Notes and Class D Notes will be issued in book-entry form only, through DTC, Clearstream and Euroclear. The Class E Notes and any other retained notes will initially be issued in physical form only. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. Each class of notes will evidence debt of the issuing entity secured by the trust assets. Neither the notes nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class.

Payments of Interest

Interest on the principal amounts of the classes of the notes will accrue at the notes’ respective per annum interest rates and will be payable to the noteholders monthly on each payment date, commencing November 15, 2019. Payments will be made to the noteholders of record as of the business day immediately preceding such payment date or, if definitive notes are issued, as of the 15th day of the preceding month. Interest will accrue on the outstanding principal amount of the notes as of the previous payment date at the applicable interest rate during the related interest accrual period.

The Class E Notes will not bear an interest rate. The interest rate for the Class A-1 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes will be a fixed rate as set forth on the cover page of this prospectus.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on One-Month LIBOR plus the applicable spread described on the cover page of this prospectus. However, the benchmark and the applicable spread may change under certain circumstances (as described below). The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined or or before the day of pricing of the notes. The depositor expects that the principal amount of the Class A-2b Notes will not exceed $163,000,000.

Subject to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the interest rate for any Class A-2b Notes will be based on One-Month LIBOR plus an applicable spread. “One-Month LIBOR” for any payment date will be the rate per annum of deposits in U.S. dollars having a one-month maturity that appears on Bloomberg Screen US00001M Index Page (or the successor page or screen as may replace that page or screen or that service) at approximately 11:00 a.m., London time, two London business days prior to the payment date immediately preceding such payment date (or, in the case of the initial payment date, for the period from and including the closing date to but excluding the initial payment date, two London business days prior to the closing date) (each, a “LIBOR Determination Date”). Notwithstanding the foregoing, in the event that no rate for one-month U.S. dollar deposits appears on Bloomberg Screen US00001M Index Page (or the successor page or screen as may replace that page or screen or that service) on the applicable LIBOR Determination Date, then One-Month LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month U.S. dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the servicer as of the LIBOR Determination Date and time specified above, and in an amount that is representative of a single transaction in such market at such time. If fewer than two quotations are provided by such banks, then One-Month LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in U.S. dollars are offered to leading European banks by three major banks in New York City selected by the servicer as of 11:00 a.m. New York City time on the applicable LIBOR Determination Date, and in an amount that is representative of a single transaction in such market at such time. If no such quotation can be obtained, One-Month LIBOR for such payment date will be One-Month LIBOR for the prior Payment Date. For the avoidance of doubt, in no event shall the indenture trustee or the owner trustee be responsible for determining LIBOR or any substitute for LIBOR.

If the sum of One-Month LIBOR (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

Notwithstanding the foregoing, if the issuing entity determines that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred prior to the determination date of the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates. However, if the initial Benchmark Replacement is any rate other than Term SOFR and the issuing entity later determines that Term SOFR can be determined, Term SOFR will become the new Unadjusted Benchmark Replacement and will, together with a new Benchmark Replacement Adjustment for Term SOFR, replace the then-current Benchmark on the next Benchmark Determination Date for Term SOFR.

“Benchmark” means (a) initially, One-Month LIBOR and (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to One-Month LIBOR or the then-current Benchmark, the applicable Benchmark Replacement.

“Benchmark Determination Date” means (a) if the Benchmark is One-Month LIBOR, the LIBOR Determination Date, (b) if the Benchmark is Term SOFR, the date that is two Business Days before the first day of the applicable interest accrual period, (c) if the Benchmark is Compounded SOFR, the date that is five Business Days before the last day of the applicable interest accrual period and (d) if the Benchmark is any other rate, the date determined by the issuing entity in accordance with the indenture.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the issuing entity as of the Benchmark Replacement Date:

(1) the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment,

(2) the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment,

(3) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable corresponding tenor and (b) the Benchmark Replacement Adjustment, or

(4) the sum of (a) the alternate rate of interest that has been selected by the issuing entity in its reasonable discretion as the replacement for the then-current Benchmark for the applicable corresponding tenor and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the issuing entity as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement, or

(2) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the issuing entity in its reasonable discretion for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement.

“Benchmark Replacement Date” means:

(1) in the case of clause (1) or (2) of the definition of Benchmark Transition Event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark, or

(2) in the case of clause (3) of the definition of Benchmark Transition Event, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on a Benchmark Determination Date, but earlier than the Reference Time for that Benchmark Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark,

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark, or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

“Compounded SOFR” means, for any interest accrual period, the compounded average, in arrears, of the SOFRs for each day of such interest accrual period, as determined on the Benchmark Determination Date for such interest accrual period, with the rate, or methodology for this rate, and conventions for this rate (which will include a five business day suspension period as a mechanism to determine the interest amount payable prior to the end of each interest accrual period, such that the SOFR on the Benchmark Determination Date will apply for each day in the interest accrual period following the Benchmark Determination Date) being established by the issuing entity in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR, or

(2) if, and to the extent that, the issuing entity determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then, the rate, or methodology for this rate, and conventions for this rate that have been selected by the issuing entity in its reasonable discretion.

“Reference Time” means, for any interest accrual period, (a) if the Benchmark is One-Month LIBOR, 11:00 a.m. (London time) on the Benchmark Determination Date, and (b) if the Benchmark is a rate other than One-Month LIBOR, the time on the Benchmark Determination Date determined by the issuing entity in accordance with a Benchmark Replacement Conforming Change, as described below.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY, or any successor thereto.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the FRBNY’s website.

“Term SOFR” means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.  The “corresponding tenor” will be a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

In connection with the implementation of a Benchmark Replacement, the issuing entity will have the right from time to time to make “Benchmark Replacement Conforming Changes,” which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the issuing entity decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuing Entity decides that adoption of any portion of such market practice is not administratively feasible or if the Issuing Entity determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuing Entity determines is reasonably necessary).

Notice by the issuing entity (or the administrator on its behalf) of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be included in the monthly servicing report to noteholders. Notwithstanding anything in the trust documents to the contrary, upon the inclusion of such information in the monthly servicing report, the relevant trust documents will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant trust documents.

Any determination, decision or election that may be made by the issuing entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the issuing entity’s sole discretion, and, notwithstanding anything to the contrary in the trust documents, will become effective without consent from any other party. None of the issuing entity, the owner trustee, the indenture trustee, the administrator, the sponsor, the depositor, the servicer or their respective affiliates will have any liability for any determination made by or on behalf of the issuing entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each noteholder, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the issuing entity, the owner trustee, the indenture trustee, the administrator, the sponsor, the depositor, the servicer or their respective affiliates relating to any such determinations.

Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year. This means that the interest due on the Class A-1 Notes and the Class A-2b Notes on each payment date will be the product of:

•	the outstanding principal amount of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date divided by 360.

The Class E Notes will not bear an interest rate, and therefore interest will not accrue or be paid with respect to the Class E Notes. Interest for a related period on the Class A-2a, Class A-3, Class B, Class C and Class D Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the closing date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal amount of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, 36, assuming a closing date of October 9, 2019) divided by 360.

On each payment date, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will generally apply the Available Funds and any withdrawals from the reserve account to make interest payments on the notes. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes, interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes, and interest payments on the Class D Notes will be subordinated to the payment of interest on the Class A Notes, the Class B Notes, and the Class C Notes. As described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes, the Class C Notes and the Class D Notes, the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes and the Class D Notes, and the Class A Notes, the Class B Notes, and the Class C Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class D Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default, unless such event of default has been waived or rescinded at the written request of noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest will be paid on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full, and no interest will be paid on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes, and the Class C Notes have been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the notes until interest on the Class A Notes has been paid in full, then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class B Notes until interest on the Class B Notes has been paid in full, then each holder of Class C Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class C Notes until interest on the Class C Notes has been paid in full, and then each holder of Class D Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class D Notes until interest on the Class D Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full, and the failure to pay interest when due on the Class D Notes will not be an event of default under the indenture unless and until the Class A Notes, the Class B Notes, and the Class C Notes have been paid in full.

Payments of Principal

On each payment date, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will remit principal payments to the noteholders in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal amount of the notes as of the day immediately preceding that payment date over

•	the Pool Balance less the overcollateralization target amount for that payment date.

The indenture trustee generally will remit principal payments on the notes from Available Funds, if any, remaining after the payment of interest on the notes. Amounts in the reserve account are also available to make payments of principal of a class of notes on the final scheduled payment date for that class of notes and other payments of principal in certain limited circumstances. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” and “—Reserve Account” in this prospectus.

We refer to the calendar month immediately preceding each payment date as a “collection period.” The collection period for the initial payment date shall be from, but excluding, the cutoff date to and including October 31, 2019. A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the servicer are located or the state in which the corporate trust office of the indenture trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each payment date the servicer shall determine the amount in the collection account for the collection period preceding such payment date. On each payment date, from the amounts allocated to the holders of the notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7), (9), (10) and (12) in “Description of the Trust Documents—Distributions—Allocations and Distributions,” the issuing entity will pay principal of the notes in the following order of priority:

(1)       to the Class A-1 Notes until they are paid in full;

(2)       to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

(3)       to the Class A-3 Notes until they are paid in full;

(4)       to the Class B Notes until they are paid in full;

(5)       to the Class C Notes until they are paid in full;

(6)       to the Class D Notes until they are paid in full; and

(7)       to the Class E Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full;

(3)	to the holders of the Class B Notes until they are paid in full;

(4)	to the holders of the Class C Notes until they are paid in full;

(5)	to the holders of the Class D Notes until they are paid in full; and

(6)	to the holders of the Class E Notes until they are paid in full.

On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the payment date in October 2020;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the payment date in August 2023;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the payment date in August 2024;

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the payment date in December 2025;

•	the principal amount of the Class C Notes, to the extent not previously paid, will be due on the payment date in December 2025;

•	the principal amount of the Class D Notes, to the extent not previously paid, will be due on the payment date in December 2025;

•	the principal amount of the Class E Notes, to the extent not previously paid, will be due on the payment date in March 2027.

The actual date on which the aggregate outstanding principal amount of any class of notes is paid in full may be earlier than the final scheduled payment date for that class.

Redemption Upon Optional Purchase

The servicer may, at its option, purchase all remaining receivables from the issuing entity on any payment date following the last day of any collection period during which the aggregate principal balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity. The purchase price for the receivables will at least equal the aggregate of the unpaid principal amount of the notes plus accrued and unpaid interest as of such last day. Exercise of this right of redemption of the receivables will result in the redemption of the notes at a price equal to the aggregate outstanding principal amount of the notes plus accrued and unpaid interest to but excluding the date of redemption, as calculated by the paying agent. The servicer or the issuing entity shall notify the indenture trustee of an election to purchase the receivables not later than the earlier of (a) 14 days prior to the applicable redemption date and (b) the close of business on the first calendar day of the month in which the applicable redemption date occurs. Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the redemption date to each holder of notes. In addition, the servicer or the issuing entity will notify each rating agency hired by the sponsor to rate the notes upon redemption of the notes. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder’s note at the office or agency of the indenture trustee specified in the notice of termination.

REGISTRATION OF THE NOTES

Book-Entry Registration

The offered notes will be available only in book-entry from except in the limited circumstances described below under “—Definitive Notes.” All book-entry notes will be held by DTC, in the name of Cede & Co. as nominee of DTC. Noteholders’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream or Euroclear, which will hold positions on behalf of their customers or participants through their depositors, which in turn will hold positions in accounts as DTC participants.

The offered notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. Noteholders electing to hold interests in the offered notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period. Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the offered notes.

Actions of Noteholders under the Indenture will be taken by DTC on instructions from its participants and payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to the noteholders according to DTC’s rules and procedures. Noteholders may experience delays in receiving payments since distribution will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account. The ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the offered notes, may be limited due to the lack of a physical note.

None of the sponsor, the depositor, the issuing entity, the administrator, the servicer, the indenture trustee or the note registrar will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the offered notes held by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests in the offered notes.

Definitive Notes

The offered notes will be issued in fully registered, certificated form as definitive notes to the noteholders of a given series or their nominees, only if:

•	the administrator advises in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the notes, and the administrator is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after an event of default under the indenture, noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the noteholders’ best interest.

Distributions of principal of, and interest on, the notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in this prospectus, and as described in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date.

The distributions will be made by wire transfer to the designated account of the holder as it appears on the register maintained by the applicable trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the applicable noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a note registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the issuing entity, indenture trustee or note registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the trust documents, which consist of:

(1)	the purchase agreement, between World Omni Financial Corp., as seller, and the depositor, as purchaser;

(2)	the sale and servicing agreement, among the issuing entity, as the issuing entity, the depositor, as depositor, and World Omni Financial Corp., as servicer;

(3)	the indenture, between the issuing entity and the indenture trustee;

(4)	the trust agreement, between the depositor and the owner trustee;

(5)	the administration agreement, among the issuing entity, the depositor, the indenture trustee and World Omni Financial Corp. as administrator; and

(6)	the asset representations review agreement, among the issuing entity, as the issuing entity, World Omni Financial Corp., as servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer.

We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final form of the trust documents with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the trust documents; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

Sale and Assignment of Receivables

On the closing date, the depositor will purchase from World Omni Financial Corp., under the purchase agreement, without recourse, except for repurchases as a result of certain breaches of certain representations, warranties and covenants as provided in the purchase agreement, World Omni Financial Corp.’s entire interest in the receivables, together with World Omni Financial Corp.’s security interests in the related financed vehicles. At the time of issuance of the notes, the depositor will sell and assign to the issuing entity, without recourse, except as provided in the sale and servicing agreement, its entire interest in the receivables, together with its security interests in the financed vehicles. The owner trustee will, concurrently with such sale and assignment, execute on behalf of the issuing entity, and the indenture trustee will authenticate and deliver to the depositor, the notes and the certificates in exchange for the receivables. Upon delivery to the depositor of the notes and certificates, the depositor will then sell the offered notes to the underwriters. We refer you to “Underwriting” in this prospectus.

Upon the execution of the trust documents, the issuance of the notes as described in this paragraph and the filing of financing statements in the appropriate filing offices, the indenture trustee will hold a first priority perfected security interest in the receivables and all identifiable proceeds thereof. See “Some Legal Aspects of the Receivables—Security Interest in the Financed Vehicles” in this prospectus for more detail.

Representations and Warranties and Repurchases Upon Breach

The sale and servicing agreement will provide representations and warranties by World Omni Financial Corp. to the depositor and the issuing entity, including, that:

•	The servicer’s computer system does not reflect that any receivable has been amended such that the amount of the obligor’s scheduled payments has been increased;

•	no provision of a receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable or in connection with any extension which is reflected in the servicer’s computer system;

•	the servicer’s computer system does not reflect that any right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any receivable;

•	the servicer’s computer system does not reflect that any liens or claims have been filed for work, labor or materials relating to a financed vehicle that are liens prior or equal to the security interest in the financed vehicle granted by any receivable;

•	no receivable has a scheduled payment for which more than $40 is more than 30 days overdue as of the cutoff date, and the servicer’s computer system does not reflect that any default, breach, violation or event permitting acceleration under the terms of any receivable has occurred and is continuing nor that a continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen; and World Omni Financial Corp. has not waived and, except as permitted by the sale and servicing agreement, shall not waive any of the foregoing;

•	under the terms of each receivable, the related obligor is required to maintain physical damage insurance covering each financed vehicle;

•	as of the cutoff date each of the receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp. or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of World Omni Financial Corp.; and

•	to the best of World Omni Financial Corp.’s knowledge, each receivable and the sale of the financed vehicle complied at origination, and comply in all material respects as of the cutoff date, with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the indenture, the issuing entity will assign its rights in the foregoing representations and warranties to the indenture trustee for the benefit of the noteholders.

None of the indenture trustee, the owner trustee, the asset representations reviewer, the issuing entity, the administrator or the servicer has any obligation to investigate the accuracy of such representations and warranties of World Omni Financial Corp. or whether any receivable may be an ineligible receivable.

Upon discovery by or notice to World Omni Financial Corp. of a breach of any representation or warranty with respect to certain characteristics of the receivables, including by receipt of a review report from the asset representations reviewer indicating that a test was failed for a receivable, World Omni Financial Corp. will investigate the receivable or receivables to confirm the breach and determine if it has materially and adversely affected the receivable or receivables. A noteholder or beneficial owner of a note may make a request or demand that a receivable be repurchased due to a breach of a representation made about the receivables by providing a repurchase request initially to the indenture trustee. Any request or demand that a receivable be repurchased must be in writing and provide sufficient detail so as to allow World Omni Financial Corp. to reasonably investigate the alleged breach of the representations and warranties related to such receivable. Unless the breach is cured by the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to or discovery by World Omni Financial Corp. of such breach, if a repurchase is required, World Omni Financial Corp. will purchase the receivable from the issuing entity for the Purchase Amount. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy available to the noteholders, the owner trustee or the indenture trustee against World Omni Financial Corp. for any uncured breach.

The depositor will report any requests or demands to repurchase receivables and related activity and status on Form ABS-15G.

Asset Representations Review

If two triggers are met, the asset representations reviewer will perform a review of receivables to test for compliance with the representations made by World Omni Financial Corp. about the receivables described in “—Sale and Assignment of Receivables” above. The first trigger is the Delinquency Percentage for any payment date exceeding the Delinquency Trigger for that payment date, as described in “— Delinquency Trigger” below. If the Delinquency Trigger occurs, it will be reported in the Form 10-D for the month in which such trigger occurs. The second trigger is a voting trigger that will be met if, following the occurrence of a Delinquency Trigger, the noteholders (including beneficial owners of notes) of at least 5% of the outstanding principal amount of the notes demand a vote and, subject to a 5% voting quorum, the noteholders of a majority of the outstanding principal amount of the notes that are voted vote for a review. The review fees will be $200 for each receivable tested in the review.

Delinquency Trigger

A delinquent receivable is defined as a receivable with more than $40 of a scheduled payment past due, including receivables with bankrupt obligors but excluding Defaulted Receivables.

On or prior to each payment date, the servicer will calculate the Delinquency Percentage for the related collection period. The “Delinquency Percentage” for each payment date and the related collection period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all delinquent receivables held by the issuing entity that are more than 60 days delinquent to (ii) the aggregate principal balance of the receivables held by the issuing entity, in each case, as of the last day of the related collection period.

The “Delinquency Trigger” for any payment date and the related collection period is 11.70%. World Omni Financial Corp. developed the Delinquency Trigger by considering the monthly greater-than-60-day delinquency rate observed in its prior public securitizations of retail installment sale contracts from 2006 and, after identifying the highest monthly greater-than-60-day delinquency rate during such period, recalculated the monthly greater-than-60-day delinquency rate based only on retail installment sale contracts with FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction. Such delinquency rate (rounded to the nearest 0.05%) is calculated as (i) the aggregate principal balance of all such delinquent receivables held by the issuing entity that are more than 60 days delinquent that have FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction as a percentage of (ii) the aggregate principal balance of the receivables held by the issuing entity that have FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction, in each case, as of the last day of the collection period preceding the related payment date. The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak delinquency percentage observed during the period. This multiple corresponds generally to the multiple used for calculating expected cumulative net losses before the notes would realize a loss. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak delinquency percentage to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

World Omni Financial Corp. believes that the Delinquency Trigger is appropriate based on:

•	its experience with delinquency in its prior public securitized pools of retail installment sale contracts, and in its portfolio of retail installment sale contracts; and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to noteholders of the most junior notes in its prior public securitized pools.

For more information regarding greater than 60 day delinquent receivable statistics for World Omni Financial Corp.’s portfolio and its prior securitized pools, see Appendix A and Appendix B to this prospectus.

Voting Trigger

If the Delinquency Percentage for any payment date exceeds the Delinquency Trigger, a noteholder may demand that the indenture trustee call a vote of all noteholders on whether to direct the asset representations reviewer to perform a review. For purposes of this demand, if the demanding noteholder is the record holder of any notes, no verification procedures will be required. If the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the indenture trustee may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of a specified outstanding principal amount of the notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

If noteholders of at least 5% of the outstanding principal amount of the notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the issuing entity’s Form 10-D for the collection period in which the demand requirement was met will include a statement that sufficient noteholders are requesting a full noteholder vote to commence a review by the asset representations reviewer. The Form 10-D will also specify the applicable voting procedures and will also specify the voting deadline that will be used to calculate whether the requisite amount of noteholders have cast affirmative votes to direct the asset representations reviewer to commence a review. Any beneficial owner of notes may act through their respective DTC participants. The vote will remain open until the 150th day after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger. Assuming a voting quorum of noteholders holding at least 5% of the outstanding principal amount of the notes is reached, if the noteholders of a majority of the outstanding principal amount of the notes that are voted vote to direct a review, the indenture trustee will notify the asset representations reviewer, the issuing entity and the servicer to start the review. The issuing entity’s Form 10-D for the collection period in which the asset representations reviewer received the notice to start the review will specify that the requisite noteholders have directed the asset representations reviewer to perform a review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

For the purpose of the voting described above, notes held by the sponsor or servicer, or any affiliates thereof, are not included in the calculation of determining whether the noteholders have elected to initiate a vote.

Asset Representations Review Process

The review will be performed on each receivable that is 60 days or more delinquent at the end of the prior month, which we refer to as the “Review Receivables.” Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the receivable files and other information necessary for the review of all of the Review Receivables. Upon receiving access to the review materials, the asset representations reviewer will start its review of the Review Receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each Review Receivable and determining whether each test was passed or failed. If the servicer notifies the asset representations reviewer that a Review Receivable was paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that Review Receivable and the review of that Review Receivable will be considered complete.

The tests were designed by World Omni Financial Corp. to determine whether a Review Receivable was not in compliance with the representations made about it in the trust documents at the relevant time, which is usually at origination of the receivable or as of the cutoff date or closing date. There may be multiple tests for each representation. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination. The review is not designed to determine whether the receivable was serviced in compliance with the sale and servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether World Omni Financial Corp.’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report

Within five days after completion of the review, the asset representations reviewer will provide a report to the trust, the servicer and the indenture trustee on the test results for each Review Receivable and each representation, including any Review Receivable for which the tests were considered complete and the related reason. The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the trust documents or if any receivable is required to be repurchased. World Omni Financial Corp. will evaluate any report of the asset representations reviewer and any repurchase request received from the indenture trustee, any noteholder or any other party to any of the trust documents in order to determine whether paying the Purchase Amount or repurchasing any receivable is required.  After reviewing the report, World Omni Financial Corp. will determine if there were breaches of its representations and warranties, and will then decide whether it is obligated to pay the Purchase Amount or repurchase the receivable pursuant to the sale and servicing agreement.  The sale and servicing agreement requires that any breach of the representations and warranties must materially and adversely affect the receivable before World Omni Financial Corp. would be required to pay the Purchase Amount or repurchase the receivable.

On receipt of the report, the review fee will be paid to the asset representations reviewer, to the extent not paid by the servicer, according to the priority of payments as described under “Description of the Trust Documents—Distributions.” A summary of the report of the asset representations review, including a description of each test that failed, will be included in the Form 10-D for the trust in the next month.

If a Review Receivable that was the subject of a review by the asset representations reviewer becomes the subject of a dispute resolution proceeding as described under “—Dispute Resolution for Repurchase Requests” below, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and, for any mediation proceeding, will be paid by a party to the dispute resolution as determined by the mutual agreement of such parties and, for any binding arbitration, will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution. If not paid by a party to the dispute resolution, the expenses will be paid by the servicer and, to the extent not paid by the servicer, according to the priority of payments as described under “Description of the Trust Documents—Distributions.”

For more information about the asset representations reviewer, you should read “The Asset Representations Reviewer.”

Periodic Reports

The depositor will file a Form 10-D for the trust with the SEC within 15 days after each payment date which will include the investor report for that payment date and the following information, if applicable:

•	a description of the events that triggered a review of the Review Receivables by the asset representations reviewer during the prior month;

•	if the asset representations reviewer delivered its review report during the prior month, a summary of the report; and

•	if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date the change occurred and the circumstances surrounding the change.

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a receivable due to a breach of a representation made about the receivables, and the repurchase is not resolved within 180 days after receipt by World Omni Financial Corp. of notice of the repurchase request, the requesting party, including a noteholder and any beneficial owner of notes, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of a receivable or other market conditions. World Omni Financial Corp. will not repurchase a receivable with respect to which the related breach of a representation or warranty did not materially and adversely affect the receivable. If a receivable is paid off, satisfied or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that receivable. None of the representations and warranties related to the receivables relate to the performance of the receivables or to any credit losses that may occur as a result of a default by the related obligor on the receivable. Furthermore, the dispute resolution procedures described below apply only to the specific receivables that are related to the dispute. Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the Delinquency Trigger occurred. However, if the receivable subject to a repurchase request was part of an asset representations review and the findings and conclusions of the asset representations reviewer state that no tests were failed for the receivable, the repurchase request for the receivable will be deemed to be resolved.

The requesting party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. The administrator will direct the indenture trustee to, and the indenture trustee will, notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. World Omni Financial Corp. must agree to participate in the selected resolution method. Under no circumstances will the indenture trustee or the owner trustee be liable for any costs, expenses, or liabilities that could be allocated to the requesting party.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by World Omni Financial Corp., using its relevant rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the trust documents, the procedures in the trust documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the sponsor. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or court adjudication.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the trust documents, and may not modify or change the trust documents in any way or award remedies not consistent with the trust documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

The sponsor will not be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, except as required by law, regulatory requirement or court order.

Trust Accounts

The servicer, for the benefit of the noteholders and the certificateholders, will cause to be established and maintained with the indenture trustee and in the name of the issuing entity, for the benefit of the indenture trustee a collection account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the noteholders and certificateholders. Within two business days of receipt and identification of funds, the servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the Monthly Remittance Condition is satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day before the related payment date (whether or not such funds will be distributed to noteholders, retained in the collection account or deposited in another account on such payment date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

“Monthly Remittance Condition” means each of the following conditions has been satisfied: (i) World Omni Financial Corp. remains the servicer under the sale and servicing agreement, (ii) no default by the servicer has occurred and is continuing, and (iii) (a) World Omni Financial Corp.’s long-term unsecured debt obligations rating by S&P is “BBB” or better and (b) World Omni Financial Corp.’s unsecured debt obligations rating by any other rating agency hired by the sponsor to rate the notes is acceptable to such rating agency.

In the event that World Omni Financial Corp., as servicer, is remitting collections on a monthly basis and the Monthly Remittance Condition shall no longer be satisfied, within 14 business days after such event (for the avoidance of doubt, the servicer shall be permitted to continue monthly remittances during such 14-business day period), the servicer shall resume remitting such collections to the collection account within two business days after receipt and identification of payment (including proper instructions regarding where to allocate such payment), unless after providing prior notice, World Omni Financial Corp. does not receive notice from the rating agencies hired by the sponsor to rate the notes, that the cessation of daily deposits will result in a reduction or withdrawal of the then current rating of the notes.

The servicer, for the benefit of the noteholders, will also cause to be established and maintained with the indenture trustee and in the name of the issuing entity, for the benefit of the indenture trustee a note distribution account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the noteholders. The indenture trustee will deposit amounts released from the collection account and the reserve account for distribution to the noteholders into such note distribution account. The indenture trustee will make distributions to the noteholders from the note distribution account.

Funds in the Trust Accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the sponsor to rate the securities as being consistent with the rating of the securities. Eligible investments must generally be high quality, highly liquid, short-term investments that mature before the related payment date. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the noteholders could result. The average life of the securities could then increase. The indenture trustee will deposit investment earnings on funds in the Trust Accounts into the collection account and those amounts shall be deemed to constitute a portion of Available Funds for the related payment date.

The Trust Accounts may be maintained as either:

(1)	a segregated trust account in the corporate trust department of the indenture trustee; or

(2)	a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

•	a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the rating agencies hired by the sponsor; and

•	its deposits insured by the FDIC.

The depositor expects that the Trust Accounts will be maintained with the indenture trustee so long as they satisfy the requirements above.

The Servicer

World Omni Financial Corp. will be the servicer of the receivables under the sale and servicing agreement. The servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement and regarding its ability to service the receivables and maintain the security interests of the indenture trustee in the receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any receivables, the servicer will be required to purchase such receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the issuing entity and conveyed to the servicer.

To assure uniform quality in servicing as well as to reduce administrative costs, the indenture trustee will appoint World Omni Financial Corp. as custodian of the receivables and all documents related thereto. The receivables may not be physically segregated from other retail installment sale contracts of the servicer or those which the servicer services for others. As part of each origination of a receivable represented by a tangible contract, the original contract is scanned (typically by a third-party service provider) into World Omni Financial Corp.’s imaging system to facilitate access and record retention. World Omni Financial Corp. has implemented controls to identify any new financial transactions that do not have an original contract in the imaged file.

Servicing Procedures

The servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the receivables. The servicer will, in a manner consistent with the trust documents, service the receivables generally in accordance with procedures used by the servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account and for others. The servicer may, in its sole discretion, grant extensions, rebates or adjustments on a receivable in accordance with its customary procedures. In the ordinary course of business, the servicer may agree to the modification of an obligor’s monthly payment date. In connection with any such modification in which the payment date is moved to a later date in the month, the obligor is typically required to pay accrued interest relating to the extended payment period. Other than in connection with the Servicemembers Civil Relief Act, the servicer generally may not change the method under which scheduled payments of interest on a receivable are computed. If the servicer breaches any of the restrictions in the sale and servicing agreement that are described above and the related receivable is materially and adversely affected by the breach, the servicer must purchase the receivable unless the breach shall have been cured by the last day of the second collection period following discovery or notice of such breach (or, at the servicer’s election, the last day of the first following collection period). In addition, if the servicer extends the date for final payment by the obligor of a receivable beyond the month immediately preceding the month in which the final scheduled payment date of the Class E Notes occurs, the servicer shall purchase such receivable by the earlier of (i) the last day of the second collection period following the date of such extension (or, at the servicer’s election, the last day of the first following collection period) and (ii) the last day of the month immediately preceding the month in which the final scheduled payment date of the Class E Notes occurs. Following any purchase of a receivable by the servicer, the receivable will be released from the issuing entity and conveyed to the servicer. The servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any receivable as to which the servicer shall have determined that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing a Defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to “Some Legal Aspects of the Receivables.”

During the preceding three years, the servicer has modified its servicing policies and procedures by substantially revising its policies regarding military accounts. Otherwise, the servicer has not modified its servicing policies and procedures in any material respect during the preceding three years.

Payments on Receivables

Obligors will generally make payments on the receivables by mail for deposit into a lock box account maintained by the servicer or directly through electronic means. The servicer will deposit all payments it receives on or in respect of the receivables into the collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, for so long as the Monthly Remittance Condition is satisfied, less frequent deposits into the collection account may be made as described in “—Trust Accounts” above.

Servicing Compensation

The issuing entity will pay a servicing fee payable to the servicer on each payment date with respect to a collection period which fee is equal to 1/12th of 1.25% of the aggregate principal balance of the receivables as of the first day of such collection period. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be based on the aggregate starting principal balance of the receivables and will be pro-rated to compensate for the length of the initial collection period being longer than one month. The servicer may also collect and retain supplemental servicing fees (“Supplemental Servicing Fees”) charged to obligors as additional servicing compensation. Supplemental Servicing Fees include late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law on the receivables collected from obligors during the related collection period. Such amounts are in addition to collections of principal and interest on the receivables and do not reduce the amount of Available Funds available to noteholders. The amount of Supplemental Servicing Fees that the servicer may charge obligors is not limited other than by applicable law.

The servicing fee in respect of a collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on the payment date following the collection period out of collections for the collection period before any amounts are made available to make payments to the noteholders; provided, that as long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future payment dates to pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to defer all or a portion of the servicing fee with respect to the related collection period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee due to be paid in the related collection period will be deemed to equal zero for all purposes of the trust documents.

The servicing fee and additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of automotive receivables as an agent for the issuing entity. Servicing duties include collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons or invoices to obligors by mail or electronically, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the servicer for administering the receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions.

Servicing of Defaulted Receivables

The sale and servicing agreement provides that the servicer has the right to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, to service Defaulted Receivables in a manner intended to maximize the issuing entity’s realization of Defaulted Receivables. The sale and servicing agreement provides the servicer with complete discretion to choose to sell, or not to sell, any of the issuing entity’s Defaulted Receivables.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the servicer nor any of its directors, officers, employees or agents will be liable to the issuing entity or the noteholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement, or for errors in judgment. This provision will not protect the servicer or any of these persons against any liability imposed by reason of negligence, willful misconduct or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The servicer may not resign from its obligations and duties under the sale and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s obligations and duties under the sale and servicing agreement. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the servicer will succeed the servicer under the sale and servicing agreement.

Upon a termination of the servicer, the indenture trustee will select and appoint a successor servicer to perform the outgoing servicer’s duties and undertake its responsibilities and liabilities. The appointed successor servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of contracts. The successor servicer will hold all the rights of the outgoing servicer under the trust documents and will receive compensation mutually agreed upon between the successor servicer and the indenture trustee. The successor servicer shall receive the same compensation as the outgoing servicer, but in no case will the indenture trustee be liable for any difference in compensation between the outgoing servicer and the successor servicer. No successor servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the servicer, the outgoing servicer shall transfer all cash amounts that are to be held by the servicer to the successor servicer and shall provide the successor servicer with all information regarding the receivables files that is required for the proper servicing of the receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of receivables files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing servicer. The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the servicer to the certificateholders and noteholders, respectively, upon either occurrence.

Servicer Termination Event

A servicer termination event under the trust documents will include:

(1)	any failure by the servicer to deliver to the indenture trustee for deposit in any of the Trust Accounts any required payment or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the owner trustee or the indenture trustee is received by the servicer or after discovery by the servicer;

(2)	any failure by the servicer or, if the servicer is an affiliate of the depositor, the depositor duly to observe or perform in any material respect any other covenant or agreement of the servicer or depositor, as applicable, in the trust documents which materially and adversely affects the rights of the securityholders and which continues unremedied for more than sixty days after written notice of the failure:

•	to the servicer or the depositor (as the case may be) by the owner trustee or the indenture trustee, or

•	to the servicer or the depositor (as the case may be), and to the owner trustee and the indenture trustee by the holders of notes evidencing at least a majority of the aggregate outstanding principal amount of the Controlling

Securities and the holders of the certificates evidencing at least a majority of the percentage interest of the certificates; and

(3)	events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or, if the servicer is an affiliate of the depositor, the depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clause (2) for a period of ninety business days shall not constitute a servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the servicer shall provide the indenture trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

As long as a servicer termination event under the trust documents remains unremedied, the indenture trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may terminate all the rights and obligations of the servicer, if any, under the sale and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or, if no successor servicer has been appointed at the time the outgoing servicer ceases to act, the indenture trustee, will become servicer under the trust documents. If the indenture trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. If the servicer termination event is the result of the bankruptcy, or other similar event, of the servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the noteholders from effecting a transfer of servicing.

The successor servicer shall not be liable for any actions or inactions of the predecessor servicer. Notwithstanding anything to the contrary in the trust documents, if the indenture trustee shall act as successor servicer, it shall not, in any event have obligations (i) with respect to the repurchase of the receivables, (ii) to pay any fees, expenses and other amounts owing to the administrator, or (iii) to pay any indemnities owed by the servicer to another party under the trust documents (other than those resulting from the actions or inactions of the indenture trustee as successor servicer).

Waiver of Past Defaults

The holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, on behalf of all noteholders, waive any default by the servicer in the performance of its obligations under the trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Distributions

On each payment date, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will transfer collections on the receivables from the collection account to the distribution accounts for distribution to noteholders. The servicer’s monthly servicing report to the indenture trustee and the noteholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the servicing report.

Allocations and Distributions

On or prior to one business day immediately preceding each payment date, subject to the subordination provisions with respect to the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes described in this prospectus, the servicer will instruct the indenture trustee (based on information contained in the related monthly servicing report) to make the following allocations and distributions on the related payment date, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1)	to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer and not previously paid by the servicer, up to a maximum amount of $150,000 per calendar year;

(2)	to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount;

(3)	to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(4)	to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(5)	to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(6)	to the holders of the Class C Notes for distribution in respect of interest on the Class C Notes as described under “—Payments to Noteholders,” the Class C Noteholders’ Interest Distributable Amount;

(7)	to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ Third Priority Principal Distributable Amount;

(8)	to the holders of the Class D Notes for distribution in respect of interest on the Class D Notes as described under “—Payments to Noteholders,” the Class D Noteholders’ Interest Distributable Amount;

(9)	to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ Fourth Priority Principal Distributable Amount;

(10)	to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ Fifth Priority Principal Distributable Amount;

(11)	to the reserve account, the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

(12)	to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated under clauses (3), (5), (7), (9) and (10);

(13)	to the asset representations reviewer, all fees, expenses and indemnities due but not paid under clause (1) above; and

(14)	to the certificateholders, any remaining amounts.

In the event that the Available Funds for a payment date are not sufficient to make the full amount of the payments and deposits required by clauses (1) through (10) above on that payment date, in accordance with such instructions, the indenture trustee shall withdraw from the reserve account on that payment date an amount equal to that shortfall, to the extent of funds available therein, and pay or deposit that amount according to the priorities specified in clauses (1) through (10) above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1)	to the owner trustee, the indenture trustee and the asset representations reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the servicer or the administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2)	to the holders of the Class A Notes, pro rata, the aggregate accrued and unpaid interest on each class of the Class A Notes;

(3)	to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of the Class A-2 Notes, and Class A-3 Notes, pro rata, the aggregate outstanding principal amount of each such class of the notes;

(4)	to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(5)	to the holders of the Class B Notes, the aggregate outstanding principal amount of the Class B Notes;

(6)	to the holders of the Class C Notes, the accrued and unpaid interest on the Class C Notes;

(7)	to the holders of the Class C Notes, the aggregate outstanding principal amount of the Class C Notes;

(8)	to the holders of the Class D Notes, the accrued and unpaid interest on the Class D Notes;

(9)	to the holders of the Class D Notes, the aggregate outstanding principal amount of the Class D Notes;

(10)	to the holders of the Class E Notes, the aggregate outstanding principal amount of the Class E Notes; and

(11)	to the certificateholders, any remaining amounts.

Upon the distribution of any amounts to the certificateholders, the noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from Available Funds are made on each payment date. (1)

Available Funds[1]
Acceleration Upon An Event of Default?
No
Yes
Asset Representations Reviewer Amounts, which are limited to $150,000 per calendar year prior to acceleration following Event of Default
Class A Noteholders' Interest Distributable Amount
Class A-1 interest
Class A-2 interest
Class A-3 interest
Noteholders' First Priority Principal Distributable Amount
A-E Note principal sequentially
Class B Noteholders' Interest Distributable Amount
Class B interest
Noteholders' Second Priority Principal Distributable Amount
A-E Note principal sequentially
Class C Noteholders' Interest Distributable Amount
Class C interest
Noteholders' Third Priority Principal Distributable Amount
A-E Note principal sequentially
Class D Noteholders' Interest Distributable Amount
Class D interest
Noteholders' Fourth Priority Principal Distributable Amount
A-E Note principal sequentially
Noteholders' Fifth Priority Principal Distributable Amount
A-E Note principal sequentially
Reserve Account up to the Required Reserve Amount NR
A-1 to E Note principal sequentially the difference between the Noteholders Principal Distributable Amounts and the sum of the First, Second and Third Priority Principal Distributable Amounts above
NR
Asset Representations Reviewer Amounts exceeding cap above
NR
Certificateholders
the remainder of Available Funds
(as it may be redeposited to the Collection Account on the written instructions of 100% of the Certificateholders)
NR
Owner Trustee Amounts
Indenture Trustee Amounts
Asset Representations Reviewer Amounts
Class A-1 interest
Class A-2 interest
Class A-3 interest
aggregate accrued and unpaid interest on Class A
Class A-1 principal
Class A-1 principal until paid in full
Class A-2 principal
Class A-3 principal
Class A-2 and A-3 principal until paid in full
Class B interest
aggregate accrued and unpaid interest on Class B
Class B principal
Class B principal until paid in full
Class C interest
aggregate accrued and unpaid interest on Class C
Class C principal
Class C principal until paid in full
Class D interest
aggregate accrued and unpaid interest on Class D
Class D principal
Class D principal until paid in full
Class E principal
Class E principal until paid in full
Certificateholders, remaining balance NR
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of this prospectus for further description.
NR amounts may be withdrawn from the Reserve Account to cover any shortfalls on each step other on those marked by NR dotted lines connecting payments represent pro rata treatment

(1) As described in the definition of “Available Funds,” such amounts available for each payment date are reduced by the servicing fee for that payment date and any previously unpaid servicing fees prior to the distributions shown in this chart.

Payments to Noteholders

On each payment date:

(1)	all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such notes;

(2)	all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes;

(3)	all amounts allocated to the holders of the Class C Notes in respect of interest on the Class C Notes will be paid to the holders of the Class C Notes;

(4)	all amounts allocated to the holders of the Class D Notes in respect of interest on the Class D Notes will be paid to the holders of the Class D Notes; and

(5)	all amounts allocated to the holders of the notes in respect of principal of the notes will be paid to the holders of the notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class B Notes until they are paid in full;

•	to the Class C Notes until they are paid in full;

•	to the Class D Notes until they are paid in full; and

•	to the Class E Notes until they are paid in full.

In addition, on and after the final scheduled payment date for any class of notes, if any principal amount remains outstanding, the indenture trustee shall apply funds from the reserve account to repay such class of notes in full.

The indenture trustee will remit payments to holders of record of the notes as of the close of business on the record date applicable to the payment date. The record date for a particular payment date generally will be the business day immediately preceding that payment date.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full;

(3)	to the holders of the Class B Notes until they are paid in full;

(4)	to the holders of the Class C Notes until they are paid in full;

(5)	to the holders of the Class D Notes until they are paid in full; and

(6)	to the holders of the Class E Notes until they are paid in full.

Reserve Account

On the closing date, the servicer, for the benefit of the noteholders and the certificateholders, will cause to be established and maintained with the indenture trustee and in the name of the issuing entity, for the benefit of the indenture trustee a reserve account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the noteholders and certificateholders. The reserve account will provide protection to the noteholders by adding an additional potential source of funds available to make payments on the securities. On the closing date, the depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $3,721,910.51 (the “Reserve Account Initial Deposit”), which is equal to approximately 0.50% of the aggregate starting principal balance of the receivables. The indenture trustee will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account.

The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of the noteholders. On each payment date, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will apply funds in the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (10) of the first paragraph under “—Distributions— Allocations and Distributions” above that are not covered by collections on the receivables. In addition, on the final scheduled payment date for any class of notes, if any principal amount remains outstanding, or if the notes are accelerated as a result of a payment default, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will apply funds from the reserve account to repay such class or classes of notes in full.

On each payment date, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in the pre-acceleration priority of payment clauses (1) through (10) under “—Distributions—Allocations and Distributions” above.

If the amount on deposit in the reserve account on any payment date (after giving effect to all deposits therein or other withdrawals therefrom on such payment date) is greater than the Required Reserve Amount for the related payment date, the excess amount will be added to the Available Funds for that payment date.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, in accordance with an instruction from the servicer (based on information contained in the related monthly servicing report), the indenture trustee will distribute any remaining funds in the reserve account to the certificateholders.

The reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables held by the issuing entity exceeds the aggregate outstanding principal amount of the notes. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur. Overcollateralization as of the closing date is expected to be approximately 7.50% of the aggregate starting principal balance of the receivables.

The application of funds according to clause (11) of the first paragraph under “—Distributions—Allocations and Distributions” is designed to increase the level of overcollateralization as of any payment date, (i) on or prior to the payment date on which the Class A-2 Notes are paid in full, to a target amount of 13.00% and (ii) with respect to any payment date after the payment date on which the Class A-2 Notes are paid in full, to a target amount of 12.50%, in each case, of the aggregate principal balance of the receivables as of the end of the related collection period, but not less than 2.00% of the aggregate starting principal balance of the receivables. However, if no Class A-2b Notes are issued, the Overcollateralization Target Amount on any payment date will be equal to 12.50% of the aggregate principal balance of the receivables as of the end of the related collection period, but not less than 2.00% of the aggregate starting principal balance of the receivables.

Indenture

Notwithstanding the description of events of default under the indenture and resulting rights of noteholders in this prospectus under the caption “Description of the Trust Documents—Indenture—Events of Default; Rights upon Events of Default,” until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture, until the Class A Notes and the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an event of default under the indenture, and until the Class A Notes, the Class B Notes, and the Class C Notes have been paid in full, the failure to pay interest due on the Class D Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor indenture trustees to be appointed for the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes in order that there be a separate indenture trustee for each class of notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus, subject to the subordination of the Class C Notes to the Class A Notes and the Class B Notes as described in this prospectus, subject to the subordination of the Class D Notes to the Class A Notes, the Class B Notes, and the Class C Notes, and subject to the subordination of the Class E Notes to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, and only the holders of the Class A Notes will have the right to waive events of default under the indenture, waive servicer termination events or direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes, and only the holders of the Class B Notes will have the right to waive events of default under the indenture, waive servicer termination events or direct or consent to any action to be taken, including sale of the receivables, until the Class B Notes are paid in full. Upon repayment of the Class A Notes and the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes, and the holders of the Class C Notes will have the right to waive events of default under the indenture, waive servicer termination events or direct or consent to any action to be taken, including sale of the receivables, until the Class C Notes are paid in full. Upon repayment of the Class A Notes, the Class B Notes, and the Class C Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class D Notes, and the holders of the Class D Notes will have the right to waive events of default under the indenture, waive servicer termination events or direct or consent to any action to be taken, including sale of the receivables, until the Class D Notes are paid in full. Upon repayment of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class E Notes, and the holders of the Class E Notes will have the right to waive events of default under the indenture, waive servicer termination events or direct or consent to any action to be taken, including sale of the receivables, until the Class E Notes are paid in full. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for such class of notes and the successor trustee’s acceptance of that appointment.

Each of the holders of the Class B Notes, the Class C Notes and the Class D Notes, by accepting its respective interest in a Class B Note, Class C Notes or Class D Note, as applicable, will be deemed to have consented to any such delay in payment of interest on the Class B Notes, the Class C Notes and the Class D Notes, and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Events of Default; Rights upon Event of Default

Events of default under the indenture will consist of:

•	a default for five business days or more in the payment of any interest on any note; provided, that, until the outstanding principal amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an event of default; provided, further that, until the aggregate outstanding principal amount of the Class A Notes and the Class B Notes is reduced to zero, a default in the payment of any interest on any Class C Note shall not by itself constitute an event of default; provided, further that, until the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, and the Class C Notes is reduced to zero, a default in the payment of any interest on any Class D Note shall not by itself constitute an event of default;

•	a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the issuing entity, subject to notice and cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

Notwithstanding the foregoing, a delay in or failure of performance referred to under (1) the first and second bullets above for a period of 10 business days or (2) the third and fourth bullets above for a period of 90 business days, shall not constitute an event of default if such delay or failure could not be prevented by the exercise of reasonable diligence by the issuing entity or the indenture trustee, as applicable, and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, each of the issuing entity and the indenture trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the indenture and the issuing entity or the indenture trustee, as applicable, shall provide the indenture trustee (if such delay or failure is a result of a delay or failure by the issuing entity), the owner trustee, the noteholders and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

The indenture generally entitles noteholders to principal only to the extent of amounts deposited in the note distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

If an event of default should occur and be continuing and is actually known by a responsible officer of the indenture trustee, the indenture trustee will mail to each noteholder a notice of the event of default within 90 days after it occurs. However, unless the event of default is caused by a default in the payment of principal of or interest on any note, the indenture trustee may withhold this notice as long as a committee of its officers determines that such withholding is in the interest of the noteholders.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may immediately declare the notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

If the notes are due and payable following an event of default, the indenture trustee may, or at the direction of holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities shall, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party or sell the receivables. The indenture trustee is generally prohibited from selling the receivables following an event of default (other than an event of default related to the payment of principal of or interest on any note) unless:

•	the holders of all the outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to fully pay the outstanding notes; or

•	the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and the indenture trustee obtains the consent of the holders of the Controlling Securities evidencing not less than 66 2/3% of the voting rights of the Controlling Securities.

If the notes have been declared to be due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, the indenture trustee may, but need not, elect to maintain possession of the trust estate. It is the desire of the indenture trustee, the trust and the noteholders that there be at all times sufficient funds for the payment of principal of and interest on the notes, and the indenture trustee shall take such desire into account when determining whether or not to maintain possession of the trust estate.

If an event of default occurs and is continuing with respect to the notes, the indenture trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such notes, unless the indenture trustee is provided with indemnity reasonably satisfactory to it. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, generally, waive any default with respect to the notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

Except for directions by noteholders with respect to dispute resolution, no noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of the Controlling Securities evidencing not less than 25% of the voting rights of the Controlling Securities have made a written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered such indenture trustee indemnity reasonably satisfactory to it;

•	the indenture trustee has for 60 days failed to institute such proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

In addition, the indenture trustee and the holders of notes, by accepting such notes, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If an event of default shall occur, to the extent the indenture trustee has a conflicting interest including, without limitation, affiliation with any underwriter as described in the Trust Indenture Act of 1939, as amended, the indenture trustee shall resign as required thereby.

Material Covenants

The issuing entity may not consolidate with or merge into any other entity, unless the issuing entity meets specific conditions, including that the rating of the notes then in effect would not be reduced or withdrawn by the rating agencies hired by the sponsor to rate the notes as a result of such merger or consolidation.

The issuing entity will make negative covenants. These covenants generally provide that the issuing entity will not:

•	sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

•	permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

The issuing entity will engage only in the activities specified in this prospectus. The issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, the indenture or other related documents.

Annual Compliance Statement

The issuing entity will be required to file annually with the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, will include a statement that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

The indenture requires the indenture trustee, if required by the Trust Indenture Act of 1939, to make available each year to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Modification of Indenture

The issuing entity and the indenture trustee may, with the consent of at least a majority of the outstanding principal amount of the Controlling Securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders, except that the consent of each holder of outstanding notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such note, or reduce its principal amount, interest rate or the redemption price;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the indenture trustee on the trust assets;

•	reduce the percentage of the aggregate amount of the outstanding notes required to consent to supplemental indentures or to waive compliance or defaults;

•	liquidate the receivables when the proceeds of such sale would be insufficient to fully pay outstanding notes; or

•	terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

The issuing entity and the indenture trustee may, without obtaining the consent of the noteholders but with prior notice to the rating agencies hired by the sponsor to rate the notes, execute a supplemental indenture to correct or amplify descriptions of property, evidence succession of the issuing entity, add to the covenants of the issuing entity, convey or transfer property to the indenture trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee, modify provisions necessary under applicable law or correct any manifest error in the terms of the indenture as compared to the terms set forth in this prospectus.

The issuing entity and the indenture trustee may also, without obtaining the consent of the noteholders, execute a supplemental indenture to add any provisions to or change in any manner or eliminate any of the provisions of the indenture or of modify in any manner the rights of such noteholders. Such a supplemental indenture will not materially and adversely affect the interest of any noteholder as evidenced by an officer’s certificate to that effect or, with prior written notice to the rating agencies hired by the sponsor to rate the notes, no notice from any such agencies then rating the notes shall have been received that the amendment will result in a reduction in or withdrawal of its rating.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the trust assets securing the notes upon the delivery to the indenture trustee for cancellation of all such notes or, with some limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of principal and accrued interest on such notes; the payment of all other sums due under the indenture and the delivery to the indenture trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee

The indenture trustee may resign at any time with thirty days’ prior written notice, in which event the servicer will appoint a successor indenture trustee. The issuing entity may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if that indenture trustee becomes insolvent. In those circumstances, the issuing entity will appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Reports to Noteholders

On or prior to each payment date, the indenture trustee will post to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus, a monthly servicing report prepared by the servicer setting forth the following:

(1)	the amount of the distribution allocable to principal of each class of notes;

(2)	the amount of the distribution allocable to interest on each class of notes;

(3)	the aggregate principal balance of the receivables pool as of the last day of the related collection period;

(4)	the aggregate principal amount of, and the note pool factor for, each class of notes as of the last day of the preceding collection period, before and after giving effect to payments of principal under (1) above;

(5)	the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount from that of the prior payment date;

(6)	the number and the aggregate Purchase Amount of receivables repurchased by World Omni Financial Corp. or purchased by the servicer;

(7)	the Noteholders’ First Priority Principal Distributable Amount, if any, for the related payment date;

(8)	the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related payment date;

(9)	the Noteholders’ Third Priority Principal Distributable Amount, if any, for the related payment date;

(10)	the Noteholders’ Fourth Priority Principal Distributable Amount, if any, for the related payment date;

(11)	the Noteholders’ Fifth Priority Principal Distributable Amount, if any, for the related payment date;

(12)	the Noteholders’ Principal Distributable Amount for the related payment date;

(13)	the interest rate (including One-Month LIBOR or the then-current Benchmark, as applicable) for each class of notes for the related payment date;

(14)	the amount of any interest carryover shortfall on the related payment date;

(15)	the balance of the reserve account before and after giving effect to deposits and withdrawals to be made on that payment date;

(16)	the Overcollateralization Target Amount for the related payment date;

(17)	the number and amount of receivables at the beginning and end of the related collection period, the weighted average annual percentage rate of the receivables and the weighted average remaining term of the receivables;

(18)	delinquency, repossession and loss information on the receivables for the related collection period, and whether the Delinquency Trigger occurred;

(19)	a material change in the depositor’s retained interest in the securitization transaction; and

(20)	any amounts payable by the issuing entity to the asset representations reviewer, indenture trustee or owner trustee.

The first report will also disclose the fair value of the certificates as a percentage of the sum of the fair value of the notes and the certificates and the fair value of the certificates as a dollar amount as of the closing date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in “Credit Risk Retention.”

The report will indicate each amount described in clauses (7), (8), (9), (10), (11), (12) and (14) above in the aggregate and as a dollar amount per $1,000 of initial principal amount of a class of notes. DTC will supply these reports to noteholders in accordance with its procedures.

After the end of each calendar year, the indenture trustee will mail, to each person who was a noteholder during the year, a statement (based on information prepared by the servicer) containing certain information needed in the preparation of U.S. federal income tax returns.

Except for notices, reports and other documents expressly required to be furnished to the noteholders by the indenture trustee pursuant to the trust documents, the indenture trustee will not have any duty or responsibility to provide any noteholder with any other information concerning the issuing entity, the servicer or any other parties to any related documents which may come into the possession of the indenture trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

Noteholder Communication

A beneficial owner of notes may send a written request to the issuing entity or to the servicer, on behalf of the issuing entity, stating that such beneficial owner is interested in communicating with other beneficial owners of notes about the possible exercise of rights under the trust documents. A beneficial owner of notes should send its request to World Omni Financial Corp., 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, Attention: General Counsel. The requesting beneficial owner must include in the request a description of the method by which other beneficial owners of notes may contact the requesting beneficial owner. The trust will promptly deliver any such request to the servicer. On receipt of a communication request, the servicer will include in the Form 10-D related to the collection period in which the communication request is received the following information:

•	a statement that the trust received a communication request;

•	the date the request was received;

•	the name of the requesting beneficial owner of notes;

•	a statement that the requesting beneficial owner of notes is interested in communication with other beneficial owners of notes about the possible exercise of rights under the trust documents; and

•	a description of the method by which the other beneficial owners of notes may contact the requesting beneficial owner of notes.

The servicer will bear any costs associated with including the above information in the Form 10-D. The beneficial owners of notes will pay any costs associated with communicating with other beneficial owners, and no other transaction party, including the issuing entity, will be responsible for such costs. The beneficial owners of notes will not be required to indemnify any transaction party, including the issuing entity, in connection with exercising the communication right described under this “—Noteholder Communication” heading.

In order to make a request or demand or to provide notice to the trust, the owner trustee, the indenture trustee, the depositor, the sponsor or the servicer under the trust documents, the requesting party must either be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Evidence as to Compliance

Annually, the servicer will make available to the issuing entity and the indenture trustee an officer’s certificate stating that to the best of such officer’s knowledge the servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the closing date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The servicer also will agree to give the indenture trustee notice of defaults by the servicer under the sale and servicing agreement.

The servicer will also furnish to the issuing entity and indenture trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of receivables.

Noteholders may obtain copies of the statements and certificates by written request addressed to the indenture trustee.

Administration Agreement

World Omni Financial Corp. will serve as the administrator under the administration agreement among the issuing entity, the depositor, the indenture trustee and World Omni Financial Corp. World Omni Financial Corp., as administrator, will perform certain of the administrative duties and additional services of the owner trustee and the issuing entity that are assigned to it under the administration agreement and the other trust documents, as applicable. Significant duties of the administrator will be to monitor the performance of the issuing entity and to advise the owner trustee when action is necessary to comply with the respective duties and obligations of the issuing entity and the owner trustee under the trust documents. Further, on behalf of the issuing entity, the administrator will perform the duties and obligations related to a transition from the then-current Benchmark, including but not limited to the determination of a Benchmark Transition Event and its related Benchmark Replacement Date and any Benchmark Replacement Conforming Changes pursuant to the indenture. In furtherance of the foregoing, the administrator will take any appropriate action that is required to be taken by the issuing entity and/or the owner trustee pursuant to the trust documents. However, the administrator will not take any action with regard to any “material matter,” as defined in the administration agreement, unless the trust documents authorize such action and the administrator has notified the owner trustee of the proposed action within a reasonable time. Except as otherwise noted in the trust documents, the administrator will not be obligated to make any payments to noteholders under any of the trust documents.

Description of the Certificates

The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the issuing entity, will initially be held by the depositor, which may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

In addition to receiving compensation for its services, as separately agreed to between the owner trustee and the administrator, the owner trustee will be indemnified by the administrator for any costs, expenses and disbursements that are imposed on the owner trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the owner trustee. However, the owner trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to discharge liens on the trust estate that result from actions by or claims against it that are unrelated to the ownership or administration of the trust estate, any inaccuracy in its express representations and warranties or its own federal and state taxes. Such compensation and indemnity amounts will be payable by the administrator and, following an event of default and acceleration of the notes, will be payable from Available Funds to the extent not paid by the administrator.

The owner trustee may resign at any time by giving notice to the administrator and the administrator may remove the owner trustee at any time if the owner trustee is not able to legally act under the trust documents, has failed to resign after request of the administrator or if the owner trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the owner trustee, the administrator will appoint a successor owner trustee and will provide notice of the resignation or removal of the owner trustee and the acceptance of appointment by the successor owner trustee to the certificateholders, the noteholders, the indenture trustee and the rating agencies hired by the sponsor. Any successor owner trustee must at all times: (1) be a corporation that satisfies the provisions of Section 12-3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000 and (3) have (or have a parent which has) a long-term rating in any generic rating category which signifies investment grade by each rating agency hired by the sponsor or a rating otherwise acceptable to each such rating agency. Any costs associated with the resignation or removal of the owner trustee will be paid by the administrator.

Indenture Trustee

In addition to receiving reasonable compensation, the issuing entity will cause the indenture trustee to be reimbursed by the administrator for the costs and expenses it incurs in connection with the performance of its duties under the indenture and the administration of the issuing entity. The indenture trustee will be indemnified by the issuing entity or the administrator for any loss, liability or expense it incurs in connection with the performance of its duties under the indenture and the administration of the issuing entity (including reasonable and documented legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the indenture trustee of any indemnification or other obligation of the issuing entity or the administrator). However, the indenture trustee will not be indemnified for any loss, liability, expense or cost determined to have been caused by its own willful misconduct, negligence or bad faith. Such compensation and indemnity amounts will be payable by the administrator and, following an event of default and acceleration of the notes, will be payable from Available Funds to the extent not paid by the administrator.

The indenture trustee may resign at any time by giving thirty days’ prior written notice to the issuing entity. The indenture trustee must resign after an event of default if resignation of the indenture trustee is required under the Trust Indenture Act of 1939. The indenture trustee may be removed by the issuing entity at any time if the indenture trustee fails to comply with section 6.11 of the indenture, is adjudged bankrupt or insolvent or is otherwise incapable of legally acting under the trust documents. The indenture trustee may also be removed by the noteholders if (1) it fails to comply with section 6.11 of the indenture and any noteholder petitions a court of proper jurisdiction to remove the indenture trustee and appoint a successor or (2) upon thirty days’ prior written notice to the indenture trustee, the holders of at least a majority of the outstanding principal amount of Controlling Securities desire to remove the indenture trustee and appoint a new indenture trustee by notifying the indenture trustee and the depositor in writing of their decision and action.

The administrator, on behalf of the issuing entity, will appoint any successor indenture trustee except in the case of the outgoing indenture trustee’s removal by at least a majority of the holders of the outstanding Controlling Securities pursuant to item (2) in the preceding paragraph. Any successor indenture trustee must at all times (1) satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, (2) have a combined capital and surplus of at least $50,000,000 and (3) be rated at least A-1 by S&P, and, if rated by Fitch Ratings, Inc., F-1 by Fitch Ratings, Inc. Any successor indenture trustee will deliver a written acceptance of its appointment to the outgoing indenture trustee and the issuing entity and will deliver a notice of its succession to the Noteholders. Any costs associated with the resignation or removal of the indenture trustee will be paid by the administrator.

Amendments

The requirements of amending the indenture may be found in “Description of the Trust Documents—Indenture—Modification of Indenture.” Generally each of the other trust documents may be amended by the parties to that agreement without the consent of the indenture trustee or the holders of the notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•	after providing prior written notice, no rating agency hired by the sponsor then rating the related securities shall have notified the sponsor that the amendment will result in a reduction in or withdrawal of its rating on the securities of that class; or

•	the delivery by the servicer of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, the depositor, the servicer, the issuing entity and the applicable trustee, with the consent of the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities, unless the interests of the noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing at least a majority of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the notes is required, however, for any amendment that:

•	increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related receivables or distributions to holders of the notes; or

•	reduces the required percentage of the notes which are required to consent to these amendments.

Bankruptcy of the Issuing Entity

Each of the owner trustee, the indenture trustee, the depositor, every certificateholder and every noteholder will covenant on its own behalf that it will not at any time institute against the issuing entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

To the fullest extent permitted by law, the owner trustee will not institute, or consent to the institution of, any proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary Bankruptcy Action against the issuing entity. In addition, while the indenture is in effect, the certificateholders will not take any voluntary Bankruptcy Action against the issuing entity.

Termination

The obligations of the servicer, World Omni Financial Corp., the indenture trustee and the owner trustee pursuant to the trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the noteholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the issuing entity have been distributed in accordance with the trust documents.

Any outstanding notes will be redeemed concurrently with the events specified above. The resulting distribution to the noteholders of proceeds may affect the prepayment rate of the notes.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the Controlling Securities. Holders of senior securities may be the Controlling Securities until they are repaid in full. Notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing persons will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any trust document.

CREDIT RISK RETENTION

The risk retention regulations in 17 C.F.R. Part 246 (“Regulation RR”) require the sponsor to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the receivables. The depositor is a wholly-owned affiliate of World Omni Financial Corp. and will retain the required economic interest in the credit risk of the receivables to satisfy the sponsor’s requirements under Regulation RR. The depositor may transfer the required retained interest to another majority-owned affiliate of World Omni Financial Corp. on or after the closing date in accordance with Regulation RR.

Retained Eligible Horizontal Residual Interest

World Omni Financial Corp. intends to satisfy its obligation to retain credit risk by causing the depositor, its wholly-owned subsidiary, to retain an eligible horizontal residual interest (“EHRI”) in the form of the certificates so long as the notes are outstanding and held by parties that are not majority-owned affiliates of World Omni Financial Corp. However, World Omni Financial Corp. or its majority-owned affiliate will no longer be required to hold the EHRI upon the latest to occur of:

•	the date on which the aggregate principal balance of the receivables is less than or equal to 33% of the aggregate principal balance of the receivables as of the cutoff date,

•	the date on which the aggregate principal amount of the notes is less than or equal to 33% of the initial aggregate principal amount of the notes on the closing date, and

•	two years after the closing date.

World Omni Financial Corp., the depositor and any of their affiliates may not transfer, finance, hedge or pledge the retained interest during this period, except as permitted under Regulation RR.

The certificates are structured to be an EHRI. The fair value of the certificates, as of the closing date, is expected to represent at least 5% of the sum of the fair value of the notes and the certificates on the closing date.

The certificates will evidence the residual interest in the issuing entity and generally represent the right to receive any excess amounts not needed on any payment date to pay the servicing fee, amounts owing the asset representations reviewer, make required payments on the notes and make deposits into the reserve account. Because the certificates are subordinated to each class of notes and are only entitled to amounts not needed on a payment date to make payments on more senior interests issued by the issuing entity or to make other required payments or deposits according to the priority of payments described in “Description of the Trust Documents—Distributions,” the certificates absorb all losses on the receivables before any losses are incurred by the more senior interests issued by the issuing entity. The payments available to the certificates will be primarily dependent on the cash flows of the pool of receivables. For a description of certain material terms of the certificates, including with respect to their payment priority and rights upon an event of default, see “Description of the Trust Documents—Distributions” and “Description of the Trust Documents—Description of the Certificates” in this prospectus. For a description of the credit enhancement available for the notes, including the excess spread and overcollateralization, you should read “Description of the Trust Document—Reserve Account” and “—Overcollateralization.”

The fair value of the notes and the certificates is summarized below. The totals in the table may not sum due to rounding:

Class of Securities	Range of Fair Values (in millions)	Range of Fair Values (as a percentage of the fair values of the notes and the certificates)
Class A Notes	$541.89	72.7% - 72.9%
Class B Notes	$59.56	8.0%
Class C Notes	$37.97	5.1%
Class D Notes	$32.39	4.3% - 4.4%
Class E Notes	$14.39 - $14.51	1.9%
Certificates	$56.94 - $59.37	7.7% - 8.0%
Total	$743.14 - $745.69	100.0%

The sponsor determined the fair value of the notes and the certificates using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs because Level 1 is the most objective whereas Level 3 is the most subjective.

• Level 1 — inputs include quoted prices for identical instruments and are the most observable,

• Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

• Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Class A, Class B, Class C and Class D Notes are categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of each class of such notes is assumed to be equal to the initial principal amount of such class. This reflects the expectation that the final interest rates of the notes will be consistent with the interest rate assumptions below:

Class of Notes	Range of Interest Rates
Class A-1 Notes	2.14000% - 2.24000%
Class A-2a Notes	2.24% - 2.48%
Class A-2b Notes	2.50700% - 2.75700%
Class A-3 Notes	2.06% - 2.31%
Class B Notes	2.25% -2.60%
Class C Notes	2.47% - 2.82%
Class D Notes	2.70% - 3.05%

These interest rates are estimated based on recent pricing of similar transactions and market-based expectations for interest rates and credit risk applicable to the notes.

The fair value of the Class E Notes is calculated at a discount to par by discounting the Class E Notes’ expected cash flow at a yield of 4.118% - 4.368%. The fair value of the Class E Notes and the fair value of the certificates is categorized within Level 3 of the hierarchy as inputs to such fair value calculation are generally not observable. To calculate the fair value of the Class E Notes and the certificates, World Omni Financial Corp. utilized a valuation model. This model forecasts future cash flows from the pool of receivables, the interest and principal payments on each class of notes and the servicing fee. The resulting cash flows to the Class E Notes and the certificates are discounted to present value based on a discount rate that reflects the total loss exposure to these cash flows and current market interest rates. In completing these calculations, World Omni Financial Corp. made the following assumptions:

•	Except as otherwise described in the following bullets, cash flows for the receivables are calculated using the hypothetical pools and related assumptions as described in “Prepayment and Yield Considerations—Weighted Average Life of the Securities.”

•	The issuing entity issues Class A-1 Notes with an initial principal amount of $120,000,000, Class A-2 Notes with an initial principal amount of $292,000,000 (consisting of Class A-2a Notes with an initial principal amount of $146,000,000 and Class A-2b Notes with an initial principal amount of $146,000,000), Class A-3 Notes with an initial principal amount of $129,890,000, Class B Notes with an initial principal amount of $59,560,000, Class C Notes with an initial principal amount of $37,970,000, Class D Notes with an initial principal amount of $32,390,000, and Class E Notes with an initial principal amount of $16,750,000.

•	Interest accrues on the notes at either end of the range of the rates described above. Interest does not accrue and is not paid with respect to the Class E Notes. In determining the interest payments on the floating rate Class A-2b notes, One-Month LIBOR is assumed to reset consistent with the applicable forward rate curve as of September 17, 2019, and no Benchmark Transition Event has occurred.

•	Receivables prepay at a 1.50% ABS rate as described in one of the various prepayment scenarios set forth in “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and proceeds related to prepayments equal the outstanding principal balance of the related receivable.

•	A projected net loss rate as a percentage of the aggregate principal balance of the receivables as of the cutoff date of 7.50%, which will assume that 35% of losses occur in each of the first two years after the cutoff date, 20% of losses occur in the third year after the cutoff date and 10% of losses occur in the fourth year after the cutoff date.

•	The recovery rate on charged-off receivables is 50% of the outstanding principal balance of such charged-off receivables, and the time to recovery is 90 days.

•	Cash flows distributable to the holders of the certificates are discounted at 14%.

•	The servicer exercises its clean up call option to purchase the receivables on the first payment date on which the aggregate principal balance of the receivables is equal to 10.00% or less of the aggregate starting principal balance of the receivables.

•	The Overcollateralization Target Amount is, with respect to any payment date, (i) on or prior to the payment date on which the Class A-2 Notes are paid in full, an amount equal to 13.00% and (ii) with respect to any payment date after the payment date on which the Class A-2 Notes are paid in full, an amount equal to 12.50%, in each case, of the aggregate principal balance of the receivables as of the end of the related collection period, but not less than 2.00% of the aggregate starting principal balance of the receivables. However, if no Class A-2b Notes are issued, the Overcollateralization Target Amount on any payment date will be equal to 12.50% of the aggregate principal balance of the receivables as of the end of the related collection period, but not less than 2.00% of the aggregate starting principal balance of the receivables.

World Omni Financial Corp. developed these inputs and assumptions by considering the following factors:

•	Interest rates of the notes — based on current market credit spreads and interest rates and credit spreads for recent prior World Omni Financial Corp. securitization transactions.

•	ABS rate — estimated considering the composition of the receivables and the performance of its prior securitized pools.

•	Cumulative net loss rate, timing curve and recovery rate — reflects a determination by World Omni Financial Corp. and the depositor considering, among other items, the composition of the receivables and financed vehicles, the performance of its prior World Omni Financial Corp. securitized pools and the expected cumulative net loss rate and assumptions as determined by the NRSROs hired by World Omni Financial Corp. to rate the notes.

•	Discount rate applicable to the certificates — reflects a determination by World Omni Financial Corp. and the depositor considering, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests, qualitative factors that consider the subordinate nature of the first-loss exposure, and the rate of return that third-party investors would require to purchase residual interests similar to the certificates.

World Omni Financial Corp. will recalculate the fair value of the certificates following the closing date to reflect any changes in the methodology or inputs and assumptions described above. The sponsor or the depositor will disclose in the first investor report filed on Form 10-D following the closing date any material differences or changes in the variables used, as well as updated information regarding the fair value of the certificates.

In no event shall the indenture trustee or owner trustee have any responsibility to monitor compliance with or enforce compliance with Regulation RR or other rules or regulations relating to risk retention. The indenture trustee or owner trustee shall not be charged with knowledge of such rules, nor shall it be liable to any noteholder or other party for violation of such rules now or hereinafter in effect.

EU RISK RETENTION

For further information on the matters referred to below and the corresponding risks, see “Offering Restrictions—Additional Requirements for Certain European Regulated Persons and Affiliates” in this prospectus.

On the closing date, the sponsor will covenant and agree, with reference to the EU Securitization Rules as in effect and applicable on the closing date, that:

(a)       the sponsor, as “originator” (as such term is defined for the purposes of the Securitization Regulation), will retain, upon issuance of the notes and on an ongoing basis a material net economic interest (the “EU Retained Interest”) in the securitization transaction described in this prospectus, in the form of retention of a first loss tranche as described in option (d) of Article 6(3) of the Securitization Regulation, by holding all the limited liability company interests in the depositor (or one or more wholly-owned special purpose subsidiaries of the sponsor), which in turn will retain the certificates to be issued by the issuing entity, such certificates representing at least 5% of the aggregate nominal value of the receivables in the pool;

(b)       the sponsor will not (and will not permit the depositor or any of its other affiliates to) subject the EU Retained Interest to any credit risk mitigation or hedging, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the EU Retained Interest, except, in each case, to the extent permitted in accordance with the EU Securitization Rules;

(c)       the sponsor will not change the retention option or method of calculating the EU Retained Interest while any of the offered notes are outstanding, except under exceptional circumstances in accordance with the EU Securitization Rules; and

(d)       the sponsor will provide ongoing confirmation of its continued compliance with its obligations in the foregoing clauses (a), (b) and (c), (i) in or concurrently with the delivery of each monthly servicing report to noteholders, (ii) upon the occurrence of any event of default and (iii) from time to time upon request by any noteholder in connection with (x) any change in the structural features of the securitization transaction described in this prospectus that could materially impact the performance of the notes, (y) any change in the performance of the securitization transaction described in this prospectus or of the receivables which, in any case, could materially impact the performance of the notes, or (z) any material breach of the trust documents.

The EU Securitization Rules provide that an entity shall not be considered an “originator” within the meaning of such rules if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see, in particular, “World Omni Financial Corp.,” “World Omni Financial Corp’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer” in this prospectus for information with regard to the sponsor’s business and related operations.

While the securitization transaction described in this prospectus is structured to comply with the net economic interest retention requirement of the Securitization Regulation as provided in paragraph (a) above, none of the parties to the transactions described herein makes any representation that retention of the EU Retained Interest as described above or any other aspect of the transaction satisfies the Securitization Regulation, and any such determination must be made independently by each prospective investor. Each prospective investor is required, where relevant, to independently assess and determine the scope and applicability of the EU Securitization Rules, and (if applicable) whether the agreement by the sponsor to retain the EU Retained Interest as described above and in this prospectus generally, and the other information in this prospectus and the information to be provided in the monthly reports to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Securitization Rules and any corresponding national measures that may be relevant. None of the sponsor, the depositor, the issuing entity, the underwriters, the indenture trustee, the owner trustee, their respective affiliates nor any other party to the transactions described in this prospectus makes any representation that such agreement and such information are or will be sufficient for purposes of any person’s compliance with the EU Securitization Rules.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the asset representations reviewer or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the indenture trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the asset representations reviewer or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The asset representations reviewer is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the indenture trustee or the owner trustee. However, the asset representations reviewer and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the indenture trustee, the owner trustee, or affiliates of any of them, that are distinct from its role as asset representations reviewer, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

MUFG Securities Americas Inc., an underwriter for the notes, and MUFG Union Bank, N.A., the Indenture Trustee, are affiliates and engage in transactions with each other involving securitizations.

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail installment sale contracts and loans.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each payment date out of Available Funds.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Asset representations reviewer annual fee(1) plus expenses and indemnity amounts	$5,000 each year	Asset representations reviewer	First priority, to the extent not paid by the servicer

Asset representations reviewer review fee(1)	$200 for each Review Receivable on completion of a review	Asset representations reviewer	First priority, to the extent not paid by the servicer

Servicing Fee(2)(3)	One-twelfth of 1.25% of the aggregate principal balance of the receivables as of the first day of the related collection period.(4)	Servicer	The Servicing Fee for the related payment date and any previously unpaid Servicing Fee will reduce the Available Funds available for distribution.

Indenture trustee fee(5) plus expenses and indemnity amounts	$5,000 each year	Indenture trustee	Following an event of default and acceleration of the notes, first priority to the extent not paid by the administrator

Owner trustee fee(6) plus expenses and indemnity amounts	$2,500 each year	Owner trustee	Following event of default an acceleration of the notes, first priority to the extent not paid by the administrator

(1)	Prior to the occurrence of an event of default, the amount of such fees payable prior to required interest and principal payments on the notes will be limited to a maximum amount of $150,000 per calendar year. Following an event of default, however, these fees will be paid prior to required interest and principal payments on the notes without regard to such cap. The annual fee and the review fee payable to the asset representations reviewer may not be changed without the consent of the issuing entity, the asset representations reviewer and holders of the notes evidencing at least a majority of the outstanding principal amount of the controlling securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates.

(2)	The formula for calculating the servicing fee may not be changed without the consent of the depositor, the servicer, the issuing entity, the indenture trustee and holders of the notes evidencing at least a majority of the outstanding principal amount of the controlling securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates. Prior to an event of default and acceleration of notes, the fees, expenses and indemnities of the indenture trustee and the owner trustee will not be paid out of Available Funds on each payment date. Instead, such fees, expenses and indemnities will be paid by World Omni Financial Corp., as administrator, pursuant to the administration agreement.

(3)	The servicer may also receive Supplemental Servicing Fees which fees do not reduce the amount of Available Funds available to noteholders. See “Description of the Trust Documents—Servicing Compensation” in this prospectus.

(4)	The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period being longer than one month.

(5)	The fee payable to the indenture trustee may not be changed without the consent of the issuing entity, the indenture trustee and each noteholder or satisfaction of the rating agency condition.

(6)	The fee payable to the owner trustee may not be changed without the consent of the depositor, the indenture trustee and holders of the notes evidencing at least a majority of the outstanding principal amount of the controlling securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates or satisfaction of the rating agency condition.

SOME LEGAL ASPECTS OF THE RECEIVABLES

The transfer of receivables by World Omni Financial Corp. to the depositor, and by the depositor to the issuing entity, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

The issuing entity will appoint the servicer as custodian of the receivables and all related documents. The servicer will not physically segregate the receivables from the servicer’s other receivables or other receivables that the servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the depositor will reflect the sale and assignment. The receivables will remain in the possession of the servicer (or, with respect to receivables represented by an electronic contract, the control of the servicer) and will not be stamped or otherwise marked to reflect the assignment to the indenture trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a receivable for new value in the ordinary course of its business, without actual knowledge of the issuing entity’s interest, and takes possession of a receivable in tangible form (or obtains “control” of the authoritative copy of the contract in electronic form), this purchaser would acquire an interest in the receivable superior to the interest of the issuing entity.

World Omni Financial Corp., on behalf of itself, and its assigns, will have “control” of an electronic contract under the applicable UCC in effect in each state if the electronic contract comprising the electronic chattel paper is created, stored and assigned in such a manner that (a) there is a “single authoritative copy” of the electronic contract which is unique, identifiable and, except as otherwise provided in clauses (d), (e) and (f), unalterable, (b) the authoritative copy identifies the secured party as the assignee of the electronic contract, (c) the authoritative copy is communicated to and maintained by World Omni Financial Corp. or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can be made only with the participation of World Omni Financial Corp., (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy  and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

The depositor will take no action to perfect the rights of the indenture trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into a Trust Account.

Safekeeping of Chattel Paper

As described in “Description of the Trust Documents—The Servicer” and “—Interests in the Receivables” above, as part of each origination of a receivable represented by a tangible contract, World Omni Financial Corp. is required to maintain possession of each tangible contract and act as custodian for the trust and the indenture trustee with respect thereto.

As described in “World Omni Financial Corp.’s Automobile Finance Business—Electronic Contracts and Electronic Contracting”, as part of each origination of a receivable represented by an electronic contract, World Omni Financial Corp. is required to maintain “control” (as such term is used in Section 9-105 of the applicable UCC) over the “authoritative copy” (as such term is used in Section 9-105 of the applicable UCC) of such contract in a computer system.

World Omni Financial Corp. maintains a process to ensure that World Omni Financial Corp. has possession of a negotiable title for each vehicle. If a receivable has been booked for more than 180 days and World Omni Financial Corp. has not received a negotiable title, that receivable enters a title tracking process. World Omni Financial Corp. associates work with the dealers and state departments of motor vehicles to obtain a negotiable title with the correct owner and lienholder for each contract. Except in those states in which the state maintains electronic titles and World Omni Financial Corp. has elected to use electronic filing, and except in those states in which the title is held by the obligor, paper titles are maintained in account number order in fire resistant cabinets in World Omni Financial Corp.’s fileroom or storage facility. Only authorized World Omni Financial Corp. associates, auditors and other representatives are permitted to access the title files.

When a contract closes, the lien on the title is released and, except in those states in which the title is held by the obligor, the title is mailed to the appropriate party. In states that require the return of the contract, the original contract is returned to the obligor.

Security Interests in the Financed Vehicles

In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the financed vehicles have been titled, a security interest in such financed vehicles is perfected by obtaining the certificate of title to the financed vehicle and notation of the secured party’s lien on the vehicle’s certificate of title.

Each receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.’s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title. The obligors on the receivables will not be notified of the sale from World Omni Financial Corp. to the depositor, or the sale from the depositor to the issuing entity, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the depositor or from the depositor to the issuing entity by amendment of the certificates of title for the financed vehicles or otherwise.

Perfection

World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the depositor, and the depositor will transfer and assign its security interest in the financed vehicles to the issuing entity. Because of the administrative burden and expense, however, neither World Omni Financial Corp. nor the depositor will amend the certificates of title of the financed vehicles to identify the issuing entity as the new secured party.

In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Because the issuing entity is not identified as the secured party on the certificate of title, however, the security interest of the issuing entity in the vehicle could be defeated through fraud or negligence.

Continuation of Perfection

Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, in any such state an obligor may re-register a vehicle only if the secured party surrenders possession of the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession of the title by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under the sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related receivable if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.

Repossession

In the event of default by an obligor, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace or would otherwise violate judicially created limitations on the remedy of self-help repossession. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions. In cases where legal recovery of a vehicle becomes necessary, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice generally must:

•	describe the collateral, the debtor and the secured party;

•	state the method of disposition;

•	describe the debtor’s right to an accounting of the unpaid debt;

•	state the time and place of a disposition or the time after which a disposition is to be made;

•	describe how the debtor may be liable for a deficiency; and

•	provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the financed vehicles generally will be applied as follows: first, to the payment of the outstanding payment balance on the applicable retail installment sale contract; second, to the payment of unpaid finance charges that accrued through the date on which the receivable was charged-off; third, to collection, repossession and vehicle sale expenses; fourth, to the payment of unpaid finance charges that accrued after the date on which the receivable was charged-off; and fifth, to the payment of applicable late charges and fees. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, an obligor may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal unsecured judgment against the obligor for the shortfall, and a defaulting obligor would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exists. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Act, the CFPB’s Regulations B and Z, the Servicemembers Civil Relief Act, the Telephone Consumer Protection Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws.   Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on credit consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the receivables. If the issuing entity were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the noteholders.

The “holder-in-due-course rule” of the FTC subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

The holder-in-due-course rule applies to most of the receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the issuing entity as holder of the receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.’s warranties under the sale and servicing agreement and would create an obligation of World Omni Financial Corp. to repurchase the receivable if World Omni Financial Corp. had knowledge of the underlying violation of law at the time of its sale under the sale and servicing agreement unless the breach is cured. We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the FTC requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” which explains the warranty coverage, if any, for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer’s guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a receivable were successful in asserting any claim or defense, the servicer could pursue on behalf of the issuing entity any reasonable remedies against the seller or the manufacturer of the vehicle.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and leases.  World Omni Financial Corp. is subject to the CFPB’s supervisory and enforcement authority.   In this capacity, the CFPB can conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws and has authority to impose regulatory fines and mandate changes to World Omni Financial Corp.’s business products, policies and procedures and order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  World Omni Financial Corp. and the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

The CFPB also has enforcement authority to conduct investigations (which may include a joint investigation with other agencies and regulators) and initiate enforcement actions for violations of federal consumer financial protection laws.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.

The CFPB and the FTC have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  Both the CFPB and the FTC announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the products, services and operations World Omni Financial Corp. offers, may require World Omni Financial Corp. to cease or alter certain business practices, which could have a material adverse effect on World Omni Financial Corp.’s financial condition, liquidity and results of operations.  World Omni Financial Corp. expects the CFPB’s investigation of, and initiation of enforcement actions against, credit providers, whether on its own initiative or jointly with other agencies and regulators, will continue for the foreseeable future.

CFPB supervision and enforcement actions, if any, may result in monetary penalties, increase World Omni Financial Corp.’s compliance costs, require changes in World Omni Financial Corp.’s business practices, affect World Omni Financial Corp.’s competitiveness, impair World Omni Financial Corp.’s profitability, harm World Omni Financial Corp.’s reputation or otherwise adversely affect World Omni Financial Corp.’s business or result in the issuing entity, as an assignee of receivable, being liable to the related obligor for any violation by the lender or the initial creditor or adversely affect the issuing entity’s ability to enforce its rights related to a receivable.

Any licensing requirements of the issuing entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  It is possible that, as a result of not being properly licensed under a state or local law, the issuing entity could be subject to liability or other adverse consequences.

Under the sale and servicing agreement, World Omni Financial Corp. will have represented and warranted that, to its knowledge, each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuing entity for violation of any law and the claim materially and adversely affects a receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. if World Omni Financial Corp. had knowledge of such failure to comply, and such breach would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured. See “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General

On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under OLA provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni Financial Corp., the depositor, the issuing entity or any of their respective creditors.

Potential Applicability to World Omni Financial Corp., the Depositor and Issuing Entities

There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the issuing entity or the depositor could also be subject to the provisions of OLA as a “covered subsidiary” of World Omni Financial Corp. For the issuing entity or the depositor to be subject to receivership under OLA as a “covered subsidiary” of World Omni Financial Corp. (1) the FDIC would have to be appointed as receiver for World Omni Financial Corp. under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni Financial Corp. If the FDIC is appointed as receiver under OLA, the issuing entity or the depositor will be considered a covered financial company under OLA and the FDIC will have all the powers and rights with regards to the issuing entity or the depositor that it has with regard to a covered financial company under OLA. Because of the novelty of the Dodd-Frank Act and OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni Financial Corp. would have serious adverse effects on the financial stability in the United States. In addition, no assurance can be given that OLA provisions would not apply to World Omni Financial Corp., the issuing entity or the depositor or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA

If the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the issuing entity or the depositor, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which World Omni Financial Corp. or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni Financial Corp.’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni Financial Corp. or its subsidiaries (including the depositor or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity would be delayed and could be reduced.

We will structure the transfers of receivables under the purchase agreement and the sale and servicing agreement with the intent that they would be characterized as legal true sales under applicable state law and that the receivables would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred receivables using its repudiation power. However, if the FDIC were to successfully assert that the transfers of receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the receivables or the noteholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenges were unsuccessful, or that the FDIC would not repudiate a legal true sale, noteholders could suffer delays in the payments on their notes.

Also assuming that the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the issuing entity or the depositor, under OLA, the FDIC’s repudiation power would extend to continuing obligations of World Omni Financial Corp. or that covered subsidiary, as applicable, including its obligations to repurchase receivables for breach of representation or warranty as well as its obligation to service the receivables. If the FDIC were to exercise this repudiation power, noteholders would not be able to compel World Omni Financial Corp. or any applicable covered subsidiary to repurchase receivables for breach of representation and warranty and instead would have a claim for damages against World Omni Financial Corp.’s or that covered subsidiary’s receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their notes. Noteholders would also be prevented from replacing the servicer during the stay. In addition, if the FDIC were to repudiate World Omni Financial Corp.’s obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

In addition, under OLA, none of the parties to the purchase agreement, sale and servicing agreement, the administration agreement and the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni Financial Corp.’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni Financial Corp. or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the issuing entity were to become subject to OLA, the FDIC may repudiate the debt of the issuing entity. In such an event, the noteholders would have a secured claim in the receivership of the issuing entity for “actual direct compensatory damages” as described above, but delays in payments on such series of notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC’s Avoidance Power Under OLA

Under statutory provisions of OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of receivables that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of receivables evidenced by certain written contracts and perfected by the filing of a UCC financing statement against World Omni Financial Corp., the depositor and the issuing entity, as applicable, unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the indenture trustee. If a transfer of receivables were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the receivables.

However, in December 2010, the FDIC Counsel issued an advisory opinion to the effect that the preference provisions of OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA, a transfer of the receivables perfected by the filing of a UCC financing statement against World Omni Financial Corp., the depositor and the issuing entity as provided in the purchase agreement, sale and servicing agreement and indenture would not be avoidable by the FDIC as a preference under OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. On July 6, 2011, the Board of Directors of the FDIC adopted a final rule to further clarify the application of OLA, including a clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the Bankruptcy Code. The final rule conforms to the interpretation provided by the advisory opinion of the FDIC Counsel, except that the FDIC did not address repudiation issues. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the final rule, payments or distributions of principal of and interest on the securities issued by the issuing entity could be delayed or reduced.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s active duty in the military. We refer you to “Risk Factors—Receivables That Fail to Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment” in this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The discussion under this section applies only to offered notes. Set forth below is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the offered notes relevant to the beneficial owner of a note that holds the note as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”) and, unless otherwise indicated below, is a U.S. Person (as defined in the Glossary of Terms). However, this summary does not cover all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership or disposition of the notes by particular investors, and does not address the application of any U.S. federal non-income state, local, foreign or other tax laws. Moreover, the summary does not purport to deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies, dealers in securities, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, REITs, tax-exempt organizations, investors that will hold the notes as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, investors whose functional currency is not the U.S. dollar or dealers in securities. Except as described below, this discussion is directed to prospective purchasers who purchase offered notes in the initial distribution thereof.

The following summary is based upon current provisions of the Internal Revenue Code, the U.S. Department of the Treasury regulations promulgated thereunder, judicial authority, and applicable releases and ruling authority, all of which are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The issuing entity will be provided with an opinion of Kirkland & Ellis LLP, special U.S. federal tax counsel to the issuing entity, regarding certain U.S. federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt with terms similar to those of the notes issued by an entity similar to the issuing entity. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the notes. For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to the issuing entity and the notes and related terms, parties and documents applicable to the issuing entity. The discussion under this section may not address all tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the offered notes.

Characterization of the Notes

The depositor will agree, and the noteholders will agree by their purchase of the offered notes, to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of U.S. federal income tax law is that the economic substance of a transaction generally will determine the U.S. federal income tax consequences of such transaction. In the opinion of Kirkland & Ellis LLP, special U.S. federal tax counsel to the issuing entity, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be characterized as indebtedness, in each case, to the extent such notes are treated as beneficially owned by a person other than the issuing entity or its affiliates for such purposes. The remainder of this discussion assumes that the offered notes are considered debt for U.S. federal income tax purposes. For a discussion of the treatment if the offered notes were not considered debt for U.S. federal income tax purposes, see “—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below.

Classification of the Issuing Entity

Kirkland & Ellis LLP will deliver its opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement and indenture and related documents will be complied with, including that the issuing entity will not make an affirmative election to be treated as a corporation. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the issuing entity were taxable as a corporation for U.S. federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the notes.

The provisions of the Bipartisan Budget Act of 2015 (the “Budget Act”) will apply to the issuing entity if it is classified as a partnership for U.S. federal income tax purposes. Under the Budget Act, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, the exceptions available under the Budget Act (including Treasury regulations promulgated thereunder) so that the persons treated as the issuing entity’s partners, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of these rules. To the extent that the issuing entity is liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership, the persons treated as the issuing entity’s partners are contractually obligated to reimburse the issuing entity in full for the amount paid by the issuing entity in respect of such tax liability.

U.S. Holders

Except as otherwise noted, the following discussion applies to a holder of notes that is a U.S. Person, and, except as set forth below, this discussion does not address the tax consequences of holding a note to any holder who is not a U.S. Person.

The U.S. federal income tax treatment of a partner in a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) that holds a note will depend, among other things, upon whether or not the partner is a U.S. Person. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Original Issue Discount

Under Section 451 of the Internal Revenue Code accrual method U.S. Persons that prepare an “applicable financial statement” generally would be required to include certain items of income, such as original issue discount (“OID”) (but not market discount), into gross income no later than the time such amounts are reflected on such a financial statement. This could result in income recognition differing from that which would otherwise result from the rules described below. On September 5, 2019, the United States Treasury released proposed regulations that would exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including, income subject to the timing rules for OID, income under the contingent payment debt instrument rules, income and gain associated with an integrated transaction, de minimis OID, accrued market discount, and de minimis market discount. These regulations are proposed to apply to taxable years beginning on or after the date the final regulations are published. A taxpayer may generally rely on the proposed regulations for taxable years beginning after December 31, 2017, provided the taxpayer meet certain requirements outlined in the regulations. The discussion below does not address the potential application of these rules on Noteholders, who should consult their tax advisors with regard to interest, OID and premium matters concerning their notes.

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “interest only” or “principal only” notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under U.S. Department of the Treasury regulations relating to debt instruments issued with OID (such regulations, the “OID Regulations”). Finally, the discussion assumes that any OID on the notes, that is, any excess of the principal amount of the notes over their issue price, is de minimis, or less than 0.25% of their principal amount multiplied by the maturity of the notes, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as having been issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

For U.S. federal income tax reporting purposes, the notes may be treated as having been issued with OID. Interest that is not considered qualified stated interest must be accrued under the OID rules. For interest to be qualified stated interest there must be legal remedies available to compel timely payment (at least annually) or the terms of the instrument must make nonpayment or late payment sufficiently remote. Although the interest payments on the Class B Notes, the Class C Notes and the Class D Notes may be deferred under certain circumstances, the issuing entity intends to treat such potential deferral as sufficiently remote for purposes of OID rules and to treat all stated interest on the Class B Notes, the Class C Notes and the Class D Notes as qualified stated interest. The prepayment assumption that will be used in determining the rate of accrual of OID and of market discount and premium, if any, for U.S. federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at a 1.50% absolute prepayment model rate, and there will be no extensions of maturity for any receivables. No representation is made that the receivables or the notes will prepay at that rate or at any other rate or that the interest payments on the Class B Notes, the Class C Notes and the Class D Notes will not be deferred.

Interest Income on the Notes

Based on the above assumptions, except as discussed below, the notes will not be considered as having been issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income for U.S. federal income tax purposes when received or accrued in accordance with the noteholder’s method of tax accounting for such purposes. Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. Unconditionally payable means that reasonable legal remedies exist to compel timely payment or that the terms of the instrument make late payment or non-payment sufficiently remote. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a note that has a fixed maturity date of no more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules. Under the OID regulations, all stated interest on a Short-Term Note will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders generally would be required to report interest income as it accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a note at a sufficient discount to its issue price will be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a note purchases the note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income,

will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount not previously included in income on the note multiplied by a fraction, the numerator of which is the interest or OID, if the note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than the de minimis threshold, which is 0.25% of the remaining principal amount of the note multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to the amount of discount allocated to the distribution.

Amortizable Bond Premium

In general, if a subsequent purchaser acquires a note at a premium, that is for an amount in excess of the amount payable upon the maturity of the note, the noteholder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

Net Investment Income

A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective purchasers of notes who are U.S. Persons should consult their own tax advisors regarding the implications of this tax in their particular circumstances.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Holders

Subject to the discussion of backup withholding and FATCA below, interest paid or accrued to a Non-U.S. Person (as defined in the Glossary of Terms) generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•	is not actually or constructively a “10 percent shareholder” of the sponsor, the issuing entity or the depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the sponsor, the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; and

•	provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on IRS Form W-8BEN (for an individual), IRS Form W-8BEN-E (for an entity), or a similar form or the applicable successor form signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from U.S. federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. The holder in this circumstance should provide an IRS Form W-8ECI or similar form or successor form indicating the income is effectively connected with a United States trade or business of the holder. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding and Information Reporting

Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold the required amount (currently at a rate of 24%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s U.S. federal income tax liability.

Backup withholding is not an additional tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your U.S. federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The issuing entity will report to noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the notes.

Foreign Account Tax Compliance

Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) significantly change the reporting requirements imposed on certain Non-U.S. Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Non-U.S. Person unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. The FATCA withholding tax applies regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The withholding tax under FATCA currently applies with respect to interest payments, and initially was also applicable to gross proceeds from a disposition of debt instruments on or after January 1, 2019. However, proposed Treasury regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to all payments of gross proceeds from the sale, exchange or other disposition of debt instruments occurring on or after January 1, 2019. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon these proposed regulations until the issuance of final regulations. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

Each holder of a note or an interest therein, by acceptance of such note or such interest therein, will be deemed to have agreed to provide to the person from whom it receives payments on the notes (i) properly completed and signed tax certifications, for a U.S. Person, on IRS Form W-9 and, for a non-U.S. Person, on the appropriate IRS Form W-8 (or in either case, an applicable successor form) and (ii) upon request, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The indenture trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a note or an interest therein that fails to comply with the requirements of the preceding sentence.

Possible Alternative Treatment of the Notes

In the opinion of special U.S. federal tax counsel, in the event that any series of notes was not treated as debt for U.S. federal income tax purposes, the series of notes would be characterized for U.S. federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on such series of notes would be treated either as guaranteed payments under Section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the issuing entity, with all other items of the issuing entity’s income, gain, loss, deduction and credit being allocated to the holders of the certificates. Although the U.S. federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under the characterization from the treatment of the notes as debt, the characterization could result in adverse effects for some holders of notes. For example, holders of notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes, plus possibly some other items, even though the issuing entity might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on the issuing entity’s income even if they have not received cash from the issuing entity to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, foreign persons holding the notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the notes might be subject to some limitations on their ability to deduct their share of trust expenses.

Treasury regulations under Section 385 of the Internal Revenue Code address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the issuer.  Under these regulations, in certain circumstances a note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the note is held by a related party that owns equity in the issuer (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership).  Under these regulations, although it is not entirely clear, it is expected that any notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the issuer for U.S. federal income tax purposes.  In this regard, you should consider the discussion in the above paragraph regarding the consequences of such treatment.  Although there is no present intent to sell the certificates, the trust agreement addresses the Treasury regulations under Section 385 of the Internal Revenue Code in order to prevent their application to the notes.  Moreover, the issuing entity will be able to amend the trust agreement and the other trust documents in the future without the consent of noteholders as required to prevent the application of such Treasury regulations to the notes.

Rate of Interest Amendment

The issuing entity may modify a Class A-2b Note in the event the then-current Benchmark is unavailable, which modification will cause the rate of interest on the Class A-2b Notes to be calculated using an alternative method as described under “Description of the Notes—Payments of Interest” herein.  It is intended that the replacement of the then-current Benchmark of the Class A-2b Notes will not be a taxable event for Noteholders of the Class A-2b Notes.  However, a U.S. holder that owns a Class A-2b Note may be deemed to have exchanged such Class A-2b Note immediately prior to such change in the Benchmark for a new Class A-2b Note. This deemed exchange could be treated as either a recapitalization, in which case no gain or loss would be recognized by the U.S. holder that continues to own Class A-2b Notes following such deemed exchange, or as a taxable exchange.  If the deemed exchange was treated as taxable, any gain or loss would be equal to the difference between the issue price of the “new” Class A-2b Notes (which, depending on whether such notes are then treated as traded on an established market, may be the fair market value rather than the principal amount of such notes), and the U.S. holder’s tax basis in the “old” Class A-2b Notes. If U.S. holders are deemed to have exchanged their Class A-2b Notes in a taxable exchange, such U.S. holders would begin a new holding period in their

Class A-2b Notes for purposes of determining whether gain or loss on a further exchange would be long-term or short-term capital gain or loss. Holders of Class A-2b Notes should consult their own tax advisors with respect to the consequences of the setting of an alternative Benchmark.

Tax Shelter Disclosure and Investor List Requirements

U.S. Department of the Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such U.S. Department of the Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the issuing entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the issuing entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

CERTAIN ERISA CONSIDERATIONS

The discussion under the heading “Certain ERISA Considerations” only applies to offered notes. Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, as well as an individual retirement account (“IRA”) and any other plan subject to Section 4975 of the Internal Revenue Code (each a “Benefit Plan”), from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental and church plans may be subject to comparable federal, state or local law restrictions substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of notes for ERISA purposes could change if the issuing entity incurred losses.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the Regulation, Benefit Plan fiduciaries must determine whether the acquisition and holding of the offered notes would result in a prohibited transaction under ERISA or the Internal Revenue Code for which no statutory, regulatory, administrative, or individual prohibited transaction exemption is available. The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the initial purchasers, the depositor, the servicer, the owner trustee or the indenture trustee or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In making the determination of whether the acquisition or holding of notes by or on behalf of a Benefit Plan could give rise to a prohibited transaction, Benefit Plans should consider whether any of the Transaction Parties will act as a fiduciary, or render investment advice for a fee or other compensation, direct or indirect, or has authority to do so, pursuant to ERISA, Section 4975 of the Internal Revenue Code or otherwise, with respect to the acquisition or holding of notes by such Benefit Plan (or by any fiduciary acting on behalf of such Benefit Plan). A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code is available for most transactions where the party in interest or disqualified person is not affiliated with the Benefit Plan sponsor or acting as a fiduciary to the Benefit Plan. In addition, certain class exemptions could offer broader relief for the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house” asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” There may also be certain individual prohibited transaction exemptions that are available.  However, there can be no assurance that any of these exemptions will be available with respect to any particular transaction involving the offered notes. By acquiring an offered note, each purchaser thereof will be deemed to represent that either (i) it is not and will not be and is not acquiring the offered notes on behalf of, or with the assets of any Benefit Plan or any governmental, non-U.S. or church plan or any other employee benefit plan or arrangement that is subject to Similar Law; or (2) that its acquisition and holding of the offered notes will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or Similar Law.

The Class E Notes are not eligible for purchase by Benefit Plans or any plan subject to any Similar Law. By acquiring a Class E Note (or any interest therein), each purchaser thereof will be deemed to represent that it is not and will not be and is not acquiring the Class E Notes with the assets of any Benefit Plan or a plan subject to Similar Law.

A plan fiduciary considering the purchase of notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated October ●, 2019 among World Omni Financial Corp., the depositor, and J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC, as representatives of the underwriters, the depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the notes described opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class B Notes	Class C Notes	Class D Notes
J.P. Morgan Securities LLC	$●	$●	$●	$●	$●	$●
MUFG Securities Americas Inc.	$●	$●	$●	$●	$●	$●
TD Securities (USA) LLC	$●	$●	$●	$●	$●	$●
Barclays Capital Inc.	$●	$●	$●	-	-	-
Total	$120,000,000	$292,000,000	$129,890,000	$59,560,000	$37,970,000	$32,390,000

The Class E Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date, and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of notes may initially be retained by the depositor or one or more affiliates thereof on the closing date. If retained, such retained notes may be sold, subject to certain limitations, from time to time to purchasers, directly by the depositor or its affiliates or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or from the purchases of such retained notes. If such retained notes are sold through underwriters, broker-dealers or agents, the depositor or such affiliate will be responsible for underwriting discounts or commissions or agent’s commissions. Such retained notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The depositor has been advised by the underwriters that they propose initially to offer the offered notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of offered notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of offered notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession	Reallowance
Class A-1 Notes	●%	●%
Class A-2 Notes	●%	●%
Class A-3 Notes	●%	●%
Class B Notes	●%	●%
Class C Notes	●%	●%
Class D Notes	●%	●%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the offered notes if any of such notes are purchased.

The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the depositor do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised World Omni Financial Corp. and the depositor that they intend to act as market makers for the offered notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the offered notes.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the offered notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the offered notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the offered notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

Due to the diverse nature of the business activities of the underwriters and their respective affiliates, the underwriters or their respective affiliates may from time to time have different economic interests in, and different views regarding, the future performance of receivables similar to those in the receivables pool or securities that are backed by similar receivables. The underwriters and their respective affiliates may be holding, buying, or selling interests in similar receivables or related derivatives (e.g., credit default swaps), not originating or limiting origination of similar receivables or taking long or short positions with respect to the securities backed by similar receivables. The interests of the underwriters and their respective affiliates may not be aligned with the interests of noteholders, and such activities may cause or lead to potential conflicts of interests.

World Omni Financial Corp. and the depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

As a Percent of Aggregate Principal Amount of the Offered Notes
Aggregate Price to Public of the Offered Notes	$●	●%
Aggregate Underwriting Discount	$●	●%
Aggregate Proceeds to Depositor	$●	●%
Additional Offering Expenses	$●	●%

In addition to the methods described above, the offering of the offered notes may be made concurrently through more than one of the following methods:

•	by placements by the depositor with investors through dealers; and

•	by direct placements by the depositor with investors.

Each noteholder, by its acceptance of a note, represents that it has, independently and without reliance upon the indenture trustee or any other person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the notes. Each noteholder also represents that it will, independently and without reliance upon the indenture trustee or any other person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the indenture or any other document and in connection with the notes.

Offering Restrictions

Additional Requirements for Certain European Regulated Persons and Affiliates

The EU Securitization Rules impose certain requirements (the “Transaction Requirements”) with respect to originators, original lenders, sponsors and securitization special purpose entities (“SSPEs”) (as each such term is defined for purposes of the Securitization Regulation). Although the Securitization Regulation does not specify the jurisdictional scope of the Transaction Requirements, the sponsor, the depositor and the issuing entity understand them to apply to originators, original lenders, sponsors and SSPEs which are either established in the EU or supervised in the EU pursuant to specified EU financial services legislation (together, “Obliged Entities”). The Transaction Requirements make provision with regard to, among other things: (a) the credit-granting criteria applied to securitized assets; (b) the retention by the originator, the original lender or the sponsor of a securitization, on an ongoing basis, of a material net economic interest in the relevant securitization of not less than 5% in respect of certain specified credit risk tranches or asset exposures; and (c) the disclosure of prescribed information to holders of securitization positions, EU competent authorities and (upon request) potential investors. Failure to comply with the Transaction Requirements may result in regulatory sanctions and remedial measures being imposed on the relevant Obliged Entity.

In addition, the EU Securitization Rules place certain due diligence requirements (the “EU Investor Due Diligence Requirements”) on investments in securitizations (as defined in the EU Securitization Rules) by “EU Institutional Investors,” defined to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager (“AIFM”) as defined in Directive 2011/61/EU that manages or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision (IORP) falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Investor Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR.

The EU Investor Due Diligence Requirements are applicable regardless of whether there is any Obliged Entity party to the relevant securitization, and provide as follows: Prior to investing in (or otherwise holding an exposure to) a securitization, an EU Institutional Investor, other than the originator, sponsor or original lender (each as defined in the Securitization Regulation) must, among other things, (1) to the extent required by the EU Securitization Rules, verify (a) that such of the originator, the original lender, the sponsor or the SSPE as is specified for such purpose is in compliance with the applicable Transaction Requirements, or (b) that (i) where the originator or original lender is established in a third country (that is, not within the EU or the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, (ii) if established in a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the Securitization Regulation, and discloses the risk retention to EU Institutional Investors, and (iii) the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs), and (2) carry out a due-diligence assessment which enables the institutional investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

While holding a securitization position, an EU Institutional Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Failure by an EU Institutional Investor to comply with any applicable EU Investor Due Diligence Requirement with respect to an investment in the offered notes may (where applicable) result in the imposition of a penalty regulatory capital charge on that investment.

Certain aspects of the Transaction Requirements and the EU Investor Due Diligence Requirements are to be further specified in regulatory technical standards to be adopted by the European Commission as delegated regulations. Such regulatory technical standards have not yet been adopted by the European Commission or published in final form. Pending their implementation, certain transitional arrangements are in effect pursuant to the Securitization Regulation. It remains unclear what is and will be required for EU Institutional Investors to demonstrate compliance with certain aspects of the EU Investor Due Diligence Requirements.

The EU Securitization Rules are in force throughout the EU, and are expected also to be implemented in the non-EU member states of the European Economic Area. None of the sponsor, the depositor or the issuing entity is an Obliged Entity.

Notwithstanding that it is not an Obliged Entity, the sponsor proposes, as “originator” within the meaning of the EU Securitization Rules, to retain an economic interest in the securitization transaction described in this prospectus, and to take certain other actions, all in the manner, and on the terms, summarized in “EU Risk Retention” in this prospectus. In addition, with regard to World Omni’s credit-granting criteria and processes, see “World Omni Financial Corp.’s Automobile Finance Business” in this prospectus.

Except as described in the preceding paragraph of this prospectus, no party to the securitization transaction described in this prospectus is required, or intends, to take any action with regard to such transaction in a manner prescribed or contemplated by the EU Securitization Rules, or to take any action for purposes of, or in connection with, compliance by any investor with any applicable EU Investor Due Diligence Requirement. In particular, the securitization transaction described in this prospectus is not being structured so as to ensure compliance by any person with the transparency requirements in Article 7 of the Securitization Regulation.

While the securitization transaction described in this prospectus is structured to comply with the net economic interest retention requirement of the Securitization Regulation as described under “EU Risk Retention” herein, none of the parties to the transactions described herein makes any representation that retention of the EU Retained Interest or any other aspect of the transaction satisfies the Securitization Regulation, and any such determination must be made independently by each prospective investor. Each prospective investor is required, where relevant, to independently assess and determine the scope and applicability of the EU Securitization Rules, and (if applicable) whether the agreement by the sponsor to retain the EU Retained Interest as described in this prospectus, and the information in this prospectus and the information to be provided in the monthly reports to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Securitization Rules and any corresponding national measures that may be relevant. None of the sponsor, the depositor, the issuing entity, the underwriters, the indenture trustee, the owner trustee, their respective affiliates nor any other party to the transactions described in this prospectus makes any representation that such agreement and such information are or will be sufficient for purposes of any person’s compliance with the EU Securitization Rules.

Any failure to comply with the EU Securitization Rules may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of the offered notes. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Securitization Rules or other applicable regulations and the suitability of the offered notes for investment.

European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes.

United Kingdom

Each underwriter has represented and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated, in the United Kingdom, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the servicer, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in “Risk Factors” in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. Other than as required by applicable law, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against World Omni Financial Corp., the depositor, the issuing entity or the servicer, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be material to holders of the notes.

Other than as described in “The Trustees” in this prospectus, each of the indenture trustee and the owner trustee has represented to the trust and the depositor that as of the date of this prospectus, there are no pending legal proceedings, or any other such proceedings known to be contemplated by governmental authorities, involving the indenture trustee and the owner trustee, respectively, that, individually or in the aggregate, would have a material adverse impact on investors in the notes being offered under this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The issuing entity “incorporates by reference” some information it files with the SEC, which means that the issuing entity can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the issuing entity files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The issuing entity incorporates by reference the asset-level data and information included as exhibits to the Form ABS-EE filed or caused to be filed with the SEC by the depositor with respect to the issuing entity by the date of the filing of this prospectus. The issuing entity also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the issuing entity before the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements of the Securities Act). Any Form ABS-15G furnished by the depositor pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

For the time period that the issuing entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the aforementioned periodic reports with respect to that issuing entity will be available to you through our website at http://www.worldomni.com/asset_securities.asp as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The reports to noteholders referenced throughout this prospectus will also be made available through such website.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus is part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents related to an issuing entity will be provided to each person to whom a prospectus is delivered, upon written or oral request directed to our offices at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

LEGAL MATTERS

Some legal matters relating to the securities, including the legality opinion for the notes and certain U.S. federal income tax matters with respect to the offered notes, will be passed upon for the depositor and the servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the offered notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

GLOSSARY OF TERMS TO THE PROSPECTUS

The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

“AIFM” is defined on page 138.

“ARRC” is defined on page 33.

“Asset-Level Data File” is defined on page 65.

“Available Funds” means, generally, with respect to any payment date, the sum of the following amounts with respect to the related collection period:

•	all collections on the receivables;

•	all proceeds of Defaulted Receivables, net of expenses incurred by the servicer in connection with the liquidation of the related financed vehicles and any amounts required by law to be remitted to the obligor on the Defaulted Receivables and all recoveries in respect of Defaulted Receivables;

•	the Purchase Amount of each receivable that was repurchased by the depositor or purchased by the servicer under an obligation that arose during the related collection period;

•	partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

•	amounts in the reserve account in excess of the Required Reserve Amount;

•	investment earnings on funds on deposit in the collection account and the reserve account;

•	any funds received by the indenture trustee (net of any amounts paid to the indenture trustee pursuant to the indenture and to the owner trustee pursuant to the trust agreement) and deposited into the collection account upon an exercise of remedies; and

•	re-deposits into the collection account of amounts available for distribution to certificateholders from the previous payment date, if any.

Available Funds for each payment date will be reduced by the servicing fee for the payment date and any previously unpaid servicing fees. Available Funds for each payment date will not include, and the amount of Available Funds will not be reduced by, the amount of any Supplemental Servicing Fees.

“Bankruptcy Action” means (1) the institution of or the consenting to the institution of any proceeding to have the issuing entity declared or adjudicated bankrupt or insolvent, (2) the filing of a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (3) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the assets of the issuing entity, (4) any assignment for the benefit of the issuing entity’s creditors, (5) causing the issuing entity to admit in writing its inability to pay its debts generally as they become due, and (6) the taking of any other action (or causing the issuing entity to take any action) that would further items (1) through (6).

“Benchmark” is defined on page 82.

“Benchmark Determination Date” is defined on page 82.

“Benchmark Replacement” is defined on page 82.

“Benchmark Replacement Conforming Changes” is defined on page 83.

“Benchmark Replacement Adjustment” is defined on page 82.

“Benchmark Replacement Date” is defined on page 82.

“Benchmark Transition Event” is defined on page 83.

“Benefit Plan” is defined on page 134.

“BNYM Delaware” is defined on page 45.

“CFPB” is defined on page 25.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class A Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

“Class A Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for the payment date and the Class A Noteholders’ Interest Carryover Shortfall, if any, for such payment date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the aggregate outstanding principal amount of the notes of the class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of the class on or prior to the preceding payment date.

“Class A Notes” is defined on page 2.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class B Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

“Class B Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for such payment date and the Class B Noteholders’ Interest Carryover Shortfall, if any, for such payment date.

“Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the aggregate outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class C Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class C Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class C Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

“Class C Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class C Noteholders’ Monthly Interest Distributable Amount for such payment date and the Class C Noteholders’ Interest Carryover Shortfall, if any, for such payment date.

“Class C Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on the Class C Notes at the interest rate for such class on the aggregate outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

“Class D Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class D Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class D Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class D Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

“Class D Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class D Noteholders’ Monthly Interest Distributable Amount for such payment date and the Class D Noteholders’ Interest Carryover Shortfall for such payment date.

“Class D Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on the Class D Notes at the interest rate for such class on the aggregate outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

“Clearstream” is defined on page 2.

“Code” is defined on page 126.

“Compounded SOFR” is defined on page 83.

“Controlling Securities” means (i) the Class A Notes so long as the Class A Notes are outstanding, (ii) after the Class A Notes are no longer outstanding, the Class B Notes so long as the Class B Notes are outstanding, (iii) after the Class A Notes and the Class B Notes are no longer outstanding, the Class C Notes so long as the Class C Notes are outstanding, (iv) after the Class A Notes, the Class B Notes, and the Class C Notes are no longer outstanding, the Class D Notes so long as the Class D Notes are outstanding, and (v) after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer outstanding, the Class E Notes so long as the Class E Notes are outstanding.

“Data Tape” is defined on page 65.

“Defaulted Receivable” means a receivable as to which (a) more than $40 of a scheduled payment is 120 or more days past due in accordance with its terms, (b) the servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first, or (c) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has charged off the remaining principal balance. The principal balance of any receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Delinquency Percentage” is defined on page 91.

“Delinquency Trigger” is defined on page 91.

“Dodd-Frank Act” is defined on page iii.

“DTC” is defined on page 2.

“EEA” is defined on page 24.

“EHRI” is defined on page 113.

“ERISA” is defined on page 134.

“EU” is defined on page 24.

“EU CRR” is defined on page 138.

“EU Institutional Investors” is defined on page 138.

“EU Investor Due Diligence Requirements” is defined on page 138.

“EU Retained Interest” is defined on page 116.

“EU Securitization Rules” is defined on page 24.

“Euroclear” is defined on page 2.

“events of default” has the meaning set forth in “Description of the Trust Documents—Indenture— Events of Default; Rights upon Events of Default.”

“FCA” is defined on page 32.

“FDIC” is defined on page 27.

“FDIC Counsel” is defined on page 124.

“Five-State Area” is defined on page 1.

“FRBNY” is defined on page 33.

“FSMA” is defined on page ii.

“FTC” is defined on page 26.

“Investment Company Act” is defined on page iii.

“Internal Revenue Code” is defined on page 126.

“IRA” is defined on page 134.

“IRS” is defined on page 126.

“JMFE” is defined on page 36.

“LIBOR” is defined on page 32.

“LIBOR Determination Date” is defined on page 81.

“Loan Rule” is defined on page 133.

“MiFID II” is defined on page ii.

“Monthly Remittance Condition” is defined on page 94.

“Non-U.S. Person” means a nonresident foreign corporation or other non-U.S. Person.

“Noteholders’ First Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date.

“Noteholders’ Fifth Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount, the

Noteholders’ Second Priority Principal Distributable Amount, the Noteholders’ Third Priority Principal Distributable Amount and the Noteholders’ Fourth Priority Principal Distributable Amount.

“Noteholders’ Fourth Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount, the Noteholders’ Second Prior ity Principal Distributable Amount and the Noteholders’ Third Priority Principal Distributable Amount.

“Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class A Noteholders’ Interest Distributable Amount for such payment date, the Class B Noteholders’ Interest Distributable Amount, the Class C Noteholders’ Interest Distributable Amount, and the Class D Noteholders’ Interest Distributable Amount for such payment date.

“Noteholders’ Principal Distributable Amount” means, with respect to any payment date, the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the notes as of the day immediately preceding that payment date over (b) the Pool Balance for that payment date minus the Overcollateralization Target Amount for that payment date, provided that on the final scheduled payment date of any class of notes, the Noteholders’ Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate outstanding principal amount of such class of notes to zero.

“Noteholders’ Second Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the Noteholders’ First Priority Principal Distributable Amount.

“Noteholders’ Third Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount and the Noteholders’ Second Priority Principal Distributable Amount.

“notes” is defined on page 2.

“NRSRO” is defined on page 28.

“Obliged Entities” is defined on page 138.

“offered notes” is defined on page 2.

“OLA” is defined on page 27.

“One-Month LIBOR” is defined on page 81.

“Outstanding Amount” means the aggregate principal amount of all notes, or classes of notes, as applicable, outstanding at the date of determination.

“Overcollateralization Target Amount” means, with respect to any payment date, (i) on or prior to the payment date on which the Class A-2 Notes are paid in full, an amount equal to 13.00% and (ii) with respect to any payment date after the payment date on which the Class A-2 Notes are paid in full, an amount equal to 12.50%, in each case, of the aggregate principal balance of the receivables as of the end of the related collection period, but not less than 2.00% of the aggregate starting principal balance of the receivables. However, if no Class A-2b Notes are issued, the Overcollateralization Target Amount on any payment date will be equal to 12.50% of the aggregate principal balance of the receivables as of the end of the related collection period, but not less than 2.00% of the aggregate starting principal balance of the receivables.

“Pool Balance” means, as of any payment date, the aggregate principal balance of the receivables held by the issuing entity as of the last day of the related collection period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the servicer or the depositor, as the case may be for such collection period, and after reduction to zero of the aggregate principal balance of any receivable that became a Defaulted Receivable during the related collection period.

“PRIIPs Regulation” is defined on page iii.

“Prospectus Regulation” is defined on page iii.

“PTCE” is defined on page 134.

“Purchase Amount” means, with respect to a receivable, the amount, as of the close of business on the last day of the collection period as of which that receivable is purchased, required to prepay in full that receivable under the terms thereof including all accrued and unpaid interest to that last day.

“Qualified Investor” is defined on page iii.

“Reference Time” is defined on page 83.

“Regulation” is defined on page 134.

“Regulation RR” is defined on page 113.

“Relevant Governmental Body” is defined on page 83.

“Relevant Member State” is defined on page iii.

“Relevant Persons” is defined on page ii.

“Required Reserve Amount” means, with respect to any payment date, the lesser of (a) 0.50% of the aggregate starting principal balance of all receivables transferred to the issuing entity and (b) the Outstanding Amount.

“Reserve Account Initial Deposit” is defined on page 103.

“Review Receivables” is defined on page 92.

“RMBS” is defined on page 45.

“Rule 193 Information” is defined on page 64.

“Sample” is defined on page 65.

“SEC” is defined on page 25.

“Securities Act” is defined on page 137.

“Securitization Regulation” is defined on page 23.

“Short-Term Note” means a note which has a fixed maturity date not more than one year from the issue date of that note.

“Similar Law” is defined on page 134.

“Simple Interest Receivable” means a receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“SOFR” is defined on pages 33 and 83.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“SSPE” is defined on page 138.

“Supplemental Servicing Fees” is defined on page 96.

“Term SOFR” is defined on page 83.

“Transaction Parties” is defined on page 134.

“Transaction Requirements” is defined on page 138.

“Trust Accounts” means the collection account, the note distribution account and the reserve account.

“UCITS” is defined on page 138.

“UDAAP” is defined on page 25.

“Unadjusted Benchmark Replacement” is defined on page 83.

“U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of the Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•	an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable U.S. Department of the Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect, and have so elected, to be treated as U.S. Persons.

“WOART” is defined on page 36.

“WOSAT” is defined on page 37.

Appendix A

VINTAGE ORIGINATION INFORMATION ABOUT CERTAIN COMPARABLE RECEIVABLES IN WORLD OMNI FINANCIAL CORP.’S ORIGINATED PORTFOLIO

This Appendix A sets forth in tabular and graphic format annual vintage information regarding retail installment sale contracts originated by World Omni Financial Corp. during the last five years, and the period from January 1, 2019 to June 30, 2019 secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649, a used non-Toyota branded vehicle with any or no FICO® score at the time of origination or a new Toyota branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination. Performance data relating to delinquencies, cumulative net losses and prepayments are presented monthly by vintage origination year. There can be no assurance that the performance of the retail installment sale contracts described in this Appendix will correspond to or be an accurate predictor of the performance of the securitized pool described in this prospectus.

WORLD OMNI FINANCIAL CORP.
COMPARABLE VINTAGE POOL CHARACTERISTICS(6)

The following tables set forth information regarding the composition of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, and for the period from January 1, 2019 to June 30, 2019, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649, a used non-Toyota vehicle with any or no FICO® score at the time of origination or a new Toyota branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.

	2014	2015	2016	2017	2018
Aggregate Original Principal Balance ($)	$874,248,206.78	$950,444,580.13	$1,056,253,211.43	$1,084,350,188.10	$930,503,241.11
Avg. Amount Financed	$24,332.66	$24,418.58	$24,865.30	$25,055.46	$26,114.99
Wtd. Original Term to Maturity(1)	71.30	71.82	72.01	72.35	72.55
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Original Terms to Maturity >60 months(2)	87.43%	90.39%	91.63%	93.19%	94.37%
Toyota(2)	91%	89%	87%	85%	86%
Non-Toyota(2)	9%	11%	13%	15%	14%
Wtd. APR(1)	8.59%	9.10%	8.44%	9.03%	9.23%
APR Range	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%	0.00%–19.95%	0.00%–20.00%
Wtd. Avg. FICO®(1)(3)(4)(5)	612	612	614	617	620
Range of Non-Zero FICO®s(3)(4)(5)	402 and 882	395 and 880	377 and 893	383 and 890	378 and 888
New(2)	79%	77%	74%	74%	78%
Used(2)	21%	23%	26%	26%	22%

	As of June 30, 2019	Origination of 76-78 Month Receivables as of June 30, 2019
Aggregate Original Principal Balance ($)	$477,549,468.91	$112,548,629.84
Avg. Amount Financed	$26,524.63	$38,783.13
Wtd. Original Term to Maturity(1)	72.91	78.00
Range of Original Terms to Maturity (In Months)	24 to 75	78 to 78
Original Terms to Maturity >60 months(2)	95.18%	100.00%
Toyota(2)	84%	100%
Non-Toyota(2)	16%	0%
Wtd. APR(1)	9.76%	4.99%
APR Range	0.00%–20.00%	3.79%–6.29%
Wtd. Avg. FICO®(1)(3)(4)(5)	622	760
Range of Non-Zero FICO®s(3)(4)(5)	405 and 890	482 and 879
New(2)	75%	100%
Used(2)	25%	0%

(1)	Weighted by Aggregate Original Principal Balance

(2)	Percent of Aggregate Original Principal Balance

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(6)	Only the period from January 1, 2019 to June 30, 2019 contains retail installment sale contracts with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination. Such information is not applicable or available for the prior origination years.

Geographical InfoRMATION(1)(2)(3)

The following table sets forth information regarding the geographic location of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, and for the period from January 1, 2019, to June 30, 2019, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649, a used non-Toyota vehicle with any or no FICO® score at the time of origination or a new Toyota branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.

	2014		2015		2016
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	$480,698,940.96	55.0%	$508,578,819.60	53.5%	$568,087,727.62	53.8%
Georgia	145,164,179.62	16.6%	161,880,273.94	17.0%	194,244,053.03	18.4%
North Carolina	100,447,798.23	11.5%	112,457,356.27	11.8%	115,715,717.94	11.0%
Alabama	74,054,612.94	8.5%	87,277,798.20	9.2%	99,767,282.26	9.5%
South Carolina	58,649,026.69	6.7%	64,482,617.22	6.8%	61,335,315.72	5.8%
All Others	15,233,648.34	1.7%	15,767,714.90	1.7%	17,103,114.86	1.6%
Total	$874,248,206.78	100.0%	$950,444,580.13	100.0%	$1,056,253,211.43	100.0%

	2017		2018		As of June 30, 2019
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	$587,380,926.46	54.2%	$504,417,860.46	54.2%	$259,802,391.00	54.4%
Georgia	206,526,967.42	19.1%	190,883,605.84	20.5%	96,088,358.28	20.1%
North Carolina	110,438,853.47	10.2%	85,974,186.64	9.2%	42,693,766.37	8.9%
Alabama	98,829,658.16	9.1%	80,812,151.21	8.7%	44,376,247.34	9.3%
South Carolina	64,917,654.43	6.0%	51,853,505.51	5.6%	29,388,131.84	6.2%
All Others	16,256,128.16	1.5%	16,561,931.45	1.8%	5,200,574.08	1.1%
Total	$1,084,350,188.10	100.0%	$930,503,241.11	100.0%	$477,549,468.91	100.0%

	Origination of 76-78 Month Receivables as of June 30, 2019
	Original Principal Balance ($)	% of Original Principal Balance
Florida	$62,651,389.17	55.7%
Georgia	17,371,035.75	15.4%
North Carolina	13,495,706.73	12.0%
Alabama	9,373,065.14	8.3%
South Carolina	8,257,283.92	7.3%
All Others	1,400,149.13	1.2%
Total	$112,548,629.84	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

(3)	Only the period from January 1, 2019 to June 30, 2019 contains retail installment sale contracts with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination. Such information is not applicable or available for the prior origination years.

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649 or a used non-Toyota vehicle with any or no FICO® score at the time of origination.

_______________

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	“Past Due 61+ Days (%)” in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of receivables 61+ days delinquent, and the denominator of which is the applicable aggregate principal balance of the pool of receivables. The aggregate principal balance of the pool of receivables means, as of the close of business on the last day of the related collection period, the sum, for each receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) with respect to the receivables in securitized pools, any payment of the Purchase Amount with respect to the receivable allocable to principal.

2014 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	757,780,574	791	18,800,057	152	3,692,846	44	1,015,246	10	239,073	0.65%
1	736,585,700	778	18,362,515	192	4,498,506	31	735,115	3	91,403	0.72%
2	714,950,759	607	14,248,261	130	3,105,720	27	685,920	2	61,126	0.54%
3	687,953,957	706	16,406,479	98	2,428,523	19	446,404	0	0	0.42%
4	662,346,245	799	18,286,854	157	3,526,760	13	338,196	0	0	0.58%
5	635,138,257	925	20,882,109	193	4,293,513	44	943,579	0	0	0.82%
6	606,526,610	974	22,062,655	222	4,863,430	43	933,031	2	49,587	0.96%
7	580,539,218	1,041	23,651,365	239	5,292,952	41	878,729	4	96,135	1.08%
8	553,521,399	1,062	23,535,259	299	6,628,493	60	1,374,773	12	265,896	1.49%
9	527,410,498	1,058	22,974,342	295	6,640,209	61	1,384,653	8	199,488	1.56%
10	501,188,991	1,066	23,277,679	271	5,921,649	48	1,014,316	9	228,214	1.43%
11	477,363,195	1,110	24,114,010	322	7,208,086	47	1,006,182	1	20,286	1.73%
12	452,749,121	1,144	24,472,643	350	7,582,331	60	1,394,932	3	66,353	2.00%
13	430,323,875	1,138	23,945,955	356	7,539,269	65	1,501,483	10	226,625	2.15%
14	408,609,455	824	17,513,976	197	4,043,778	32	707,347	2	39,149	1.17%
15	388,444,961	823	16,933,139	175	3,584,841	23	444,427	1	25,617	1.04%
16	369,982,624	880	17,959,984	210	4,310,580	18	344,540	1	23,628	1.26%
17	351,050,062	981	20,000,266	217	4,358,490	31	632,918	1	21,527	1.43%
18	333,023,779	1,050	20,758,841	242	4,846,170	22	482,050	1	19,097	1.61%
19	316,521,863	1,114	21,853,873	265	5,173,167	39	829,711	0	0	1.90%
20	300,058,172	964	18,632,652	256	5,115,006	28	505,067	1	4	1.87%
21	285,608,138	981	18,695,399	234	4,462,117	36	729,290	2	19,063	1.82%
22	271,178,155	1,028	19,290,396	228	4,264,665	23	477,165	1	4	1.75%
23	259,153,395	986	18,230,138	269	4,948,253	25	478,811	2	20,487	2.10%
24	246,896,295	1,081	19,313,206	245	4,434,783	46	846,715	3	33,789	2.15%
25	235,041,583	960	17,116,080	250	4,540,409	28	532,537	2	20,327	2.17%
26	224,138,367	879	15,419,381	201	3,585,621	30	581,897	4	47,761	1.88%
27	212,380,738	765	13,380,780	156	2,724,323	17	329,764	1	4	1.44%
28	202,649,841	860	14,658,281	197	3,527,011	20	317,319	4	68,628	1.93%
29	191,913,514	841	13,964,485	176	2,983,510	25	452,304	1	4	1.79%
30	182,018,923	870	14,261,498	170	2,742,638	15	316,475	5	83,719	1.73%
31	172,846,001	891	14,091,837	195	3,224,576	30	466,274	1	4	2.14%
32	163,398,864	884	13,780,969	221	3,514,444	23	341,529	2	23,192	2.37%
33	156,024,179	802	11,973,538	223	3,488,963	36	579,325	2	11,573	2.61%
34	147,907,506	722	10,669,458	156	2,318,046	17	235,090	2	18,828	1.74%
35	140,157,092	764	11,433,519	155	2,363,704	13	210,704	2	12,936	1.85%
36	133,278,687	868	12,659,077	199	2,986,355	27	377,016	2	31,347	2.55%
37	126,118,408	820	11,754,000	218	3,188,253	14	190,416	4	44,995	2.71%
38	119,642,035	704	9,895,142	162	2,304,618	20	276,454	1	4	2.16%
39	112,314,144	672	9,244,300	123	1,754,607	12	154,964	1	12,481	1.71%
40	105,703,167	620	8,315,959	165	2,315,841	14	202,056	1	7,837	2.39%
41	99,189,149	692	9,115,166	150	2,051,246	14	202,275	2	40,292	2.31%
42	93,214,891	721	9,209,668	168	2,213,985	6	76,717	1	9,991	2.47%
43	87,593,992	666	8,179,699	178	2,309,400	9	104,594	0	0	2.76%
44	82,014,391	671	8,068,719	182	2,248,428	18	231,672	0	0	3.02%
45	77,436,226	704	8,137,323	204	2,548,430	20	237,504	3	34,685	3.64%
46	71,996,683	665	7,522,787	192	2,325,880	18	224,886	2	32,838	3.59%
47	67,606,608	633	7,015,919	190	2,128,813	14	190,695	2	33,768	3.48%
48	63,242,529	623	6,578,288	204	2,274,943	22	234,709	1	9,008	3.98%
49	58,758,149	603	6,097,851	174	1,986,812	15	170,074	1	17,238	3.70%
50	54,618,731	560	5,536,687	154	1,602,251	4	39,751	0	0	3.01%
51	50,265,921	518	4,952,907	122	1,264,122	11	109,531	2	36,197	2.80%
52	46,376,773	475	4,435,624	125	1,249,174	5	48,260	0	0	2.80%
53	42,566,346	473	4,241,898	121	1,164,490	7	77,792	1	20,183	2.97%
54	39,387,468	521	4,463,579	141	1,263,751	9	96,386	0	0	3.45%
55	35,953,376	502	4,054,724	125	1,113,819	7	57,062	0	0	3.26%
56	32,884,260	478	3,749,555	137	1,126,773	12	120,334	0	0	3.79%

2015 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	822,503,591	990	24,139,454	240	5,903,118	62	1,433,511	2	58,212	0.90%
1	800,166,558	1,127	27,240,518	340	8,361,897	74	1,861,408	8	207,221	1.30%
2	772,867,156	877	21,084,416	265	6,493,584	41	1,043,534	7	154,344	1.00%
3	743,326,249	906	21,367,560	211	5,107,128	45	1,144,191	1	18,934	0.84%
4	715,700,002	1,016	23,870,729	239	5,474,734	29	737,274	9	240,073	0.90%
5	684,979,405	1,175	27,707,997	293	6,749,087	48	1,080,098	1	24,513	1.15%
6	654,198,670	1,308	30,388,879	339	7,880,135	43	975,872	4	74,826	1.37%
7	624,731,126	1,397	32,274,031	344	7,916,026	67	1,520,715	1	21,795	1.51%
8	594,904,189	1,275	28,939,892	394	8,935,459	44	969,656	1	17,163	1.67%
9	566,884,000	1,305	29,502,087	343	7,623,657	52	1,215,293	0	0	1.56%
10	540,235,493	1,390	30,894,721	369	8,360,928	60	1,347,284	2	44,598	1.81%
11	513,536,051	1,402	30,878,775	406	8,856,738	58	1,357,548	1	22,372	1.99%
12	488,478,833	1,505	32,496,973	407	8,892,529	68	1,443,605	8	186,457	2.15%
13	464,689,761	1,390	30,212,807	436	9,385,492	47	997,119	1	31,088	2.24%
14	444,786,633	1,175	25,427,774	340	7,160,507	43	891,151	3	88,137	1.83%
15	421,858,480	1,068	22,783,328	229	4,769,041	44	921,471	5	138,290	1.38%
16	402,328,286	1,206	25,469,010	304	6,392,983	26	511,310	6	184,487	1.76%
17	382,574,006	1,176	24,248,010	321	6,713,533	40	800,325	2	46,937	1.98%
18	362,989,186	1,303	26,410,023	327	6,670,634	25	543,431	5	89,158	2.01%
19	346,531,327	1,299	25,949,900	353	7,167,062	42	821,243	3	65,957	2.32%
20	328,614,450	1,280	25,451,617	391	7,662,227	46	916,027	1	23,147	2.62%
21	314,548,066	1,189	22,759,669	377	7,307,004	45	885,266	4	80,687	2.63%
22	299,800,343	1,031	19,153,037	248	4,724,804	36	699,803	6	120,964	1.85%
23	286,200,616	1,129	21,270,311	270	4,954,840	36	623,057	2	32,489	1.96%
24	273,770,141	1,302	24,157,529	308	5,773,936	48	903,836	4	97,712	2.47%
25	261,123,483	1,207	22,247,180	382	6,969,995	43	802,304	3	82,740	3.01%
26	249,585,798	1,017	18,841,959	276	4,960,794	44	837,212	3	65,716	2.35%
27	236,946,655	959	17,286,750	223	4,101,274	24	424,951	2	41,571	1.93%
28	225,589,894	947	16,522,089	230	4,238,486	26	440,529	1	31,414	2.09%
29	214,013,464	1,024	17,466,709	249	4,523,778	26	492,594	1	24,560	2.36%
30	203,451,647	1,029	17,593,534	252	4,342,889	20	364,524	1	21,720	2.32%
31	192,909,388	1,059	17,511,708	260	4,381,715	20	380,670	4	82,033	2.51%
32	182,670,938	993	16,203,351	267	4,463,339	25	416,453	0	0	2.67%
33	173,989,249	1,079	17,245,726	300	5,001,705	33	567,683	4	70,586	3.24%
34	164,393,915	1,015	15,837,976	257	4,235,621	34	532,876	2	30,706	2.92%
35	156,057,972	954	14,684,063	293	4,516,541	29	476,163	0	0	3.20%
36	148,432,366	937	14,077,396	322	4,878,957	30	399,843	2	43,602	3.59%
37	140,474,264	902	13,292,388	299	4,445,266	29	442,043	1	13,696	3.49%
38	133,159,072	807	11,684,079	227	3,291,165	22	317,406	0	0	2.71%
39	125,373,032	774	10,863,937	207	2,955,112	18	239,348	0	0	2.55%
40	118,936,502	736	10,335,890	210	2,978,422	19	229,732	3	61,487	2.75%
41	111,792,650	742	10,111,241	198	2,663,077	19	289,128	0	0	2.64%
42	105,656,275	789	10,371,356	236	3,296,867	21	295,859	0	0	3.40%
43	99,447,009	765	9,945,043	196	2,534,834	25	341,904	0	0	2.89%
44	93,386,269	782	9,684,914	204	2,592,437	17	191,947	0	0	2.98%

2016 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	919,917,543	1,210	29,505,910	287	7,117,060	67	1,596,717	7	197,139	0.97%
1	892,879,176	1,208	29,499,072	400	9,642,169	59	1,445,583	5	138,345	1.26%
2	866,869,626	1,128	28,193,095	346	8,415,522	46	1,147,638	2	40,830	1.11%
3	835,503,088	1,191	29,203,088	269	6,624,151	41	968,364	2	51,868	0.91%
4	807,705,862	1,298	31,292,634	373	9,240,226	43	1,021,096	6	127,809	1.29%
5	775,185,982	1,317	31,793,175	362	8,794,241	60	1,470,175	4	87,648	1.34%
6	743,089,346	1,463	34,533,212	394	9,635,514	33	793,920	11	257,537	1.44%
7	712,249,759	1,545	36,138,874	463	10,779,069	54	1,367,288	3	65,355	1.71%
8	679,371,254	1,598	36,801,308	489	11,280,332	75	1,702,929	3	87,564	1.92%
9	653,051,671	1,396	32,226,592	472	10,466,096	87	2,099,559	10	251,419	1.96%
10	624,148,566	1,296	29,326,281	371	8,466,544	57	1,195,887	13	362,048	1.61%
11	596,695,802	1,436	32,125,658	358	8,060,256	53	1,186,834	4	118,739	1.57%
12	571,898,037	1,728	38,729,883	454	9,905,492	74	1,709,208	8	184,773	2.06%
13	544,633,489	1,575	34,984,399	549	12,014,679	65	1,510,801	5	142,116	2.51%
14	521,155,747	1,337	29,641,864	448	10,027,055	53	1,195,328	1	20,394	2.16%
15	496,993,908	1,260	27,595,897	334	7,385,268	60	1,324,186	3	94,151	1.77%
16	473,332,774	1,301	28,014,070	349	7,637,864	31	684,202	6	141,253	1.79%
17	451,196,045	1,404	30,112,516	338	7,272,319	53	1,110,686	1	42,850	1.87%
18	430,512,515	1,455	30,420,459	386	8,369,473	36	779,172	4	75,919	2.14%
19	410,533,197	1,449	29,760,736	351	7,455,127	39	788,372	0	0	2.01%
20	391,087,668	1,372	27,907,741	413	8,398,592	36	741,238	7	165,528	2.38%
21	374,548,092	1,519	30,124,091	468	9,551,993	67	1,416,071	7	176,798	2.98%
22	355,290,014	1,464	28,649,878	415	8,389,305	47	913,329	9	202,451	2.68%
23	338,701,263	1,433	27,556,367	406	8,063,979	49	927,483	2	47,196	2.67%
24	324,122,069	1,482	28,187,915	403	7,647,878	65	1,223,975	5	122,256	2.77%
25	308,952,793	1,310	24,547,570	442	8,476,666	59	1,084,718	3	71,049	3.12%
26	295,229,657	1,168	21,604,899	312	6,032,969	33	564,614	7	164,263	2.29%
27	280,548,157	1,147	20,964,896	291	5,384,852	22	407,350	2	45,136	2.08%
28	267,101,243	1,104	19,777,776	273	5,093,409	20	367,180	2	61,877	2.07%
29	253,040,889	1,143	20,180,776	270	4,689,184	18	362,103	2	48,265	2.02%
30	241,740,639	1,201	20,393,387	362	6,423,378	24	355,862	0	0	2.80%
31	229,696,704	1,215	20,310,332	305	5,422,265	36	588,801	0	0	2.62%
32	217,693,621	1,144	19,082,286	355	5,976,871	35	641,651	3	69,411	3.07%

2017 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	947,360,043	1,213	29,948,729	315	7,998,749	59	1,358,393	3	99,330	1.00%
1	920,809,385	1,268	30,964,691	404	9,958,371	60	1,463,800	5	144,471	1.26%
2	894,964,002	1,087	26,836,406	348	8,546,049	67	1,660,805	5	118,012	1.15%
3	864,125,825	1,124	28,020,946	301	7,042,035	58	1,378,621	7	141,830	0.99%
4	834,213,890	1,192	29,181,411	358	8,561,238	50	1,142,429	7	220,465	1.19%
5	803,705,213	1,327	32,166,602	340	8,175,732	63	1,539,853	2	58,357	1.22%
6	771,627,152	1,426	34,010,745	375	9,163,164	44	1,003,488	9	213,383	1.35%
7	741,926,951	1,512	35,789,235	427	10,130,927	48	1,150,594	2	38,081	1.53%
8	709,295,041	1,445	33,691,250	448	10,464,524	61	1,488,611	8	219,060	1.72%
9	679,639,743	1,630	37,298,432	474	10,668,172	84	1,941,543	17	530,159	1.93%
10	647,964,557	1,538	35,205,201	434	9,719,162	77	1,766,819	16	435,555	1.84%
11	620,797,521	1,582	36,032,995	487	10,885,262	51	1,117,802	5	186,499	1.96%
12	595,282,979	1,656	37,101,788	517	11,482,967	81	1,794,926	10	293,520	2.28%
13	568,157,930	1,552	34,823,094	510	11,471,549	66	1,481,698	12	327,384	2.34%
14	547,360,603	1,376	30,489,532	390	8,914,681	57	1,177,327	9	249,052	1.89%
15	522,968,150	1,316	29,119,736	326	7,302,410	48	1,090,795	1	43,411	1.61%
16	500,924,925	1,295	28,042,829	352	7,875,729	40	895,345	2	55,619	1.76%
17	478,823,849	1,405	30,357,889	351	7,649,629	46	1,002,499	3	99,795	1.83%
18	457,450,325	1,544	32,591,521	461	9,873,501	48	1,026,878	2	48,529	2.39%
19	436,286,497	1,507	31,487,176	432	9,237,303	55	1,125,141	2	74,625	2.39%
20	415,248,442	1,490	30,757,821	445	9,347,879	44	916,870	2	57,664	2.49%

2018 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	811,711,108	940	23,979,040	254	6,297,124	58	1,415,869	10	289,405	0.99%
1	790,684,951	981	25,008,517	309	7,745,042	39	998,324	6	221,497	1.13%
2	769,265,320	887	22,997,579	284	6,986,078	36	899,002	8	191,292	1.05%
3	744,264,154	927	23,736,932	226	5,985,837	44	1,071,785	7	220,663	0.98%
4	718,149,027	960	23,788,305	241	5,849,828	30	816,098	1	25,801	0.93%
5	692,480,627	1,019	25,385,979	280	6,687,858	31	763,299	2	77,370	1.09%
6	666,841,095	1,196	29,264,880	338	8,346,818	42	959,606	1	32,267	1.40%
7	639,235,050	1,225	30,195,070	339	8,146,182	47	1,103,899	3	85,954	1.46%
8	612,670,695	1,227	29,493,910	374	8,880,665	58	1,410,566	4	100,016	1.70%

Delinquency Information. The graph below shows delinquency information for retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649 or a used non-Toyota vehicle with any or no FICO® score at the time of origination.

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649 or a used non-Toyota vehicle with any or no FICO® score at the time of origination.

Collection Period	2014 Originations	2015 Originations	2016 Originations	2017 Originations	2018 Originations
0	0.45%	0.51%	0.57%	0.57%	0.58%
1	0.61%	0.68%	0.76%	0.78%	0.70%
2	0.77%	0.87%	0.99%	1.04%	0.83%
3	0.90%	1.10%	1.23%	1.31%	1.02%
4	1.01%	1.30%	1.41%	1.49%	1.27%
5	1.10%	1.47%	1.62%	1.70%	1.47%
6	1.24%	1.62%	1.84%	1.91%	1.64%
7	1.43%	1.83%	2.07%	2.12%	1.81%
8	1.55%	2.04%	2.33%	2.30%	1.97%
9	1.70%	2.28%	2.55%	2.45%
10	1.91%	2.50%	2.83%	2.68%
11	2.08%	2.76%	2.98%	2.90%
12	2.22%	2.98%	3.17%	3.04%
13	2.39%	3.18%	3.39%	3.16%
14	2.57%	3.40%	3.73%	3.39%
15	2.69%	3.61%	3.95%	3.61%
16	2.79%	3.74%	4.10%	3.77%
17	2.87%	3.88%	4.31%	3.93%
18	2.97%	4.05%	4.45%	4.07%
19	3.07%	4.21%	4.60%	4.24%
20	3.19%	4.35%	4.76%	4.41%
21	3.32%	4.49%	4.86%
22	3.41%	4.65%	5.02%
23	3.56%	4.73%	5.17%
24	3.67%	4.84%	5.30%
25	3.76%	4.96%	5.40%
26	3.84%	5.07%	5.51%
27	3.92%	5.21%	5.63%
28	3.97%	5.28%	5.73%
29	4.03%	5.37%	5.81%
30	4.10%	5.45%	5.88%
31	4.17%	5.52%	5.95%
32	4.24%	5.59%	6.02%
33	4.28%	5.63%
34	4.34%	5.70%
35	4.38%	5.75%
36	4.43%	5.78%
37	4.47%	5.81%
38	4.54%	5.87%
39	4.58%	5.91%
40	4.61%	5.94%
41	4.64%	5.98%
42	4.67%	6.02%
43	4.69%	6.08%
44	4.71%	6.09%
45	4.73%
46	4.75%
47	4.77%
48	4.80%
49	4.82%
50	4.83%
51	4.83%
52	4.84%
53	4.84%
54	4.85%
55	4.87%
56	4.87%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of charged-off accounts, net of sale proceeds (when applicable) and recoveries, as a percentage of the aggregate original principal balance. The aggregate principal balance of the pool of receivables means, as of the close of business on the last day of the related collection period, the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) with respect to the receivables in securitized pools, any payment of the Purchase Amount with respect to the receivable allocable to principal.

Cumulative Net Loss Information. The graph below shows cumulative net loss information for retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649 or a used non-Toyota vehicle with any or no FICO® score at the time of origination.

ABS SPEED (1)

The following table sets forth information regarding prepayments of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649 or a used non-Toyota vehicle with any or no FICO® score at the time of origination.

Collection Period	2014 Originations	2015 Originations	2016 Originations	2017 Originations	2018 Originations
1	1.51%	1.47%	1.65%	1.55%	1.37%
2	1.59%	2.00%	1.58%	1.52%	1.43%
3	2.19%	2.24%	2.08%	1.98%	1.83%
4	2.09%	2.10%	1.81%	1.93%	1.97%
5	2.28%	2.42%	2.24%	2.02%	1.96%
6	2.45%	2.47%	2.25%	2.17%	1.99%
7	2.26%	2.40%	2.19%	2.03%	2.20%
8	2.39%	2.47%	2.38%	2.28%	2.15%
9	2.35%	2.37%	1.92%	2.10%
10	2.40%	2.29%	2.16%	2.28%
11	2.24%	2.34%	2.09%	2.00%
12	2.34%	2.25%	1.92%	1.91%
13	2.20%	2.18%	2.14%	2.06%
14	2.18%	1.88%	1.89%	1.59%
15	2.08%	2.17%	1.97%	1.91%
16	1.95%	1.92%	1.97%	1.76%
17	2.03%	1.98%	1.89%	1.80%
18	1.99%	1.99%	1.81%	1.77%
19	1.88%	1.75%	1.78%	1.79%
20	1.91%	1.91%	1.77%	1.81%
21	1.74%	1.57%	1.55%
22	1.77%	1.68%	1.81%
23	1.53%	1.59%	1.63%
24	1.59%	1.48%	1.47%
25	1.58%	1.54%	1.55%
26	1.49%	1.44%	1.44%
27	1.62%	1.59%	1.56%
28	1.40%	1.48%	1.47%
29	1.56%	1.53%	1.56%
30	1.48%	1.45%	1.30%
31	1.42%	1.47%	1.42%
32	1.49%	1.47%	1.44%
33	1.20%	1.29%
34	1.36%	1.44%
35	1.33%	1.31%
36	1.21%	1.22%
37	1.29%	1.31%
38	1.20%	1.24%
39	1.37%	1.34%
40	1.30%	1.15%
41	1.31%	1.30%
42	1.25%	1.16%
43	1.22%	1.20%
44	1.24%	1.21%
45	1.05%
46	1.28%
47	1.08%
48	1.11%
49	1.18%
50	1.14%
51	1.22%
52	1.16%
53	1.18%
54	1.03%
55	1.16%
56	1.09%

Average	1.61%	1.73%	1.80%	1.91%	1.86%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by a Toyota branded vehicle with a FICO® score at the time of origination between and including 1 and 649 or a used non-Toyota vehicle with any or no FICO® score at the time of origination.

(1) Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued during the five years preceding the date of this prospectus by the total number of series outstanding in such month.

Appendix B

STATIC POOL INFORMATION ABOUT RECEIVABLES IN CERTAIN PREVIOUS SECURITIZED POOLS

This Appendix B sets forth in tabular and graphic format static pool information regarding specified pools of non-prime retail installment sale contracts securitized by the sponsor during the last five years. With respect to the original portfolio characteristics and geographic information described below, the term “securitized pool” refers to the receivables included in the applicable pool of receivables. The original portfolio characteristics and geographic information of each securitized pool described above are based on the securitized pool as of the related cutoff date. The characteristics of the final pool of receivables for that transaction may vary somewhat from the characteristics of the receivables in the applicable securitized pool. The delinquency, cumulative net loss and prepayment speed tables below are based on the final pool of receivables for that transaction. The static pool information in this Appendix B is presented for illustrative purposes only.

WORLD OMNI AUTO RECEIVABLES TRUSTS
ORIGINAL PORTFOLIO CHARACTERISTICS

The following table sets forth information regarding the composition of the receivables in specified pools of non-prime retail installment sale contracts securitized by the sponsor during the last five years and, for comparison purposes, the characteristics of the pool of receivables described in this prospectus, each as of the related cutoff date.

	World Omni Private Near Prime Securitization 2018	WOSAT 2018-1
Closing Date	January 31, 2018	November 14, 2018
Aggregate Starting Principal Balance ($)	$581,480,025.20	$629,617,794.25
Avg. Amount Financed	$23,346.05	$26,069.44
Wtd. Original Term to Maturity(1)	72.53	72.62
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months) (1)	67.41	67.79
Original Terms to Maturity >60 months(2)	94.13%	94.65%
Toyota(2)	88.12%	87.13%
Non-Toyota(2)	11.88%	12.87%
Wtd. APR(1)	9.03%	9.19%
APR Range	0.00%–19.85%	0.00%–20.00%
Wtd. Avg. FICO®(1)(3)(4)(5)	614	619
>90% of FICO®s Fall Between(3)(4)(5)(6)	543 and 673	547 and 713
New(2)	76.79%	78.82%
Used(2)	23.21%	21.18%

WOSAT 2019-A
Closing Date	October 9, 2019
Aggregate Starting Principal Balance ($)	$744,382,102.38
Avg. Amount Financed	$27,410.05
Wtd. Original Term to Maturity(1)	73.45
Range of Original Terms to Maturity (In Months)	24 to 78
Wtd. Remaining Term to Maturity (In Months) (1)	67.83
Original Terms to Maturity >60 months(2)	96.02%
Toyota(2)	87.47%
Non-Toyota(2)	12.53%
Wtd. APR(1)	9.05%
APR Range	0.00%–20.00%
Wtd. Avg. FICO®(1)(3)(4)(5)	634
>90% of FICO®s Fall Between(3)(4)(5)(6)	552 and 778
New(2)	79.60%
Used(2)	20.40%

(1)	Weighted by Aggregate Starting Principal Balance.

(2)	Percent of Aggregate Starting Principal Balance.

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(6)	For Example: With respect to WOSAT 2019-A, a 90% FICO® score range of 552-778 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable receivables is composed of obligors with FICO® scores between 552 and 778, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable receivables) exceeding 778 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable receivables) falling below 552.

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Geographical InfoRMATION(1)(2)

The following table sets forth information regarding the geographic location of the receivables in specified pools of non-prime retail installment sale contracts securitized by the sponsor during the last five years and, for comparison purposes, the characteristics of the pool of receivables described in this prospectus, for states with the largest concentrations of receivables.

	World Omni Private Near Prime Securitization 2018		WOSAT 2018-1
	Starting Principal Balance ($)	% of Aggregate Starting Principal Balance	Starting Principal Balance ($)	% of Aggregate Starting Principal Balance
Florida	$316,391,680.83	54.4%	$344,263,092.13	54.7%
Georgia	111,997,355.41	19.3%	129,574,935.73	20.6%
North Carolina	57,591,608.09	9.9%	54,648,074.21	8.7%
Alabama	52,297,023.24	9.0%	56,472,655.31	9.0%
South Carolina	35,135,687.06	6.0%	34,466,378.47	5.5%
All Others	8,066,670.57	1.4%	10,192,658.40	1.6%

Total	$581,480,025.20	100.0%	$629,617,794.25	100.0%

	WOSAT 2019-A
	Starting Principal Balance ($)	% of Aggregate Starting Principal Balance
Florida	$405,233,200.06	54.4%
Georgia	146,035,156.54	19.6%
North Carolina	69,846,321.77	9.4%
Alabama	65,085,688.58	8.7%
South Carolina	47,383,234.68	6.4%
All Others	10,798,500.75	1.5%

Total	$744,382,102.38	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due, including receivables with bankrupt obligors but excluding Defaulted Receivables. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	“Past Due 61+ Days (%)” in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of receivables 61+ days delinquent, and the denominator of which is, the applicable aggregate principal balance of the pool of receivables. The pool balance means, as of the last day of the related collection period, the aggregate principal balance of the receivables held by the related issuing entity as of the last day of the related collection period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the servicer or the depositor, as the case may be for such collection period, and after reduction to zero of the aggregate principal balance of any receivable that became a Defaulted Receivable during the related collection period. The aggregate principal balance of the pool of receivables means, as of the close of business on the last day of the related collection period, the sum, for each receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the receivable allocable to principal.

World omni private near prime securitization 2018

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	563,861,226	537	12,210,932	113	2,622,366	0	0	0	0	0.47%
2	548,416,408	605	13,818,027	139	2,927,704	36	706,650	0	0	0.66%
3	531,936,302	634	14,180,949	187	4,107,091	34	538,241	0	0	0.87%
4	513,194,375	737	16,687,756	197	3,933,639	54	1,072,172	0	0	0.98%
5	493,411,635	797	17,987,980	225	4,771,758	52	778,179	0	0	1.12%
6	474,108,582	874	19,673,546	243	5,314,301	57	1,000,544	0	0	1.33%
7	453,310,460	840	18,163,759	267	5,893,099	59	1,172,753	0	0	1.56%
8	434,968,939	959	20,726,764	295	6,106,619	69	1,435,287	0	0	1.73%
9	414,484,626	895	19,114,462	278	5,843,566	75	1,327,735	0	0	1.73%
10	397,058,177	919	19,821,531	311	6,373,628	59	947,090	0	0	1.84%
11	381,374,799	985	21,052,407	308	6,304,265	77	1,506,076	0	0	2.05%
12	365,208,662	941	20,333,168	309	6,455,436	59	994,540	0	0	2.04%
13	351,666,961	809	17,307,319	250	5,371,517	54	930,619	0	0	1.79%
14	336,072,260	758	16,101,620	212	4,526,631	55	955,606	0	0	1.63%
15	321,808,934	788	16,453,013	227	4,666,097	41	740,450	0	0	1.68%
16	307,555,228	853	17,734,105	237	4,991,740	54	957,281	0	0	1.93%
17	294,390,431	927	19,154,910	307	6,010,195	64	1,200,344	0	0	2.45%
18	280,528,050	929	18,916,407	289	5,705,538	54	909,235	0	0	2.36%
19	266,769,600	925	18,682,493	297	5,703,982	55	984,551	0	0	2.51%

WOSAT 2018-1

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	612,539,564	653	15,494,523	99	2,391,799	1	31,064	0	0	0.40%
2	600,423,303	835	19,839,700	208	4,734,133	36	821,037	0	0	0.93%
3	586,432,303	853	19,995,225	281	6,470,470	51	1,063,004	0	0	1.28%
4	570,434,935	770	18,111,548	249	5,562,496	51	955,144	0	0	1.14%
5	550,751,262	806	18,906,320	210	4,581,985	50	872,149	0	0	0.99%
6	530,011,422	809	18,617,619	225	4,803,352	58	849,210	0	0	1.07%
7	508,245,822	798	18,738,291	235	5,012,747	51	945,158	0	0	1.17%
8	488,355,010	951	21,662,265	270	5,988,834	54	944,777	0	0	1.42%
9	466,325,828	972	22,132,888	275	5,919,119	57	1,058,173	0	0	1.50%
10	445,357,259	992	22,490,579	305	6,483,138	62	1,182,472	0	0	1.72%

Delinquency Information. The graph below shows delinquency information for World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

Collection Period	World Omni Private Near Prime Securitization 2018	WOSAT 2018-1
1	0.01%	0.01%
2	0.07%	0.04%
3	0.22%	0.16%
4	0.48%	0.37%
5	0.74%	0.67%
6	0.98%	0.86%
7	1.21%	1.12%
8	1.50%	1.31%
9	1.76%	1.51%
10	1.99%	1.71%
11	2.22%
12	2.52%
13	2.77%
14	2.93%
15	3.06%
16	3.24%
17	3.39%
18	3.60%
19	3.81%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of Defaulted Receivables, net of recoveries, from the initial collection period through and including the last day of the related collection period, as a percentage of the applicable original aggregate principal balance of the pool receivables as of the related cutoff date. The recoveries for any period equal the total amount recovered during that period on Defaulted Receivables, net of any expenses of the servicer in connection with such receivable for which the servicer has not been previously reimbursed and any amounts required by law to be remitted to the obligor. The aggregate principal balance of the pool of receivables means, as of the close of business on the last day of the related collection period, the sum, for each receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the receivable allocable to principal.

Cumulative Net Loss Information. The graph below shows cumulative net loss information for World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

ABS SPEED(1)

The following table sets forth information regarding prepayments of World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

Collection Period	World Omni Private Near Prime Securitization 2018	WOSAT 2018-1
1	0.37%	1.48%
2	1.42%	0.79%
3	1.60%	1.08%
4	1.93%	1.38%
5	2.09%	1.88%
6	2.07%	2.03%
7	2.28%	2.18%
8	2.04%	2.01%
9	2.31%	2.28%
10	2.01%	2.21%
11	1.83%
12	1.92%
13	1.62%
14	1.91%
15	1.78%
16	1.81%
17	1.71%
18	1.83%
19	1.84%

Average(2)	1.81%	1.73%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

(2)	Numbers may not average due to rounding.

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

(1)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued during the five years preceding the date of this prospectus by the total number of series outstanding in such month.

$688,560,000

World Omni Select Auto Trust 2019-A
Issuing Entity

World Omni Auto Receivables LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor

Asset-Backed Notes
Series 2019-A

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Until ninety days after the date of this prospectus, all dealers effecting transactions in the offered notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

J.P. Morgan	MUFG	TD Securities

Co-Manager of the Class A Notes

Barclays

Underwriters of the Class B Notes, the Class C Notes and the Class D Notes

J.P. Morgan	MUFG	TD Securities

The date of this Prospectus is ●, 2019